As filed with the Securities Exchange Commission on May 26, 2005
                                                       File No. 333-

            U. S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                              FORM SB-2
                       REGISTRATION STATEMENT
                  Under the Securities Act of 1933



                   AEI INCOME & GROWTH FUND 26 LLC
           (Name of small business issuer in its charter)


       Delaware                         6500                  41-2173048
(State of other jurisdiction (Primary Standard Industrial   (IRS Employer
    of incorporation)        Classification Code Number) IdentificationNumber)


1300 Wells Fargo Place        Robert P. Johnson             Copies to:
30 East Seventh Street      1300 Wells Fargo Place       Thomas O. Martin
St. Paul, Minnesota 55101   30 East Seventh Street      Dorsey & Whitney LLP
(651) 227-7333 or          St. Paul, Minnesota 55101    50 South Sixth Street
(800) 328-3519                (651) 227-7333 or              Suite 1500
(Address and telephone        (800) 328-3519            Minneapolis,Minnesota
number of principal      (Name, address, including zip       55402-1498
executive offices and    code and telephone number         (612) 340-8706
intended principal place    of agent for service        Fax (612) 340-7800
of business)                     of process)



    Approximate date of proposed sale to public: As soon as practical after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box.     [ ]


                   CALCULATION OF REGISTRATION FEE
                                  Proposed     Proposed
     Title of        Amount to    Maximum      Maximum    Amount of
    Securities          be        Offering    Aggregated  Registrat
 to be Registered   Registered   Price Per     Offering    ion Fee
                                   Share        Price
Limited Liability 10,000,000 Units $10.00   $100,000,000   $11,770
  Company Units


    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                      AEI INCOME & GROWTH FUND 26

            AN OFFERING OF LIMITED LIABILITY COMPANY UNITS
                          $1,500,000 minimum
                         $100,000,000 maximum
     AEI Income & Growth Fund 26 LLC is a newly formed limited liability company that will acquire commercial properties net leased to creditworthy corporate tenants. Our long-term "net" leases will require the tenants to pay the operating expenses of our properties, including taxes, maintenance and insurance. Although we have not commenced operations, we intend to use the cash raised in this offering to acquire properties in this manner.

 SECURITIES OFFERED  10,000,000 units of limited liability
                     company interest at $10.00 per unit up to a maximum
                     of $100,000,000.
 MINIMUM PURCHASE    500 units for $5,000.
 MINIMUM OFFERING    All subscription proceeds will be placed
                     in a special bank escrow until at least $1,500,000
                     has been received. We will promptly return to
                     investors all subscriptions held in escrow if we do
                     not raise $1,500,000 by  , 2006.
 OFFERING PERIOD     The offering will be open until     ,
                     2006, but we may extend it to           , 2007.
 DEALER MANAGER      AEI Securities, Inc., a company affiliated with our
                     managers, will act as "Dealer Manager" and coordinate the sale of units. AEI Securities will contract with other broker dealers that are members of the NASD to use their "commercially reasonable efforts" to offer and sell the units.

 PROCEEDS TO AEI FUND 26         Per Unit   Total (minimum)
      Public price                $10.00      $1,500,000      100.0%
      Commissions & expenses        0.95         142,500        9.5%
      Other offering expenses       0.50          75,000        5.0%
      Proceeds to AEI Fund 26       8.55       1,282,500       85.5%
      Acquisition expenses          0.20          30,000        2.0%
      Working capital reserve       0.10          15,000        1.0%
      Amount available for
      purchase of properties      $ 8.25      $1,237,500       82.5%

WE ENCOURAGE YOU TO READ THE "RISKS" DESCRIBED ON PAGES 6 TO 11 OF THIS PROSPECTUS. WE BELIEVE THE MOST SIGNIFICANT RISKS INCLUDE THE
FOLLOWING:

     You will not be able to evaluate properties before they are acquired.

     You will be required to rely upon our managers for all facets of our operations, including selection, management and sale of our properties.

     As an investor, you will have the right to vote upon only a limited number of matters.

     We will make substantial payments to our managers regardless of whether we are profitable.

     We may only purchase one property if only the minimum
     ($1,500,000) is raised.

     Because there will be no market for the units, and because restrictions will be placed upon their transfer, you may be unable to resell your units except at a substantial discount from your purchase price.

     Our managers will operate under a number of conflicts of interest.

     We are not a mutual fund or investment company and are not regulated under the federal Investment Company Act.

NEITHER THE SEC NOR ANY STATE SECURITIES ADMINISTRATOR HAS APPROVED THE UNITS OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. WE CANNOT USE PROJECTIONS IN THIS OFFERING AND WE CANNOT MAKE ANY REPRESENTATION, VERBALLY OR IN WRITING, ABOUT THE CASH OR TAX BENEFITS YOU MIGHT RECEIVE FROM INVESTING. WE CANNOT ACCEPT YOUR SUBSCRIPTION FOR UNITS UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU HAVE RECEIVED THIS PROSPECTUS.


                         AEI SECURITIES, INC.
  1300 Wells Fargo Place, 30 Seventh Street East, St. Paul, MN 55101
                    800-328-3519  www.aeifunds.com
                                     , 2005


                          TABLE OF CONTENTS


          Summary                                    Page 3
          Risk Factors                               Page 6
          Who May Invest                             Page 12
          Capitalization                             Page 13
          Estimated Use of Proceeds                  Page 13
          Investment Objectives and Policies         Page 14
          The Properties                             Page 17
          Managers                                   Page 20
          Prior Performance                          Page 24
          Compensation to Managers and Affiliates    Page 27
          Conflicts of Interest                      Page 28
          Cash Distributions and Tax Allocations     Page 31
          Federal Income Tax Considerations          Page 32
          Restrictions on Transfer                   Page 36
          Summary of Operating Agreement             Page 36
          Reports to Investors                       Page 41
          Plan of Distribution                       Page 42
          Sales Materials                            Page 43
          Legal Proceedings                          Page 43
          Experts                                    Page 43
          Legal Opinion                              Page 43
          Financial Statements                       Page 45
          Operating Agreement                        Exhibit A
          Prior Performance Tables                   Exhibit B
          Certain State Suitability Requirements     Exhibit C
          Subscription Agreement                     Exhibit D



                               SUMMARY

AEI FUND 26

     AEI Income & Growth Fund 26 LLC is a limited liability company organized on March 14, 2005. Although we have not commenced operations, we intend to use the proceeds from this offering to acquire a portfolio of income-producing, net leased commercial properties. We will lease these properties under long-term "net" leases that, will generally, require our tenants to pay the operating expenses of the properties. We will operate from the offices of our managers at 1300 Wells Fargo Place, 30 East 7th Street, Saint Paul, Minnesota 55101. Our phone numbers are: (651) 227-7333 (toll-free 800-328-3519).

     Our investment and business objectives are to acquire properties that provide:

      regular rental income;

      stable performance from long-term leases with creditworthy corporate tenants;

      growth in distributable income through rent escalations;

      capital growth through appreciation in property values; and

      "passive" income that can be offset by passive losses from other investments for tax purposes.

     To achieve these objectives we may, from time to time, sell properties and reinvest the proceeds in replacement properties. We cannot assure you that we will achieve these objectives. AEI Fund 26 is not a "tax shelter" and is not intended to shelter any of your taxable income from other sources.

     Our operating agreement requires that the existence of AEI Fund 26 terminate in 2055. It is the intention of our managers, however, to liquidate our properties and dissolve AEI Fund 26 ten to twelve years after we complete all of our property acquisitions. Investors may also dissolve AEI Fund 26 earlier by majority vote.

RISKS

An investment in the units involves a number of risks, including risks related to:

     your inability to evaluate our properties prior to purchase;

     the total reliance you must place upon our managers for our operations;

     your inability to exercise significant voting rights;

     substantial payments we will make to our managers;

     our inability to diversify our assets if only the minimum amount of capital is raised;

     the illiquidity of the units;

     the discount at which any repurchase of units may occur; and

     potential management conflicts of interest.

These and other risks are described under "Risk Factors" starting on Page 6.

PROPERTIES AND PROPERTY ACQUISITION

     Most of the properties we acquire will be leased to corporate tenants in the chain restaurant and retail segments of the real estate market. We may, however, acquire properties in other segments of the real estate market. The properties will be subject to long-term leases (typically 15 to 20 years) with the corporate tenants at, or prior to, the time we purchase them.

     We will acquire all of our properties for cash: we will not use any debt financing to acquire properties. If our managers believe it is advantageous to diversify our portfolio, or if we do not have adequate funds to acquire all of a property, we may acquire properties jointly with other real estate programs sponsored by affiliates of our managers, provided that the other programs and their acquisition terms meet the requirements described under the caption "Investment Objectives and Policies-Joint Venture Investments" of this prospectus.

     We expect many of the properties we acquire will be newly constructed, although we may acquire existing properties. For some corporate tenants, we may advance funds for construction of the improvements (buildings and site work). If we provide construction financing, it will be limited to 30% of the offering proceeds.

     Although we did not own any properties when this prospectus was written, we will supplement this prospectus when we have identified any property we intend to purchase.

THE UNITS

     Each unit of limited liability company interest represents a $10.00 equity interest in AEI Fund 26. Unlike profits and losses from a corporation, which are taxed at the corporate level, profits, gains, losses and tax deductions from AEI Fund 26 are designed to be passed directly through to the investors and be taxed only once, at the investor level. The rental income we generate will normally be treated as passive income for tax purposes.

     We expect to generate non-cash depreciation and amortization expenses that we should be able to deduct over a period of approximately 39 years on a straight line basis for tax purposes. These non-cash deductions should reduce our taxable income in the early years and allow us to make cash distributions in excess of the taxable income allocated to our investors. However, this deferred income will likely be recognized for tax purposes in later years when we sell properties. There are risks to our ability to achieve these tax objectives described in the "Federal Income Tax Considerations" section of this prospectus.

     As an investor and "limited member" of AEI Fund 26, you will have a different interest in our profits, losses and distributions than our managers. In addition, any cash you receive from rents will be allocated and paid in proportions that are different than the cash you might receive from sale or refinancing. Cash distributions will be made as follows:

  1. After deducting operating expenses, rent and other operating income will be paid 97% to investors and 3% to managers.

  2. After provision for reserves and operating expenses, cash from the sale of properties will be paid 99% to investors and 1% to managers. After our investors have received both (i) total cash distributions from property sales equal to their initial investment, plus (ii) a 6.5% annual, uncompounded return on their investment (whether from gains on property sales or rental income), 90% of the cash from the sale or refinancing of our properties will be paid to investors and 10% will be paid to managers.

     We will make quarterly distributions of available cash from interest income, rents, and proceeds from property sales and we anticipate that distributions will commence the first full quarter after proceeds are released from escrow, which must occur before , 2006. Because we expect that the interest income we earn on offering proceeds will be less than the rental income we earn on properties, we expect that distributions per unit in the early years of the Company's operations will be lower than distributions per unit after the proceeds are invested in properties.

THE MANAGERS AND PRIOR PROGRAMS

     This investment program will be managed by AEI Fund Management XXI, Inc., a Minnesota corporation that has no full time employees. AEI Fund Management, Inc., an affiliated asset management company, will provide the management services on behalf of AEI Fund Management
XXI. Robert P. Johnson, President, CEO, director of AEI Fund Management XXI and AEI Fund Management, will serve as special managing member and will be responsible for overseeing the corporate manager's activities. Mr. Johnson is also the sole shareholder of AEI Fund Management and the majority shareholder of AEI Capital Corporation, which is the sole shareholder of AEI Fund Management XXI and AEI Securities.

     The sponsors are using AEI Fund Management XXI as our managing member, rather than AEI Fund Management, which provides most of our services, because AEI Fund Management XXI is an S corporation that produces more efficient tax consequences and because the sponsors believe it is advantageous to AEI Fund 26 to be able to change the entity that provides our services without resorting to the mechanisms in our operating agreement necessary to replace a managing member.

     AEI Fund Management has a staff of 34 professional and support people engaged in real estate syndication, management, acquisition and disposition transactions. It provides management services to eleven publicly syndicated and four privately placed real estate programs that are affiliated with our managers and described in more detail under "Prior Performance" and in Exhibit B. Although our managers believe they have adequate staff, directly or through affiliated entities, to discharge their responsibilities to AEI Fund 26, they are not required by our operating agreement to devote any minimum amount of time to providing services to AEI Fund 26.

     The following chart illustrates the relationship between AEI
Fund 26, our managers and affiliated entities that will provide services to AEI Fund 26:




     [CHART:    Chart depicting organization of the Company
     and relationship with Managing and Special Members]





(1) 97% of cash flow from rents and other operating income, 99% of proceeds from sale of properties until investors receive their investment plus a 6.5% annual return, 90% of sale proceeds after that return.

(2) 3% of cash flow from rents and other operating income, 1% of sales proceeds until investors receive investment plus a 6.5% return, 10% of sales proceeds after that return.

(3) The managers will make only a nominal capital contribution of $1,000.

(4) Reimbursement at cost, including allocated overhead, for services provided.

COMPENSATION TO THE MANAGERS

     In addition to paying our managers for their interests in the profits and losses as managing members of AEI Fund 26, we will reimburse our managers for the following services. These reimbursements will be at their cost:

  1. The organization and offering of units in AEI Fund 26 (estimated at $217,500 at minimum subscription level), the majority of which will be paid to third parties.

  2. The acquisition of properties (estimated at $30,000 at the minimum subscription level).

  3. The administration of Fund 26, including management, leasing, re-leasing and sale of properties (estimated at $50,000 for first
     12 months at the minimum subscription level).

       There are limits to the amount we pay our managers for these reimbursements. The total payments for organization, offering the units and acquiring properties (referred to as "front-end fees"), as well as amounts for providing administrative services to AEI Fund 26, are limited to the manager's cost and to what would be paid an unaffiliated third party. In addition, the amounts we pay for these front-end fees, plus the amount we pay to the managers for overhead and for the costs of persons that control the managers, cannot exceed the following:

     20% of subscription capital raised, plus

     10% of cash flow from operations less the interest in cash flow we pay our managers, plus

     1% of rental income, plus 3% of rental income for the first five years of each lease, plus

     3% of the sales price of properties if the managers provide sales services.

CONFLICTS OF INTEREST

     Because of the affiliation between our managers, AEI Securities, AEI Fund Management and the various public and private programs that these persons and entities have formed and managed, our managers will operate under a number of conflicts of interest arising out of:

     the allocation of their work time between AEI Fund 26 and other programs;

     the absence of arms length negotiation of joint venture arrangements;

     the potential competition with affiliated programs for properties to be purchased;

     the common ownership of AEI Fund 26 and AEI Securities and the absence of an independent "due diligence" investigation by our dealer manager; and

     the reimbursement payments our managers receive, regardless of our profitability.

                            RISK FACTORS

GENERAL RISKS

YOU WILL BE RELYING UPON THE MANAGERS TO SELECT PROPERTIES AND MIGHT NOT LIKE THE PROPERTIES THEY SELECT.

     We had not selected any properties when this prospectus was printed. It is not likely that you will be able to evaluate properties before they are purchased. Although we will supplement this prospectus when we believe that a property will be acquired, you must rely upon the ability of our managers to choose properties. We cannot assure you that the properties our managers select will perform as favorable investments.

YOU WILL NOT HAVE A RIGHT TO A RETURN OF YOUR INVESTMENT IF YOU DO NOT LIKE THE PROPERTIES PURCHASED.

     You will not have a right to withdraw from Fund 26 or to receive a return of your investment if you do not like the properties our managers purchase. We will have a limited unit repurchase program, but that program will not necessarily return your entire investment.

YOU WILL HAVE LITTLE CONTROL OVER OPERATIONS.

     You will have limited voting rights and will have no control over our management and must rely almost exclusively on our managers. Our managers have complete authority to make decisions regarding our day-to-day operations. The managers may take actions with which you disagree. You will not have any right to object to most management decisions unless the managers breach their duties. You will be able to remove the managers only by majority vote of investors or in other limited instances. Our investors will not be able to amend our operating agreement in ways that adversely affect our managers without their consent.

THERE WILL NOT BE A MARKET FOR YOUR UNITS AND THERE WILL BE RESTRICTIONS PLACED ON THEIR TRANSFER.

     We are required to place significant restrictions on the transfer of units to avoid being taxed as a corporation. That means that you will be required to receive approval from the managers before reselling or transferring your units. The managers are required to refuse a transfer when it would adversely affect our tax status. We will also require, as a condition to the transfer of any units, that you be fully apprised by any purchaser of the apparent value of your units, including the most recent redemption price. We will require you to confirm your understanding of this value to us in writing. We will provide this information to you if the purchaser does not. Our operating agreement provides that, if you agree to sell or transfer your units before this information is provided to you, the managers may conclude that the transfer agreement is void. Our operating agreement also provides that you must notify us when you agree to sell your units and that AEI Fund 26 will have a right to purchase your units at the same price by notifying you within 15 days of receipt of your notice. Because of these requirements, there will not be a public market for your units, you may not be able to sell them at the time you desire, and any sale may be at a substantial discount.

ALTHOUGH WE WILL MAINTAIN A REPURCHASE PROGRAM, OUR ABILITY TO REPURCHASE UNITS WILL BE LIMITED BY TAX LAW AND BY OUR CASH NEEDS, AND WILL BE SUBJECT TO OUR MANAGERS' DETERMINATION THAT THE REPURCHASE WILL NOT IMPAIR OUR OPERATING CASH.

     Although we will maintain a unit repurchase plan starting 36 months after the date of this prospectus, the amount of repurchases we may make is limited by tax law, by the provisions of our operating agreement and by our operating cash needs as assessed by our managers. Our operating agreement limits aggregate repurchases in any year to two percent of the units that are outstanding at the beginning of the year. Our manager will also be able to exercise its discretion to make no purchases if it believes that doing so would impair our operating capital. Further, even if repurchases are made, they will be at a discount from asset value and asset value will be determined by our managers. Therefore, we cannot assure you that our repurchase program will provide you with an opportunity to sell your units, or that if it does, you will obtain full value for the units.

YOU WILL NOT HAVE A RIGHT TO A RETURN OF YOUR CAPITAL PRIOR TO THE TERMINATION OF THE PROGRAM.

     Although we intend to dissolve earlier, we are not required to dissolve until 2055 unless you and a majority of the other investors vote to have us dissolve earlier. You will not have a right to redeem your units until we are dissolved. Although we will have a unit repurchase program, that program is limited, provides for discounts that may not provide you with full value for your investment, may be periodically suspended at the discretion of our managers, and is not available if there is not adequate capital to pay for repurchases.

THE RATE OF DISTRIBUTIONS WE MAKE WILL VARY AND WILL DEPEND UPON THE TIMING OF OUR PROPERTY PURCHASES AND SALES.

     Although we intend to make distributions to investors quarterly, the amount we distribute will depend upon the amount of cash flow from operations we generate and whether we have distributable proceeds from properties we have sold. We cannot assure you that we will always have adequate cash flow from either source to cover expenses and also be in a position to make distributions. In the early years of our operations, it is less likely that we will have proceeds from sale of our properties and our distributions will be primarily from rents and interest earned on temporary investment of offering proceeds. We will also not receive rental income until after we have purchased properties. Therefore, a larger portion of our cash flow during the early years will be from interest income. Because we expect the rate of interest we earn will be less than the rental rates we receive, distributions per unit in the early years of operations will likely be lower than in later years.

WE MAY NOT BE ABLE TO DIVERSIFY OUR INVESTMENTS AND THE LACK OF DIVERSIFICATION COULD INCREASE THE RISK THAT WE WILL NOT ACCOMPLISH ALL OF OUR INVESTMENT OBJECTIVES.

     If we raise only $1,500,000, we may purchase only one property and the proportion of our capital spent on organizational and offering costs will be higher. While we intend to diversify our investments, we are under no obligation to do so and may invest in a single property. If we have only one property, or a limited number of properties, our operations will be subject to the increased risks of factors affecting those properties.

PENNSYLVANIA INVESTORS: Because the minimum is less than $5,000,000, you are cautioned to carefully evaluate our ability to accomplish our objectives and to ask about the current amount of subscriptions before you invest.

WE  MAY  BE  FORCED TO DISSOLVE IF BOTH MANAGERS CEASE  TO  EXIST  OR
WITHDRAW.

     If both our managers cease to exist, are removed, withdraw, or are declared bankrupt, AEI Fund 26 may be required to dissolve early. If we are forced to dissolve early, we might be required to sell our properties at disadvantageous prices. We will not carry insurance on the life of Robert Johnson, the special managing member and president of our manager.

WE ARE CURRENTLY DEPENDENT UPON THE KEY PERSONNEL OF OUR MANAGERS AND THE LOSS OF THEIR SERVICES, AND PARTICULARLY THE SERVICES OF ROBERT
P. JOHNSON AND PATRICK W. KEENE COULD HAVE A DETRIMENTAL AFFECT UPON
AEI FUND 26.

     Our success depends to a significant extent upon the continued service of the officers of our managers and their affiliates. The departure of those officers, particularly of Robert P. Johnson, our special managing member and the CEO and President of our managing member, or Patrick W. Keene, the Chief Financial Officer of our Managing Member, could materially adversely affect our operations. We do not maintain, and our managers do not maintain for our benefit, employment agreements with, or key man insurance on, Mr. Johnson or Mr. Keene.

WE ARE REQUIRED TO INDEMNIFY OUR MANAGERS FOR THEIR GOOD FAITH
ACTIONS AND THE INDEMNIFICATION OBLIGATION MAY CAUSE ANY LIABILITY THEY INCUR TO BE PAID BY AEI FUND 26.

     Under our operating agreement our managers are not liable to us for any act or omission that they take in good faith and that they believe is in the best interest of AEI Fund 26, except for acts of negligence or misconduct. Under certain circumstances our managers will be entitled to indemnification from us for losses they incur in defending actions arising out of their position as our managers.

REAL ESTATE INVESTMENT RISKS

WE MIGHT NOT BE SUCCESSFUL IN ACHIEVING OUR INVESTMENT OBJECTIVES IF THERE ARE SIGNIFICANT CHANGES IN THE ECONOMIC AND REGULATORY
ENVIRONMENT AFFECTING REAL ESTATE.

     Our investments in commercial properties will be subject to risks related to national economic conditions, changes in the investment climate for real estate, changes in local real estate market conditions, changes in interest rates, changes in real estate tax rates, governmental rules and fiscal policies, and other factors beyond the control of our managers. Changes in these economic and regulatory factors could cause the value of the properties we hold to decline, cause some of our tenants to default on their lease obligations, reduce any tax benefits we provide to our investors, or otherwise render unattractive some of the ways we do business.

WE FACE COMPETITION FOR THE PURCHASE AND FINANCING OF PROPERTIES FROM ENTITIES WITH SUBSTANTIALLY MORE CAPITAL AT THEIR DISPOSAL, SUCH AS REAL ESTATE INVESTMENT TRUSTS AND TRADITIONAL FINANCING SOURCES, THAT MAY CAUSE US TO HAVE DIFFICULTY FINDING PROPERTIES THAT GENERATE FAVORABLE RETURNS.

     The rental rates that we are able to receive on the properties we purchase depend substantially upon the presence of competition from other property purchasers and, to a certain extent, upon the availability of mortgage financing at similar rates that would allow a tenant to own its property. The availability of these alternative purchasers or sources of financing at lower rates has periodically caused competition for affiliated programs for attractive properties and caused reduction in market rental rates, both of which may adversely affect the performance of a real estate program.

IF WE HAVE DIFFICULTY FINDING ATTRACTIVE PROPERTIES, AND WE ARE
DELAYED IN INVESTING THE PROCEEDS FROM THIS OFFERING, IT IS LIKELY THAT THE RETURNS TO OUR INVESTORS WILL BE REDUCED.

     The amount of proceeds from this offering that we invest at money market rates will produce less income than proceeds invested in properties. Accordingly, the overall return to AEI Fund 26 may be reduced to the extent we are delayed in investing those proceeds in properties.

     If a tenant defaults on its lease we cannot assure you that we will be able to find a new tenant for the vacant property who will pay the same rental rate or that we will be able to sell the property without incurring a loss. If a tenant files for bankruptcy we might not be able to quickly recover the property from the bankruptcy trustee. Because we probably could not obtain a new tenant while a property is held by a trustee, the property might not generate rent that covers our expenses associated with the property during this period.

SOME PROPERTIES MAY BE SUITABLE FOR ONLY ONE USE AND MAY BE COSTLY TO REFURBISH IF A LEASE IS TERMINATED.

     Most of the properties we buy will be designed for a particular tenant. If we own a property when the lease terminates and the tenant does not renew its occupancy under the lease, or if the tenant defaults on its lease, the property might not be marketable without substantial capital improvements. Improvements could require the use of cash that would otherwise be distributed to you as an investor. Attempting to sell the property without improvements would also likely result in a lower sales price.

WE COULD LOSE MONEY ON CONSTRUCTION LOANS IF A TENANT DEFAULTS OR FOR OTHER REASONS.

     We intend to advance some funds to some tenants prior to acquisition of a property to assist in financing the construction of the property we will buy. This type of "construction lending" can present risks because cost overruns, non-performing contractors, changes in construction codes and changes in cost can occur during construction that can cause default on the construction loan. If a default occurs, we might be required to foreclose on the construction mortgage. During a period of redemption after foreclosure we would not be able to sell the property and the property would likely not produce income. If we acquire the property through foreclosure, we might not be able to resell the property at a price equal to the principal amount of the loan. If the property is only partially complete at the time we foreclose, we may also need to pay for its completion to enhance its potential sale or rental.

WE CAN REINVEST PROCEEDS FROM SALES OF PROPERTIES IN REPLACEMENT
PROPERTIES WITHOUT YOUR APPROVAL.

     We may, from time to time, sell properties and reinvest the proceeds in replacement net leased properties rather than distributing all of the proceeds to you. You will not have the right to receive all the cash we receive when we sell properties and must rely upon the ability of our managers to find replacement properties in which to reinvest the proceeds. We intend, however, to distribute to investors any net cash gain representing the difference between the sale price and the purchase price of properties. If we provide financing to purchasers, upon the final sale of all our properties, our liquidation and the distribution of cash to you could be delayed until the financing is fully collected.

THE INSURANCE WE PURCHASE FOR OUR PROPERTIES MIGHT NOT BE ADEQUATE TO COVER LOSSES WE INCUR.

     Although our managers will attempt to arrange for comprehensive insurance coverage on our properties, some catastrophic losses may be either uninsurable or not economically insurable. If a disaster occurs, we could suffer a complete loss of capital invested in, and any profits expected from, the affected properties. If uninsured damages to a property occur and we do not have adequate cash to fund repairs, we would likely be forced to sell the property at a loss or to borrow capital to fund the repairs and would mortgage the property to secure the borrowing.

CONFLICT OF INTEREST RISKS

     We will not have any employees and will be dependent upon AEI Fund Management for most of the services required for our operations. Robert P. Johnson, our special managing member, is also the President, CEO, and a director of our managing member, AEI Fund Management and AEI Securities. Further, Mr. Johnson is the sole shareholder of AEI Fund Management, and the majority shareholder of AEI Capital Corporation, which is the sole shareholder of AEI Fund Management XXI and AEI Securities. Our investors will not have any interest in any of these entities and will not be in a position to control their activities. The interlocking interests of our managers and affiliated entities create a number of conflicts of interest that are described in this prospectus under the caption "Conflicts of Interest," including the following.

OUR MANAGERS AND THE SERVICE ENTITIES WITH WHICH THEY CONTRACT WILL PROVIDE SIMILAR SERVICES TO A NUMBER OF AFFILIATED PROGRAMS THAT MAY IMPAIR THEIR ABILITY TO PROVIDE SERVICES TO US.

     AEI Fund Management provides services to eleven similar publicly syndicated and four privately syndicated affiliated programs, many of which have been operating for a number of years. These other programs also acquire, operate and dispose of commercial properties. The time devoted by our managers and AEI Fund Management on the activities of these other entities may conflict with the time required to operate AEI Fund 26. Our operating agreement does not require our managers to devote a minimum amount of time to providing services to AEI Fund 26.

WE MAY BE IN COMPETITION WITH OTHER AFFILIATED REAL ESTATE PROGRAMS FOR THE PURCHASE OR SALE OF PROPERTIES.

     AEI Fund 26 may have cash available for investment in properties at the same time as another affiliated program. Most of these affiliated programs have investment objectives that are similar or identical to the objectives of AEI Fund 26. Because our managers and affiliates will make property purchase decisions for multiple programs, there may be conflicts of interest as to which program should acquire a property. Although the managers have a fiduciary duty to act in the best interest of AEI Fund 26, they have a similar obligation with respect to the affiliated programs. Therefore, we cannot assure you that AEI Fund 26 will always be in the position of purchasing the most favorable properties that are made available to our managers.

IF WE PURCHASE PROPERTIES JOINTLY WITH ANOTHER AFFILIATED PROGRAM, CONFLICTS MAY ARISE IN DECISIONS REGARDING THE OPERATION OR SALE OF THE PROPERTY.

     If we purchase a property jointly with another affiliated program, it is likely that all of the decisions relating to the property will affect both programs. Nevertheless, some operating decisions, such as the term of leases affecting the property or the timing of the sale of a property, may affect one program differently than another. Our managers will be subject to conflicts of interest in making these decisions.

OUR MANAGERS AND THEIR AFFILIATES MAY PURCHASE UNITS FROM US OR FROM OTHER INVESTORS AND THEIR PURCHASES MAY BE AT PRICES THAT ARE LESS THAN THE ASSET VALUE ATTRIBUTABLE TO THE UNITS.

     There are no restrictions, other than tax restrictions, on the ability of our managers or their affiliates to purchase units. Although there will be no trading market for the units, the managers may be in a position to purchase units from other investors at prices that are below the prices we are selling them in this offering and below our asset value per unit.

AEI SECURITIES, THE DEALER MANAGER THAT WILL COORDINATE THE SALE OF THE UNITS AND PERFORM THE DEALER MANAGER'S "DUE DILIGENCE"
INVESTIGATION, IS AN AFFILIATE OF OUR MANAGERS.

     The dealer manager of an offering of securities such as our units is obligated to perform a "due diligence" investigation to confirm the accuracy of the statements made in offering documents. In the case of AEI Fund 26, the dealer manager is an affiliated entity.

WE WILL MAKE PAYMENTS TO OUR MANAGERS FOR THEIR SERVICES WHETHER OR NOT WE ARE PROFITABLE.

     The operating agreement that governs our operations requires us to make payments to our managers for the services they provide whether or not we are profitable. Although the managers are required to act in a manner that is in our best interests, these payments may create conflicts in how the managers deal with us.

WE ARE NOT PROVIDING YOU WITH SEPARATE LEGAL OR ACCOUNTING
REPRESENTATION.

     AEI Fund 26, our investors and our managers are not represented by separate counsel. Although our counsel has given the tax opinion referenced in the "Federal Income Tax Considerations" section of this prospectus, and an opinion that there is legal authority to issue the units, our counsel and accountants have not been retained, and will not be available, to provide other legal counsel or tax advice to individual investors.

FEDERAL INCOME TAX RISKS

THE TIMING OF TAX DEDUCTIONS COULD BE CHALLENGED BASED UPON THE
ALLOCATION OF "BASIS" AMONG PROPERTIES, AND INVESTORS COULD BE
SUBJECTED TO INCREASED TAX.

     The allocations by our managers of the purchase price of properties among buildings, personal property, and the underlying land will affect the amount of deductions we may take because some of these items are depreciable and some are not. These allocations cannot be made until we purchase the properties. We will not seek an opinion of counsel on whether the allocation of purchase price, the rate of depreciation or the timing of deductions is proper. If the Internal Revenue Service successfully challenged these allocations, investors could lose a portion of the deductions and be subject to increased taxable income in the early years of operations.

THE RESALE OF PROPERTIES COULD CAUSE GAINS TO BE TAXED AS ORDINARY
INCOME.

     If we were characterized as a dealer in real estate when properties are sold, gain or loss on sales would be considered ordinary income or loss. Whether we will be characterized as a dealer in real estate is dependent upon future events and the timing of property purchases and sales. We will not seek an opinion of counsel on this issue. Because ordinary income is, in most cases involving individual taxpayers, taxed at higher rates than capital gain, if we were characterized as a dealer there could be an increase in the taxes you will be required to pay on our income, if any, that is allocated to you.

THE INTERNAL REVENUE SERVICE COULD CHARACTERIZE CERTAIN SALE-
LEASEBACK TRANSACTIONS INTO WHICH WE MAY ENTER AS FINANCING
TRANSACTIONS AND NOT AS TRUE LEASES.

     If the IRS were to characterize a sale-leaseback transaction as a financing, investors could be deprived of deductions for depreciation and cost recovery, and income derived from that transaction would not be passive activity income that could potentially be offset by passive activity losses that we generate or that result from your investments in other passive activities.

INCORRECT ALLOCATION OF EXPENSES AMONG START-UP, ORGANIZATION AND
SYNDICATION COSTS COULD CAUSE MORE TAXABLE INCOME.

     Our managers will allocate expenses during our early stages of operation to start-up, organization, syndication and acquisition expenses for purposes of the deduction or capitalization of such expenses. These allocations cannot be made until the expenses are incurred. We will not seek an opinion of counsel regarding the propriety of the allocations. If the Internal Revenue Service determines that the allocations were improper, we could lose some deductions and our investors would recognize more income during the early stages of the operation of properties.

                        WHO MAY INVEST

     To purchase units you must represent in the subscription agreement attached as Exhibit D that you have received this prospectus and that you have either:

     A net worth (exclusive of homes, home furnishings and automobiles) of at least $45,000 and an annual gross income of at least $45,000; or

     Irrespective of annual gross income, a net worth of at least
     $150,000 determined with the same exclusions.

     If you are purchasing through a trust, IRA or other fiduciary account, these standards must be met by the beneficiary, the trust or other fiduciary account itself, or by the trust donor or grantor if they are a fiduciary and directly or indirectly supply the funds for the purchase.

     You will be required to purchase a minimum of five hundred units ($5,000). An investment in AEI Fund 26 will not create an IRA or other tax-qualified plan for any investor.

     Because of the lack of a public market, the restrictions on resale of the units, and the tax characteristics of an investment in the units, you should not purchase units if you need liquidity and unless you are willing to make a long-term investment and have income that allows you to take advantage of the tax characteristics of AEI Fund 26. Investment firms that participate in the distribution of the units and solicit orders for units are required to make every reasonable effort to determine that the purchase is appropriate for each investor. In addition to net worth and income standards, the investment firms are required to determine:

     whether you can reasonably benefit from an investment in the units based on your investment objectives;

     your ability to bear the risk of the investment; and

     your understanding of the risks of the investment.

  They must also determine whether you understand:

     the lack of liquidity of the units;

     the restrictions on transferability of the units;

     the background and qualifications of our managers; and

     the tax consequences of the investment.

     Potential investors who are residents of Iowa, Maine, Michigan, Missouri, Nebraska, North Carolina, Ohio or Pennsylvania should read Exhibit C for suitability requirements particular to their state.

     In addition to other considerations, trustees and custodians of tax-qualified plans should consider the diversification requirements of ERISA in light of the nature of an investment in, and the compensation structure of, the investment and the potential lack of liquidity of the units. The prudence of a particular investment must be determined by the responsible fiduciary taking into account all the facts and circumstances of the tax-qualified retirement plan and the investment.

                           CAPITALIZATION

     The capitalization of AEI Fund 26 at April 30, 2005, and after the issuance and sale of the minimum of 150,000 units is as follows:


                                                   After Sale of
             Title of Class           Actual       150,000 Units

             Managers' capital      $  1,000        $     1,000
             Investors' capital            -          1,500,000
             Less offering expenses        -           (217,500)
                                     --------        -----------
             Total capital          $  1,000        $ 1,283,500
                                     ========        ===========


                      ESTIMATED USE OF PROCEEDS

     We expect to have approximately $1,282,500 available for investment in properties and reserves if $1,500,000 is raised and $88,000,000 if $100,000,000 is raised. The following table shows how we expect to use these proceeds. Several of the items listed below cannot be precisely calculated and could vary materially from the amounts shown. These items include "other offering expenses," which consist of expenses incurred by our managers and the dealer manager in preparing offering documents and coordinating the sale of the units, and acquisition expenses, which consist primarily of payments to third parties for professional work and reimbursements to our managers for their costs of investigating and completing purchases.

                                      Minimum                Maximum
                                  (150,000 Units)       (10,000,000 Units)
                                Dollars     Percent      Dollars    Percent
 Gross offering proceeds     $ 1,500,000    100.00%  $ 100,000,000   100.00%
 Less offering expenses:
   Selling commissions and
   nonaccountable expenses      (142,500)     9.50%      9,500,000     9.50%
   Other Offering expenses       (75,000)     5.00%      2,500,000     2.50%
                              ------------  --------  -------------  --------
 Amount available for investment
   (net proceeds)              1,282,500     85.50%     88,000,000    88.00%
                              ------------  --------  -------------  --------
 Acquisition expenses            (30,000)     2.00%      2,000,000     2.00%
 Working capital reserve         (15,000)     1.00%      1,000,000     1.00%
                              ------------  --------  -------------  --------
 Amount available for purchase
   of properties             $ 1,237,500     82.50%     85,000,000    85.00
                              ============  ========  =============  ========


     The amount available for investment in properties will not, in any event, be less than 80% of gross offering proceeds. We will hold the proceeds of the offering in trust for the benefit of the purchasers of units and use them only for the purposes set forth above.

     We will continue to offer and sell units for twelve months after the date of this prospectus. At the election of our managers, we may offer units during a second twelve months. We will not commit to invest more money in properties than we raise through the sale of units. Accordingly, our managers believe that we will have adequate capital to fund our operation for the first 24 months of operation.

                 INVESTMENT OBJECTIVES AND POLICIES

PRINCIPAL INVESTMENT OBJECTIVES

     AEI Fund 26 will acquire only commercial net leased properties. It is our intent that all of the properties will be leased to single-tenants under a "net" lease that requires the tenant to pay the operating expenses of the property, such as taxes, maintenance and insurance. Some of our leases, particularly those for properties used in the sale of retail goods or services, will require that, as the landlord, we will bear the costs of maintaining the structural integrity of the building, including roof and foundation. We may sell properties from time to time and purchase replacement properties when our managers believe market conditions are favorable and when our managers believe that we can profit from this type of sale and reinvestment. We may commit to purchase properties at either agreed prices or subject to pricing formulas. Most sale leaseback transactions are negotiated at rental rates that reflect current real estate financing conditions.

ACQUISITION OF PROPERTIES

     We will not purchase or lease any property from, nor sell or lease any property to, our managers or their affiliates. We may, however, purchase property that our managers or their affiliates purchased in their own name to help us acquire the property. If we do, we will purchase the property from our managers or their affiliate at a price no greater than the price they paid, plus acquisition and holding expenses. Although we do not intend to acquire any unimproved or undeveloped properties, or to participate in the speculative development of any properties, we may acquire raw land prior to the building of improvements and may advance funds or make loans in connection with the construction of properties that we intend to acquire.

     We will obtain an independent appraisal of the fair market value of each property we acquire. Nevertheless, our managers will rely upon their own analysis, and not upon the appraisals, in determining whether to acquire a particular property. Copies of appraisals will be retained at our offices for at least five years and will be available for inspection and duplication by any investor. Prior to the acquisition of a property, we will be provided with evidence satisfactory to our managers that we will acquire marketable title to the property, subject only to liens and encumbrances such as liens for tax assessments, utility easements, and other encumbrances typical in commercial transactions. Such evidence may include a policy of title insurance, an opinion of counsel or such other evidence as is customary in the locality in which the property is situated.

TEMPORARILY INVESTED FUNDS

     After release from escrow, and before investment in properties, we will invest all of our funds in short-term government securities or in deposits with a financial institution and will earn interest at short-term deposit rates. Although we may retain some funds to pay operating expenses and working capital reserves, we will distribute to the investors as a return of capital any of the net proceeds of this offering that have not been invested or committed for investment in real property within 24 months after the date of this prospectus or twelve months after termination of the offering of units. These distributions will be without interest but will include a proportionate amount of any commissions or other organization and offering expenses originally deducted. All funds will be available for our general use during this period and may be expended in operating any properties that have been acquired.

     For purposes of the foregoing, we will consider capital as being committed to properties and not returnable to the investors if written contractual agreements have been signed prior to the period described above, regardless of whether the property is ultimately purchased. To the extent that funds have been reserved to make contingent payments in connection with a property under a written contractual agreement, or because our managers determine that additional reserves are necessary in connection with a property, regardless of whether such payment is ultimately made, funds will not be returned to investors.

SALE OF PROPERTIES

     At the discretion of our managers, we will either distribute all or a portion of the net proceeds from sale of properties to investors or reinvest net proceeds in properties that meet our acquisition criteria. We will not reinvest net proceeds from the sale of a property unless enough cash is distributed to investors to allow them to pay their income taxes resulting from the sale, assuming they are taxed at a rate of seven percent above the individual capital gains rate.

     Rather than selling our entire interest in a property, we may sell co-tenancy or other fractional interests. Our managers believe that sales of smaller interests to property buyers seeking to complete like-kind "exchanges" under Section 1031 of the Internal Revenue Code can result in greater profits as compared to listing and selling the property through a real estate broker. In those instances in which we do not sell all of a property, we will retain, either alone or with another program sponsored by affiliates of our managers, the authority to manage the property.

     Although we intend to sell our properties for cash, purchase money obligations secured by mortgages may be taken as partial payment. The terms of payment may be affected by custom in the area in which the property is located and by prevailing economic conditions. To the extent we receive notes and property other than cash, that portion of the proceeds will not be included in net proceeds from sale until and to the extent the notes or other property are actually collected, sold, refinanced or otherwise liquidated. Therefore, the distribution to investors of the cash proceeds of a sale may be delayed until the notes or other property are collected at maturity, sold, refinanced or otherwise converted to cash. We may receive payments in the year of sale in an amount less than the full sales price, and subsequent payments may be spread over several years. The entire balance of the principal may be a balloon payment due at maturity. For federal income tax purposes, unless we elect otherwise, we will report the gain on such sale proportionately under the installment method of accounting as principal payments are received.

BORROWING & LENDING POLICIES

     We will acquire all of our properties for cash: we will not use any debt financing to acquire properties or refinance properties to generate capital to acquire other properties. Our managers do not expect that we will incur any indebtedness, although we may borrow to finance the refurbishing of a property or for other operating cash needs. The programs sponsored by affiliates of our managers have rarely borrowed for such purposes and we therefore believe it is unlikely that such borrowings will be incurred.

     We will not obtain permanent financing from the managers or their affiliates. Recourse for any indebtedness will be limited to the particular property to which the indebtedness relates. To the extent recourse is limited to a particular property such indebtedness would, under most circumstances, increase the investors' tax basis in the units. We will not issue any senior securities and will not invest in junior mortgages, junior deeds of trust or similar obligations. To the extent that any financing is not fully amortizing, and it exceeds 25% of the original cost of properties, its maturity (its due date) will not be earlier than ten years after the date of purchase of the underlying property or two years after the anticipated holding period of the property (provided such holding period is at least seven years).

     AEI Fund 26 will not underwrite securities of other issuers, will not offer its securities in exchange for property and, except with respect to the joint venture investments described below, will not invest in the securities of other issuers for purposes of acquiring control. We may, however, make loans to the owners of properties we intend to acquire to assist with the construction of such properties. If we make construction loans, the loans will be secured by the land, or both the land and the improvements under construction. Construction loans will not exceed 30% of our anticipated offering proceeds. We will not make any loans to our managers or their affiliates.

JOINT VENTURE INVESTMENTS

     We may purchase property jointly with other programs sponsored by our managers or their affiliates. We will make these joint ventured investments only with a program that has investment objectives and management compensation provisions substantially the same as those of AEI Fund 26. Our ability to enter into a joint venture may be important if we wish to acquire an interest in a specific property but do not have sufficient funds (or, at the time we enter into a commitment to acquire a specified property, cannot determine whether we will have sufficient funds) to acquire the entire property.

     In any joint venture with another fund sponsored by our managers or their affiliates, the following conditions must be satisfied:

     the joint venture must have comparable investment objectives and the investment by each party to the joint venture must be on substantially the same terms and conditions;

     we will not pay more than once for the same services and will not act indirectly through any such joint venture if we would be prohibited from doing so directly;

     the compensation of the managers and such affiliates in the other fund must be substantially the same as their compensation in AEI Fund 26; and

     we must have a right of first refusal to purchase the other party's interest if the other party to the joint venture wishes to sell a property.

     There is a potential risk of impasse on joint venture decisions and a risk that, even though we will have the right of first refusal to purchase the other party's interest in the joint venture, AEI Fund 26 may not have the resources to exercise such right.

DISTRIBUTIONS

     We intend to make distributions to investors on a quarterly basis commencing with the first calendar quarterly period after proceeds are released from escrow. The distribution rate will vary based upon the availability of the cash flow from operations or proceeds of a sale, if any. During the early years of our operations, cash flow will be derived from both the interest we earn on offering proceeds and, as the proceeds are invested in properties, the rent from those properties. Because we expect that the interest rate we earn will be less than the rental rate, we expect that distributions per unit will be lower during the early years of operations.

     We will not use net cash flow from operations to acquire properties, although we may hold cash flow as reserves and may use cash flow to repurchase units. We will distribute quarterly substantially all of the cash flow we receive from operations that is not needed for our operations or to fund reserves. To the extent rental cash flow is interrupted by a tenant default or other factors, or property management costs increase, distributions to investors may fluctuate. We also intend to distribute, at the time we sell properties, any net cash gain representing the difference between the sale price and the purchase price of properties.

     Distributions to investors who elect to participate in a distribution reinvestment plan will be applied to the purchase of additional units. You should read the section of this prospectus entitled "Cash Distributions and Tax Allocations" for a more detailed description of how our cash is allocated between the interest of our managers and the interests of our investors.

RESERVES FOR OPERATING EXPENSES

     Our managers expect that about 1% of the offering proceeds will initially be reserved to meet operating costs and expenses. To the extent that these reserves and any income are insufficient to defray our costs and other obligations, it may be necessary to sell properties, possibly on unfavorable terms. We may increase reserves to meet anticipated costs and expenses or other economic contingencies during the holding period of a property. Any excess reserves may be distributed to investors if our managers determine that such reserves are not necessary for operations.

MANAGEMENT OF PROPERTIES

     Our managers or their affiliates will manage each property and enforce the lease obligations of the tenants. The managers will:

     negotiate disputes with tenants;

     manage the re-letting and remodeling of properties;

     receive and deposit monthly lease payments;

     periodically verify payment of real estate taxes and insurance coverage; and

     periodically inspect properties and tenant sales records, where applicable.

     Because our properties will be net leased, the tenants will be responsible for payment of the day-to-day on-site management, taxes, insurance and maintenance expenses of our properties.

CHANGES IN INVESTMENT OBJECTIVES AND POLICIES

     We will not make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of investors owning in the aggregate more than 50% of outstanding units, excluding units held by the managers and their affiliates.

                           THE PROPERTIES

     We had not acquired any properties when this prospectus was printed. Our managers are continually evaluating properties for acquisition and engaging in negotiations with sellers, tenants and developers regarding the potential purchase of properties. Our managers intend to diversify the type and location of properties we acquire consistent with the amount of proceeds available from this offering,. We have not placed any limitations upon the amount or percentage of assets that may be invested in any one property. Although we intend to purchase two or more properties with the net proceeds of this offering, we may purchase only a single property if, in our manager's judgment, that would be in the best interest of AEI Fund 26.

     Our leases will provide that risks such as fitness for use or purpose, design or condition, quality of material or workmanship, latent or patent defects, compliance with specifications, location, use, condition, quality, description or durability will be borne by the lessee. As is customary in commercial property transactions, most of our leases will provide for early termination upon the occurrence of events such as casualty loss or substantial condemnation. Some of our leases, particularly those for properties used in the sale of retail goods or services, will require that, as the landlord, we will bear the costs of maintaining the structural integrity of the building, including the roof and foundation.

ACQUISITION CANDIDATES

     Prior programs that were sponsored by our managers or their affiliates have invested approximately 66% of their capital in food service (restaurant) properties and 34% in retail types of properties. Our managers believe that real estate used in the restaurant and retail market segments is less susceptible to changes in general economic conditions than other commercial real estate. We therefore expect that AEI Fund 26 will purchase properties primarily in these markets, although we may purchase free-standing net-leased properties in other segments of the commercial real estate market. Our managers will have authority to choose the properties we acquire based on their judgment of the appropriate balance between the level of income and gain a property is likely to generate and the level of risk it represents.

THE RESTAURANT INDUSTRY

     As illustrated by the following graphs, Americans are spending increasing amounts of their total food expenditures at restaurants. The National Restaurant Association anticipates that in 2005
Americans will spend 47 cents, while in 1970 they spent less then 35 cents, of every food dollar in restaurants.



    [GRAPHS: Three graphs that depict the increase in consusmer food dollars spent away from the home, chain restaurants' sales growth, and number of chain restaurant units]


     The sales at the top 100 national  restaurant chains, and the
total   restaurant outlets operated by these chains, have increased consistent with this demographic trend. The chain restaurant industry strives to provide convenient food service by opening new locations that follow population expansion patterns. The third graph illustrates how the top 100 restaurant chains increased their store count during 2003 by 7,264 to a total of 182,203.

     We believe that these national chains generally provide consistent food services that have brand recognition and stability relative to individual restaurant outlets and small chains. Accordingly, we intend to focus our acquisitions within the restaurant industry on these larger chains, but also will evaluate newer restaurant concepts as they become established if our managers believe they have substantial potential and meet our acquisition criteria.

     Prior programs sponsored by our managers or their affiliates have acquired properties leased to brand-name national and regional entities such as Applebee's, Champps, Arby's, Marie Callender's, TGI Friday's and Johnny Carino's. The expansion of the restaurant industry, coupled with demographic trends pointing to future growth, lead our managers to believe that the restaurant segment of the real estate market will continue to offer attractive investment opportunities for AEI Fund 26.

THE RETAIL INDUSTRY

        [GRAPHS: Three graphs depicting spending in retail establishments, leasable retail area in U.S. shopping centers and number of U.S. shopping centers]


     Our managers believe that free-standing commercial properties net leased to national retailers have many of the same characteristics as brand name restaurant properties. Like spending in the food services industry, consumer retail spending continues to grow and has encouraged growth in shopping centers, including stand-alone retail centers, that follows demographic trends in population. As illustrated by the graphs, the total leased space devoted to retail shopping grew from almost 1.5 billion square feet in 1970 to more than 5.8 billion square feet in 2003. The last graph depicts the growth in the number of shopping centers in the United States from 1970 to 2003. The U.S. now has 400% more shopping centers than it did just 35 years ago.

     Prior programs sponsored by our managers or their affiliates have acquired free-standing commercial properties, many of them located on out-parcels of shopping centers, leased to retail tenants including: Best Buy electronic superstores, Jared's The Galleria of Jewelry stores, Eckerd drug stores, CarMax automotive superstores and Tractor Supply Company retail farm stores.

ACQUISITION CRITERIA

     In determining whether a property may be a suitable acquisition, our managers will consider the following factors, among others:

     the creditworthiness of the lessee and the lease guarantor, if any, and their ability to meet the lease obligations;

     the terms of the proposed lease and guaranty, if any, including any provisions relating to rent increases and the payment of operating expenses by the tenants;

     the location, condition, use and design of the property and its suitability for a long-term net lease;

     the demographics of the community in which a property is located;

     the prospects for long-term appreciation of the property; and

     the prospects for long-range liquidity of the investment.

     All property acquisition decisions made by our managers will involve balancing these factors with the economic characteristics, including rental return and purchase price of each property to provide, in their judgment, the likelihood of a favorable return to investors while minimizing risk of loss. In making these decisions, our managers may give more weight to some of the forgoing factors than others and the weight attributed to any one factor may not be consistent among all properties acquired. Our success in achieving our investment objectives will, to a substantial extent, be dependent upon the considerable judgment exercised by our managers in making these decisions.

PROPERTY UPDATES

     If there is a reasonable probability that a property will be acquired during the offering period, we will supplement this prospectus to disclose important information about such property. Based upon the experience and acquisition methods of our managers, this will normally occur when a legally binding purchase agreement is signed for a property, but may occur sooner or later depending upon the circumstances involved.

     Supplements to this prospectus will describe any property to be acquired, the proposed terms of purchase, the financial results of any prior operations of the property, if available, and other information considered appropriate for an understanding of the transaction. Upon termination of this offering, no further supplements to this prospectus will be distributed, but we will continue to provide investors with acquisition reports containing substantially the same information regarding the properties acquired. You should understand that you should not rely upon the initial disclosure of a proposed acquisition as any assurance that we will ultimately consummate the acquisition or that the information provided concerning an acquisition will not change between the date of this prospectus (or supplement) and the actual purchase date.


                              MANAGERS

FIDUCIARY RESPONSIBILITY

     Our managers are accountable to us as fiduciaries and must exercise good faith in handling our affairs. Our managers have fiduciary responsibility for the safekeeping and use of all our capital and assets, whether or not in the managers' possession or control. Our managers are prohibited from employing, or allowing any other person or entity to employ, our capital or assets in any manner except for the exclusive benefit of our investors.

     The managers will not be liable to us or our investors for acts or omissions which may occur in the exercise of their judgment, as long as their actions were made in the good faith belief that the actions were in the interest of AEI Fund 26 and not the result of negligence or misconduct. We will indemnify the managers for any claim or liability arising out of their activities on behalf of AEI Fund 26, unless the claim or liability was the result of negligence or misconduct.

     In the opinion of the SEC and the securities administrators of most states, indemnification for liabilities arising under securities laws is against public policy and therefore unenforceable. If a claim for indemnification for liabilities under securities laws is asserted by our managers in connection with registration of the units, after apprising such court of the position of the SEC and state securities administrators, we will submit to a court of appropriate jurisdiction the question of whether indemnification by us is against public policy and will be governed by the final adjudication of such issue.

MANAGEMENT

     Our managers will have the sole and exclusive right, power and responsibility to manage our business. Among other powers, and subject to the restriction that financing not be obtained to acquire properties, our managers will have authority to borrow funds to meet our operating cash needs and to secure those borrowings with our properties. Our managers will make all of the investment decisions, including:

      decisions relating to the properties to be acquired;

      the method and timing of any refinancing of the properties;

      the selection of tenants;

      the terms of leases on the properties; and

      the method and timing of the sale of our interest in properties.

     Our managers will coordinate and manage all of our activities, maintain our records and accounts, and arrange for the preparation and filing of all our tax returns. Some of the administrative and management functions to be performed by our managers may be delegated to their affiliates, provided that any compensation paid to affiliates of our managers is at cost. For these purposes, cost means the actual expenses affiliates incur in providing services, including:

     the salaries, fees and expenses paid to employees and consultants of our managers and their affiliates for work they perform on our behalf; and

     office rent, telephone, travel, employee benefit expenses and other expenses attributable to providing those services.

     Our managers allocate and charge us for a majority of these expenses based upon the amount of time devoted by their employees to our affairs as calculated in quarter-hour increments and recorded on employee daily time records. They allocate some general expenses at the end of each month based upon the number of our investors and our capitalization relative to other programs that they manage.

BACKGROUND AND EXPERIENCE OF MANAGEMENT

AEI FUND MANAGEMENT XXI

     AEI Fund Management XXI, our manager, is a Minnesota corporation formed in 1994 to serve as a general partner of AEI Income & Growth Fund XXI Limited Partnership, an affiliated limited partnership with investment objectives and structure similar to AEI Fund 26. In addition to AEI Income & Growth Fund XXI Limited Partnership, our manager serves as the general partner or managing member of AEI Income & Growth Fund XXII Limited Partnership, AEI Income & Growth Fund 23 LLC, AEI Income & Growth Fund 24 LLC, and AEI Income & Growth Fund 25 LLC, publicly syndicated real estate programs with structures and objectives similar to AEI Fund 26.

     The sole director of our manager is Robert P. Johnson, who also serves as its President. Mr. Johnson is also the majority shareholder of AEI Capital Corporation, the holding company for our manager. Each of the officers of our manager also holds a position as an officer in the corporations formed to serve as general partners of prior funds sponsored by our managers and their affiliates. The officers and sole director of our manager are as follows:

Name                Age                    Position
Robert P. Johnson   61    Sole Director, Chief Executive  Officer  and
                          President

Patrick W. Keene    46    Chief Financial Officer, Treasurer and Secretary


[PICTURE:  Robert P Johnson]

ROBERT P. JOHNSON, has been President, a director and the principal stockholder of AEI Fund Management, a real estate management company founded by him, since 1978. From 1970 to the present Mr. Johnson has been employed exclusively in the investment industry, specializing in real estate and other tax advantaged investments. In that capacity, he has been involved in the development, analysis, marketing and management of public and private investment programs investing in net lease properties as well as public and private investment programs investing in energy development.

     Since 1971, Mr. Johnson has also been the President, a director and a registered principal of AEI Securities, which is registered with the Securities and Exchange Commission as a securities broker-dealer, is a member of the National Association of Securities Dealers, Inc. and is a member of the Security Investors Protection Corporation (SIPC). Mr. Johnson is currently a general partner or principal of the general partner of each of the limited partnerships and a managing member of each of the limited liability companies set forth under "Prior Performance." He is the President, the sole director, and majority stockholder of AEI Capital Corporation, which serves as the holding company for AEI Securities, our manager, and the general partner or managing member of affiliated public and private real estate programs.

[PICTURE: Patrick W Keene]

PATRICK W. KEENE, a CPA (inactive), is Chief Financial Officer, Secretary and Treasurer of AEI Fund Management. He has been employed by AEI Fund Management since 1986 and is responsible for all accounting functions, including coordination of reports to the SEC and investors. Prior to joining AEI Fund Management, he was with KPMG Peat Marwick Certified Public Accountants, first as an auditor and later as a tax manager. He is an equity owner of AEI Capital Corporation.



SECURITY OWNERSHIP OF MANAGERS

     Except for their interests as managing members of AEI Fund 26, none of the managers, the affiliates of the managers, nor the officers or directors of the managers, hold any units or other interest in AEI Fund 26. Although it is not currently anticipated that they will acquire units, the managers and their affiliates may acquire units on the same terms as other investors. Units acquired by the managers and their affiliates will not be considered in determining whether the minimum number of units has been sold.

AEI FUND MANAGEMENT

     Most of our management services will be provided on behalf of our manager by AEI Fund Management, a Minnesota corporation having the same officers as our manager. AEI Fund Management is a program management company that provides services to the real estate programs that are described under the caption "Prior Performance" below.

     In addition to Mr. Johnson and Mr. Keene, AEI Fund Management employs the following administrative management personnel:

[PICTURE: Richard J Vitale]

RICHARD J. VITALE, 38, a Chartered Financial Analyst, is Executive Vice President of AEI Fund Management. He joined the company in 1992 and is responsible for general strategic corporate initiatives and organization and management of the selling groups and corporate market planning. He also serves as an assistant to the President. Prior to joining the company, he was with Burlington Northern Railroad in Ft. Worth, Texas, where he served as Corporate Treasury Analyst. He is an equity owner of AEI Capital Corporation.

[PICTURE: Rona L Newtson]

RONA L. NEWTSON, 47, Senior Vice President of Operations of AEI Fund Management is also a General Securities Principal and Chief
Compliance Officer of AEI Securities. She joined AEI Fund Management in 1993 and is responsible for managing general operations and securities compliance requirements of affiliate companies and investment funds. Prior to joining the company, she was employed in a similar capacity with Heartland Realty Investors, Inc. in Minneapolis, Minnesota. She is an equity owner of AEI Capital
Corporation.

[PICTURE: George J Rerat]

GEORGE J. RERAT, 41, is the Vice President of Acquisitions of AEI Fund Management. He joined the company in 2001 and is responsible for developing and maintaining relationships with corporate sources of sale leaseback financing opportunities and the negotiation of acquisitions from those sources, as well as from commercial real estate brokers and developers. He worked for a number of years in the REIT industry prior to joining AEI.

[PICTURE: Michael B Daugherty]

MICHAEL B. DAUGHERTY, Esq., 47, is special real estate counsel to the company and its affiliates. He has been representing the company since 1987 and provides independent counsel to the acquisitions, lease management, property disposition and 1031 exchange departments in the evaluation, due diligence and contractual aspects of property transactions.


     AEI Fund Management employs approximately 34 persons, four of whom are engaged primarily in property acquisitions, two in property management, four in property sales, seven in accounting and financial reporting, ten in investor and dealer support services and seven in general administrative services. Management services from AEI Fund Management will be billed to us directly.

     The sponsors are using AEI Fund Management XXI as our managing member, rather than AEI Fund Management, which provides most of our services, because AEI Fund Management XXI is an S corporation that produces more efficient tax consequences and because the sponsors believe it is advantageous to AEI Fund 26 to be able to change the entity that provides our services without resorting to the mechanisms in our operating agreement necessary to replace a managing member.

     Our managing member may not withdraw from its position as a manager without providing investors, as limited members, at least 90 days written notice and providing a substitute managing member who is approved by vote of a majority of the units outstanding, excluding units held by the managing member and affiliates. Our special managing member may not withdraw during the first 24 months of our operations. Our operating agreement provides that either manager may be removed as a manager if a court determines that:

     the manager was grossly negligent in performing its obligations under our operating agreement;

     the manager committed fraud against our investors or AEI Fund
     26;

     the manager committed a felony in connection with management of AEI Fund 26;

     the manager was in material breach of its obligations under our operating agreement; or

     the manager is bankrupt.

     Our operating agreement also allows investors to remove and replace either of our managers by vote of the holders of a majority of the units, excluding units held by the manager.

                          PRIOR PERFORMANCE

     During the past 30 years, Mr. Johnson and affiliates have syndicated 15 public and 15 private net lease property investment programs in the United States.

     Since 1984, Mr. Johnson and affiliates have formed and syndicated 15 public real estate programs that have purchased, for cash, single-tenant properties under long-term net leases. With the exception of size and the ability to use mortgage indebtedness for the acquisition of properties, all of these programs are similar to AEI Fund 26. Mr. Johnson and affiliates have sponsored the following public programs in which approximately 16,000 investors purchased interests for a total investment of $261,882,227:

Fund Name                                      Month         Capital
                                              Offering       Raised
                                             Completed
Net Lease Income & Growth Fund             December 1984   $ 5,000,000
  84-A Limited Partnership

AEI Real Estate Fund 85-A                  June 1985       $ 7,500,000
  Limited Partnership

AEI Real Estate Fund 85-B                  February 1986   $ 7,500,000
  Limited Partnership

AEI Real Estate Fund 86-A Limited          July 1986       $ 7,500,000
  Limited Partnership

AEI Real Estate Fund XV                    December 1986   $ 7,500,000
  Limited Partnership

AEI Real Estate Fund XVI                   November 1987   $15,000,000
  Limited Partnership

AEI Real Estate Fund XVII                  November 1988   $23,388,700
  Limited Partnership

AEI Real Estate Fund XVIII                 December 1990   $22,783,050
  Limited Partnership

AEI Net Lease Income & Growth Fund XIX     February 1993   $21,151,928
  Limited Partnership

AEI Net Lease Income & Growth Fund XX      January 1995   $24,000,000
  Limited Partnership

AEI Income & Growth Fund XXI               January 1997   $24,000,000
  Limited Partnership

AEI Income & Growth Fund XXII              January 1999   $16,917,222
  Limited Partnership

AEI Income & Growth Fund 23 LLC            March 2001     $13,349,321

AEI Income & Growth Fund 24 LLC            May 2003       $24,831,283

AEI Income & Growth Fund 25 LLC            May 2005       $41,460,723



     The properties purchased by all of these programs were single-tenant, net leased commercial properties. At December 31, 2004, these programs had purchased or contracted to purchase 214 properties located in 34 states for approximately $335,000,000. Of these properties, 94 were in Southern states, 82 were in Midwest states, 28 were in Western states and 10 were in Northeast states. By cost approximately 66% were restaurants and 34% were retail properties. By cost approximately 73% were new or recently constructed properties and 27% were existing properties.

     At December 31, 2004, these programs had sold 100 entire properties and had completed 433 partial tenant-in-common sales, involving an additional 54 properties. The programs received net sale proceeds of approximately $215,400,000 and realized an average cash gain on sale of 10.9% representing net sale proceeds minus the original cost of the properties divided by the original cost of the properties. Net sale proceeds represents gross sale proceeds reduced by all sale expenses, including expenses paid to our managers and affiliates. This calculation does not include any rental income generated by the properties or any operating expense required by the properties, nor does it reflect general expenses of the programs or the participation in proceeds of the general partners or managers of the programs. Accordingly, it is not necessarily indicative of return to investors. The weighted average holding period for these properties was 6.3 years (weighted based on the original cost of the properties). These results represent past performance, which is no guarantee of future results.


[GRAPHIC: Map of United States showing states where AEI funds own properties]


     Upon request, for no fee, the managers will provide any potential investor with a copy of the most recent Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission for any of these programs and, upon payment of reasonable fees to cover postage and handling, a copy of any of the exhibits to such Form 10-KSB. These annual reports are also available at the SEC's web site at www.sec.gov.

     During the three years ended December 31, 2004, affiliated public programs that were still operating acquired a total of 42 properties, including 26 restaurants and 16 retail properties. All of these properties were acquired for cash, without assumed or additional indebtedness. Of these properties, 16 were in Southern states, 14 were in Midwest states, 6 were in Western states and 6 were in Northeastern states. We have included more detailed information about these properties in tables that are in Part II of the registration statement that we have filed with the SEC and will provide those tables to you, without charge, upon request. Investors in AEI Fund 26 will not own any interest in any prior real estate program and should not assume that they will see returns, if any, comparable to those experienced in the prior real estate programs.

     Of the fifteen private programs formed and syndicated by Mr. Johnson and affiliates, ten were formed more than 20 years ago to purchase specified properties using leverage and their operations are not comparable to the proposed operations of AEI Fund 26. Mr. Johnson and affiliates have formed and syndicated five private real estate programs during the past ten years that have purchased, for cash, single-tenant properties under long-term net leases. With the exception of size, holding period objectives and the ability to use mortgage indebtedness for the acquisition of properties, all of these programs are similar to AEI Fund 26. As of May 31, 2005, approximately 700 investors purchased interests in the private programs listed below for a total investment of $74,711,477.

Fund Name                                      Month         Capital
                                              Offering       Raised
                                             Completed
AEI Institutional Net Lease Fund '93       December 1998   $ 1,398,087

AEI Private Net Lease Fund 1998            November 1999   $ 5,441,303
  Limited Partnership

AEI Private Net Lease Millennium Fund      June 2002       $14,680,036
  Limited Partnership

AEI Accredited Investor Fund 2002          August 2004     $47,892,866
  Limited Partnership

AEI Accredited Investor Fund V LP             Open         $ 5,299,185


     The properties purchased by all of these private programs were single-tenant, net leased commercial properties. At December 31, 2004, these programs had purchased or contracted to purchase 41 properties located in 20 states for approximately $63,700,000. Of these properties, 16 were in Southern states, 15 were in Midwest states, 6 were in Western states and 4 were in Northeast states. By cost approximately 55% were restaurants, 31% were retail properties and 14% were childcare centers. By cost approximately 59% were new or recently constructed properties and 41% were existing properties.

     At December 31, 2004, these private programs had sold 3 entire properties and had completed 83 partial tenant-in-common sales, involving an additional 17 properties. The programs received net sale proceeds of approximately $23,600,000 and realized an average cash gain on sale of 25.1% representing net sale proceeds minus the original cost of the properties divided by the original cost of the properties. Net sale proceeds represents gross sale proceeds reduced by all sale expenses, including expenses paid to our managers and affiliates. This calculation does not include any rental income generated by the properties or any operating expense required by the properties, nor does it reflect general expenses of the programs or the participation in proceeds of the general partners or managers of the programs. Accordingly, it is not necessarily indicative of return to investors. The weighted average holding period for these properties was 1.4 years (weighted based on the original cost of the properties). These results represent past performance, which is no guarantee of future results.

     The programs sponsored by our managers and affiliates have owned some properties leased to tenants that failed to fully perform under the terms of their leases, including the timely payment of rent. When a tenant defaults on its lease obligations, the managers take such action as they deem prudent in commercial lease transactions. Such actions may include termination of lease, after which the property may be re-let to a new tenant or sold. If tenants fail to meet their lease obligations, rental payments will likely be interrupted. Although any such interruption may cause a decrease in distributions of cash flow for a period of time, the programs have diversified their acquisitions to reduce this risk. Because of this, no default, or series of defaults, has caused a public program sponsored by our managers to miss a quarterly cash distribution to investors or to have inadequate cash to fund operations. It is a continuing objective of our managers to minimize tenant defaults through careful property evaluation of the creditworthiness of tenants and by renegotiating leases or locating new tenants with the intent of minimizing any interruption of rents. More detailed information about these properties is included in Exhibit B to this prospectus.

               COMPENSATION TO MANAGERS AND AFFILIATES

     AEI Fund Management XXI and AEI Fund Management will provide nearly all of the operational services we require and will be compensated accordingly. AEI Securities will coordinate the sale of units and will receive commissions and expense allowances, most of which will be paid or "re-allowed" to other broker-dealers that solicit subscriptions for the program. AEI Fund Management will provide administrative services and we will reimburse AEI Fund Management for all of its expenses in furnishing services at its "cost," including a portion of its general expenses directly related to the furnishing of these services. In addition, AEI Fund Management XXI and Robert P. Johnson, as our managing members, will receive an interest in net cash flow and net proceeds from sale of properties. Robert P. Johnson, the individual manager, is the President, CEO and director of AEI Fund Management XXI, AEI Fund Management and AEI Securities. Mr. Johnson is also the sole shareholder of AEI Fund Management and the majority shareholder of AEI Capital Corporation, which is the sole shareholder of AEI Fund Management XXI and AEI Securities.

     The following table describes the forms of compensation, distributions and cost reimbursements that we will, or may, pay to AEI Fund Management XXI, AEI Fund Management and AEI Securities for their services in connection with our organization, operation and liquidation, assuming the minimum 150,000 units and the maximum 10,000,000 units are sold. The following arrangements were formulated by our managers and are not the result of arm's-length negotiations.

PERSON OR ENTITY       FORM AND METHOD OF        ESTIMATED DOLLAR AMOUNT
   RECEIVING             COMPENSATION
  COMPENSATION
                        OFFERING STAGE

AEI Securities     Selling commissions and        $10,000,000 maximum and
                   nonaccountable expense         $150,000 minimum, all but
                   allowance equal to 9.5% of     approximately $3,000,000
                   proceeds, a portion of         (maximum) and $45,000
                   which may be reallowed to      (minimum) of which is
                   other investment firms, and    expected to be reallowed.
                   a 1/2% due diligence
                   allowance, all of which
                   will be reallowed to other
                   investment firms.

Managers and       Reimbursement at cost for      Estimated $2,000,000
Affiliates         other organization and         maximum and $67,500
                   offering expenses (1).         minimum, but subject to
                                                  limitation (2).

                      PROPERTY ACQUISITION STAGE

Managers and       Reimbursement at cost for      Estimated $2,000,000
Affiliates         all acquisition expenses       maximum and $30,000
                   (3).                           minimum, but subject to
                                                  the limitation (3).

                            OPERATING STAGE

Managers           Three percent (3%) of net      Not presently
                   cash flow.                     determinable.

Managers and       Reimbursement at cost for      Estimated $1,000,000
Affiliates         all administrative             maximum and $50,000
                   expenses, including all        minimum.  The cumulative
                   expenses related to            amount of such expense
                   management and disposition     reimbursements for
                   of properties and all other    general overhead of the
                   transfer agency, reporting,    managers and affiliates,
                   investor relations and         and for controlling
                   other administrative           person expenses, together
                   functions (4).                 with front-end fees and
                                                  sales expenses, are
                                                  subject to limitation
                                                  (4).

                   PROPERTY SALE OR FINANCING STAGE

Managers           1% of distributions of net     Not presently
                   proceeds of sale until         determinable.
                   investors have received an
                   amount equal to (a) their
                   "adjusted capital
                   contributions," plus (b) an
                   amount equal to 6.5% of
                   their adjusted capital
                   contributions per annum,
                   cumulative but not
                   compounded, to the extent
                   not previously distributed.
                   10% of distributions of net
                   proceeds of sale
                   thereafter.

1. Includes federal and state securities registration fees, fees of counsel, accountant's fees, printing expenses, and other out-of-pocket expenses paid to non-affiliates.

2. To the extent organization and offering expenses, including payments to AEI Securities and third parties, when added to acquisition expenses exceed 20% of the capital contributions, they will be borne by the managers.

3. Acquisition expenses include amounts paid for legal fees, travel and communication, appraisal costs, accounting fees, title expenses and other expenses in acquiring properties. These expenses will be paid at "cost," which includes the time spent by the manager's employees in performing these services.

4. Subject to the limitations set forth in Section 6.2b of the operating agreement, we will reimburse our managers and their affiliates at cost for administrative expenses in managing all our operations. These expenses include costs they incur in providing services for the acquisition, leasing and operation of our properties, including:

       the salaries, fees and expenses paid to employees and consultants of our managers and their affiliates for work they perform on our behalf; and

       office rent, telephone, travel, employee benefit expenses and other expenses attributable to providing such services.

     Our managers allocate and charge us for a majority of these expenses based upon the number of quarter-hour increments devoted by their employees to our affairs, as recorded on employee daily time records. They allocate some expenses at the end of each month based upon the number of our investors and our capitalization as compared to other programs that they manage. Our managers have committed that they will not obtain expense reimbursements for general overhead and for controlling person expense to the extent the reimbursements exceed, together with Front-End Fees and sales expenses, the sum of 20% of capital contributions, 1% of revenues from properties, plus 3% of revenues for the first five years of each lease, a 3% sales commission, and 7% of net cash flow.

     We will not pay real estate commissions to our managers or their affiliates for the purchase or sale of any of our properties. We will, however, compensate our managers and their affiliates at their cost, subject to the limitations set forth in the preceding table and in Section 6.2 of our operating agreement, for all expenses they incur in connection with the purchase and sale of properties. These expenses may include bonus compensation to non-controlling employees. We will not pay acquisition fees to our managers. Further, we will not compensate our managers or their affiliates for services not described in the table above and will not allow the managers to receive any rebates or engage in reciprocal business arrangements through AEI Fund 26.

                        CONFLICTS OF INTEREST

     AEI Fund 26 will not have any employees, but will, instead, be dependent upon its managers, and particularly on AEI Fund Management, an affiliate of its managers, for most of the services required for its operations. Robert P. Johnson, our special managing member, is also the President, CEO, and director of our managing member, AEI Fund Management and AEI Securities, the dealer manager, is the sole shareholder of AEI Fund Management and is the majority shareholder of AEI Capital Corporation, which is the sole shareholder of AEI Fund Management XXI and AEI Securities. Our investors will not have any interest in any of these entities and will not be in a position to control their activities. The interlocking interests of our managers and affiliated entities create a number of conflicts of interest, including the following:

LACK OF ARM'S-LENGTH NEGOTIATIONS WITH MANAGEMENT

     Our managers will receive substantial reimbursements for the cost of providing services to AEI Fund 26 and may realize income from AEI Fund 26 during our operations and upon our liquidation. Our agreements and arrangements with the managers and with their affiliates, including those relating to compensation, were not negotiated at arm's-length. Although the aggregate amount of reimbursements our managers may receive is limited by our operating agreement, the amount of services that our managers provide, and therefore the amount of reimbursement they receive within these limits, will be determined in the first instance by our managers. Our managers believe that payment for services based upon actual reimbursement of costs allows AEI Fund 26 to operate with lower overall administrative expense than would occur if they were reimbursed based upon the fixed fees represented by the limits placed in the operating agreement. Further, and consistent with their fiduciary obligations, the managers believe that their interest in cash flow provides an incentive not to overcharge AEI Fund 26, and the managers intend to make decisions regarding allocation of services in the best interest of AEI Fund 26.

     The interests of our managers and our investors with respect to the timing and price of any sale of our properties may also conflict because a significant portion of our managers' compensation will not be payable until the sale of properties. Nevertheless, our managers believe their inability to share substantially in sale proceeds unless there is significant appreciation in the value of the properties provides an incentive to maximize proceeds both to the managers and the investors.

OTHER REAL ESTATE ACTIVITIES OF MANAGERS

     Our managers and their affiliates are actively engaged in the commercial real estate business as general partners or managing members in eleven other operating publicly syndicated, and four privately placed programs. Mr. Johnson also intends to offer additional real estate programs in the future through companies with which he is affiliated. We will not have independent management but will rely upon our managers and their affiliates for our operations. Our managers will devote only so much of their time to our business as, in their judgment, is reasonably required and are not required to devote any minimum amount of time to our operations. We anticipate that, although Mr. Johnson may devote up to 30% of his time to our business while we are offering units and acquiring property, he may devote less than 10% of his overall work time after properties are acquired. The allocation by our managers of their time, services and functions among current programs and future programs they might sponsor, as well as other business ventures in which they may be involved, may create conflicts of interest. Our managers believe that they have, or can retain directly or through affiliates, sufficient staff to be fully capable of discharging their responsibilities to all programs with which they are affiliated.

COMPETITION WITH MANAGERS AND OTHER AFFILIATED PROGRAMS FOR PURCHASE AND SALE OF PROPERTIES

     Our managers and their affiliates may engage in other business ventures, including forming and sponsoring other public or private programs, and neither AEI Fund 26 nor any of our investors will be entitled to any interest in those programs.

     It is possible that we will periodically have money available to acquire additional properties at the same time as other programs sponsored by our managers or their affiliates. If this happens, conflicts of interest will arise as to which program should acquire a particular property. Our managers will review the investment portfolio of each program and will make a decision as to which program will acquire the property on the basis of several factors, including:

     the cash flow requirements of each program;

     the degree of diversification of each program;

     the estimated income tax effects of the purchase on each program;

     the amount of funds available to each program; and

     the length of time such funds have been available for investment.

     If funds are available in two or more programs to purchase the same property, and the factors enumerated above have been evaluated and deemed equally applicable to each program, the property will be acquired by the program that first reached its minimum investment level. Any other conflicts will be resolved by our managers in their sole discretion.

     Conflicts of interest may arise when we attempt to sell or rent our properties. Our managers may sell less than a 100% interest in a property and we may then own a fractional interest in that property.

Our managers may be forced to choose between selling a property we hold and a property held by the manager or by an affiliated program. Such conflicts will be resolved by our managers, in their sole discretion, after consideration of the investment objectives of the program holding the property and the length of time until the planned final disposition of properties. Our managers may allow the sale of a fractional interest they hold or that is held by an affiliated program prior to the sale of an interest we hold. We cannot assure you that the terms of sale of fractional interests in a property sold at different times will be the same.

POSSIBLE JOINT INVESTMENT WITH AFFILIATED PROGRAMS

     We may invest in property jointly with another program sponsored by our managers or their affiliates under the conditions described in "Investment Objectives and Policies-Joint Venture Investments." Although we may make these joint investments only with another program with similar investment objectives and compensation structure, the programs may have different objectives with respect to the timing of disposition of the properties or the level of short-term, versus long-term income from the properties. The same personnel from our managers and their affiliates will make all of the decisions for the joint investment and may have conflicting duties to act for the benefit of AEI Fund 26 and for the other program that is party to the joint investment. In such a situation, conflicts of interest could arise between the joint venture partners.

MANAGER'S REPRESENTATION OF FUND IN AUDIT PROCEEDINGS

     Our managing member will act as the "tax matters partner" pursuant to Section 6231 of the Internal Revenue Code. This grants our manager discretion and authority regarding extensions of time for assessment of additional tax against the investors related to our income, deductions or credits and for settlement or litigation of controversies involving such items. The positions taken by the manager on tax matters may have differing effects on the managers and our investors. It is possible that in some disputes the interests of our managers will actually be adverse to the interests of our investors. Any decisions made by our managers with respect to these matters will be made in good faith consistent with its fiduciary duties to us and our investors. Our managing member, to the extent its actions as tax matters partner are in good faith and reasonably intended to be in our best interests and subject to the indemnification and exculpation language contained in our operating agreement, may be entitled to indemnity for liability incurred as a result of their actions on tax matters.

LACK OF SEPARATE REPRESENTATION

     Our managers and our investors are not represented by separate counsel. Our managers' counsel will provide services to the managers relating to AEI Fund 26. The attorneys and accountants who perform services on behalf of the managers also perform services for AEI Securities and other affiliates of the managers. Without independent legal representation, you might not receive legal advice regarding matters that might be in your interest but contrary to the interest of our managers and their affiliates. Should a dispute arise between AEI Fund 26 and our managers or their affiliates - or should negotiations or agreements between AEI Fund 26 and our managers, other than those existing or contemplated on the effective date of this prospectus, be necessary - our managers will cause AEI Fund 26 to retain separate counsel. Any future agreement between AEI Fund 26 and the managers or their affiliates will provide that it may be terminated at the option of AEI Fund 26 upon 60 days' notice without penalty to AEI Fund 26.

AFFILIATION OF SELLING AGENT

     AEI Securities, an affiliate of our managers, is serving as "Dealer Manager" for the offering of units. Normally, the dealer manager or underwriter of securities would perform an arms-length investigation of an issuer of securities to make certain that the offering and related documents are accurate and complete. In our case, the "due diligence" investigation customarily performed by an underwriter is being performed by an affiliate of the managers. AEI Securities believes, however, that such due diligence has, in fact, been exercised. Moreover, under Rule 2810(b)(2) of the NASD Conduct Rules, each investment firm that sells units has an obligation to make an appropriate independent inquiry about the offering.

EXPENSE REIMBURSEMENTS

     Our managers and their affiliates are reimbursed at their cost for the services they perform upon our behalf. The aggregate cost of such reimbursements can total as much as the fees and increased interest in net cash flow the managers are allowed to be paid under applicable state regulation.

               CASH DISTRIBUTIONS AND TAX ALLOCATIONS

CASH DISTRIBUTIONS

     Our managers intend to make distributions of available net cash flow, if any, within 30 days after the end of each calendar quarter. Our objective is to acquire net leased properties that will generate partially tax deferred cash distributions that result from the depreciation deductions that the properties will generate. Any net cash flow from operations for each fiscal year will be distributed 97% to investors and 3% to our managers.

     When we sell, refinance, or otherwise dispose of any of our properties, we are allowed to reinvest the net proceeds from the sale or refinancing in other properties. If we do not reinvest, we will distribute the net proceeds from the sale or refinance as follows:

     first, 99% to the investors and 1% to the managers until the investors have received an amount from net sales proceeds equal to the total of their capital contributions (adjusted for previous distributions from sale) plus an amount equal to a 6.5% per annum return on their adjusted capital contributions, cumulative but not compounded, to the extent the 6.5% return has not been previously distributed to them from sales proceeds or cash flow; and

     any remaining balance will be distributed 90% to the investors and 10% to the managers.

     The 1% unsubordinated interest in net proceeds of sale received by our managers for a $1,000 capital contribution is not proportionate to the interest that would be received by an investor with the same capital contribution.

TAX ALLOCATIONS

     For income tax purposes, we will allocate all income, profits, gains and losses for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any property, as follows:

     net loss will be allocated 99% to the investors and 1% to the managers so long as the investors have positive balances in their capital accounts. If their capital accounts are reduced to zero, all losses will be allocated to the managers; and

     net income will be allocated 97% to the investors and 3% to the managers.

     For income tax purposes, the gain realized upon the sale, exchange or other disposition of any property will be allocated as follows:

     first, to and among the investors in an amount equal to the negative balances in their respective capital accounts (pro rata based upon the relative amounts of such negative balances);

     then, 99% to the investors and 1% to the managers until the balance in each investor's capital account equals the sum of such investor's Adjusted Capital Contribution plus an amount equal to a 6.5% per annum return on such investor's Adjusted Capital
     Contribution, cumulative but not compounded, to the extent not previously distributed; and

     the balance of any remaining gain will then be allocated 90% to the investors and 10% to the managers.

     For income tax purposes, any loss on the sale, exchange or other disposition of any property shall be allocated 99% to the investors and 1% to the managers.

                  FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of material U.S. federal income tax considerations is based upon current law, which is subject to change (including retroactive changes) or to possible differing interpretations. It is not intended as a complete analysis of all potential federal income tax considerations relating to your purchase, ownership and disposition of units, and does not address all aspects of taxation that may be relevant to you in light of your individual circumstances. This summary specifically does not address the effect of any foreign, state or local tax laws. Unless otherwise expressly indicated, this summary applies only to investors who are individuals who are citizens or residents of the United States and is not addressed to corporate investors or to certain other types of investors subject to special treatment under federal income tax laws (such as persons not citizens or residents of the United States, tax-exempt entities, partnerships or other pass-through entities, dealers in securities, or dealers in commodities).

     Dorsey & Whitney LLP has rendered an opinion to our manager that the discussions set forth in this section and under the heading "Risk Factors - Federal Income Tax Risks" correctly summarize the material federal income tax considerations as of the date of this prospectus to potential investors of the purchase, ownership and disposition of units in AEI Fund 26. You should be aware, however, that the opinion of Dorsey & Whitney LLP is subject to the qualifications and assumptions set forth in the opinion and in this prospectus, is based upon facts described in this prospectus, relies upon certain certifications of our manager and is based upon current legislative, judicial and administrative interpretations of existing federal income tax law. In addition, the opinion represents counsel's legal judgment and is not binding upon the Internal Revenue Service or the courts.

     We urge you to consult your own tax advisor regarding the federal, state, local and foreign tax consequences to you of the purchase, ownership and disposition of units in light of your individual tax circumstances.

TAX STATUS OF AEI FUND 26

     AEI Fund 26 will be treated as a partnership for federal income tax purposes. Partnerships that are classified as "publicly traded partnerships" are treated as corporations for federal income tax purposes. AEI Fund 26 should not be classified as a publicly traded partnership either because its units are not and, under the terms of the operating agreement cannot be, traded on an established securities market, on a secondary market or on the substantial equivalent of a secondary market, or because it meets another exception to the publicly traded partnership rules.

TAXATION OF PROFITS AND LOSSES OF AEI FUND 26

     You must report on your income tax return your allocable share of our income, gains, losses, and deductions for each taxable year, even if we do not make any cash distributions to you. On your return, you either must report items we allocate to you consistently with the treatment on our information return or must identify and explain any inconsistency to the Internal Revenue Service. Your allocable share of such items will be determined under the terms of our operating agreement that are summarized under "Cash Distributions and Tax Allocations-Tax Allocations." The allocations under our operating agreement should be given effect for federal income tax purposes in determining how our income, gains, losses, deductions, and credits will be allocated among investors.

LIMITATIONS ON DEDUCTIBILITY OF LOSSES

     Your ability to deduct losses allocated to you by AEI Fund 26 is limited by several rules. You may deduct losses only to the extent of your adjusted tax basis in your units. Your adjusted tax basis in your units generally equals the amount that you paid for the units increased by income or gains allocated to you with respect to the units and decreased (but not below zero) by distributions, deductions and losses allocated to you with respect to the units.

     You may only deduct losses to the extent of your "at-risk" amount, which is calculated in a manner that is similar to the calculation of your adjusted tax basis, except that the "at risk" amount does not include any amount borrowed on a non-recourse basis by AEI Fund 26 or from someone with an interest in AEI Fund 26.

     You may deduct capital losses only to the extent of your short-term or long-term capital gains for the year, plus $3,000. You may, therefore, not be able to deduct all of the losses allocated to you in the year in which those losses are allocated. You generally may not carry back capital losses to offset gains in prior years. Capital losses that you cannot deduct in any year are carried over indefinitely to future years.

PASSIVE -ACTIVITY LOSS RULES AND THEIR EFFECT ON THE TREATMENT OF
INCOME AND LOSS

     Our manager expects that most of the income or losses allocated to you by AEI Fund 26 will constitute income or losses from passive activities. You may generally deduct losses from passive activities only to the extent of your income from passive activities. Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years. Suspended losses generated by AEI Fund 26, if any, will become deductible in full upon the liquidation of AEI Fund 26 or when an investor disposes of all of its units in a fully taxable transaction.

     We may earn income on the investment of the proceeds of this offering before we purchase properties or from other working capital investments. That income will be treated as portfolio income, which cannot be offset with losses from passive activities, including our rental activities.

     Recently enacted rules also may place limits on losses generated by any tax-exempt use property held by AEI Fund 26. A portion of the properties owned by AEI Fund 26 may be treated as tax-exempt use property if tax-exempt entities invest in the fund. Under these rules, losses generated by a particular tax-exempt use property may be used only to offset income and gain generated by that same property. Losses that are disallowed in one tax year under these rules will be carried over and may be used to offset income and gain generated from that property in future years. These rules may also limit the ability of an investor to offset passive losses from other sources against income from AEI Fund 26 if those losses arise from tax exempt use property placed into service after March 12, 2004.
The rules would generally not limit the ability of an investor to offset net income from Fund 26 with passive losses from other investments that are not generated by tax exempt use property.

DEPRECIATION

     We will depreciate our properties for tax purposes as required by the Internal Revenue Code. Nearly all of our properties will be depreciated over 39- or 40-year recovery periods, using the straight-line method. Our depreciation deductions will reduce our taxable income, and will reduce our adjusted basis in the properties, which will increase the potential gain (or decrease the potential loss) recognized upon the sale of the properties. We expect to depreciate a small portion of the properties we purchase, attributable to equipment and land improvements, over a period of 5 to 15 years.

LEASES

     For some situations, the Internal Revenue Service has taken the position that certain lease transactions should be treated as financing transactions rather than as true leases. We intend to structure all of our lease transactions, including any sale-leaseback transactions, so that our leases will be characterized as "true leases" and we will be treated as the owner of the properties in question for federal income tax purposes. We will not seek an advance ruling from the Internal Revenue Service or obtain an opinion of counsel regarding this characterization, however, and a determination by the Internal Revenue Service to the contrary could result in substantial adverse tax consequences to investors. For example, investors could be deprived of deductions for depreciation and cost recovery, and income derived from lease transactions in which we are not treated as the owner of the leased properties would not be passive activity income that could potentially be offset by passive activity losses that we generate or that result from your investments in other passive activities.

     In addition, tax rules may require us to accrue a constant amount of rental income from certain lease agreements into which we may enter despite changes in rental rates or may require recapture on the disposition of the properties subject to the lease agreements. If we enter into such a lease agreement, we could be required to recognize more income in a year than we actually receive in that year.

ORGANIZATIONAL AND SYNDICATION COSTS AND OTHER EXPENSES

     Expenses incurred in connection with either organizing AEI Fund 26 or syndicating interests in AEI Fund 26 are generally not currently deductible, with the exception that we may elect to deduct $5,000 of organizational expenses. The $5,000 limit will be reduced if our total organizational expenses exceed $50,000. Organizational expenses in excess of the deductible amount may be amortized and deducted ratably over 180 months. Syndication expenses are neither deductible nor amortizable and include costs and expenses incurred in connection with promoting and marketing the units. The Internal Revenue Service may attempt to recharacterize certain costs and expenses which our manager intends to deduct or amortize as nondeductible syndication expenses.

     Our manager will allocate our expenses between those that are paid for ordinary and necessary business expenses, which are currently deductible, and those that must be added to the purchase price of our properties, which must be amortized and deducted over time. The Internal Revenue Service may challenge these allocations.

DISTRIBUTIONS

     As indicated above, you will be required to report on your income tax return your share of our income and gains, even if we do not make any distributions of cash to you. You will not also be taxed on distributions or partial redemption payments unless the aggregate amount you receive exceeds your adjusted tax basis in all of your units. If you receive distributions in excess of your adjusted tax basis, you will recognize gain equal to the excess.

     Tax rules do not permit recognition of a loss upon a partial redemption of your units. If you receive a cash payment in complete redemption of all of your units, you will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash you receive and your adjusted tax basis in your units. The gain or loss will be characterized as long-term or short-term capital gain or loss depending upon whether you held the units for more than one year, except for that portion of any gain or loss attributable to your share of our "unrealized receivables" and "inventory items," as defined in the Internal Revenue Code, which portion would be taxable as ordinary income or loss.

SALE OF PROPERTIES

     Upon the sale of any of our properties, we will recognize gain or loss to the extent that the amount realized is more or less than the adjusted basis of the property sold. The amount realized upon the sale of one of our properties will generally be equal to the sum of the cash received plus the amount of indebtedness encumbering the property, if any, assumed by the purchaser or to which the property remains subject upon the transfer of the property to the purchaser. The adjusted basis of partnership property will in general be equal to the original cost of the property less depreciation and cost recovery allowances allowed with respect to the property.

     Assuming that we are not deemed to be a dealer with respect to our properties, an investor's allocable share of the gains or losses resulting from the sale of any of our properties that we have held for at least one year would generally be combined with any gains or losses realized by the investor in that year from the sale of other depreciable or real property used in a trade or business, and the net gain or loss from those sales will generally be treated as long-term capital gain or ordinary loss. Depreciation or cost recovery allowance recapture could cause a portion of those gains to be treated as ordinary income. The amount of taxable gain allocated to an investor with respect to the sale of one of our properties may exceed the cash proceeds received by that investor with respect to the sale.

LIQUIDATION

     The operating agreement provides that investors will receive only distributions of money and no distributions of property upon the liquidation of AEI Fund 26. Upon your receipt of a liquidating distribution of money, you will recognize gain or loss to the extent that the amount of the distribution is more or less than the adjusted basis of your units. The gain or loss will be characterized as long-term or short-term capital gain or loss depending upon whether you held the units for more than one year, except for that portion of any gain or loss attributable to your share of our "unrealized receivables" and "inventory items," as defined in the Internal Revenue Code, which portion would be taxable as ordinary income or loss.

SALE OF UNITS

     You may be unable to sell any of your units because no active trading market exists for the units and the operating agreement imposes substantial restrictions on transfer. If you sell any units, however, you will recognize gain or loss equal to the difference between the amount realized on the sale and your adjusted tax basis in the units sold. The amount realized on the sale is the sum of any money and the fair market value of any property you receive in exchange for the units plus your share of partnership liabilities. Assuming that you have held the units for more than 12 months, your gain or loss will be long-term capital gain or loss, except for that portion of any gain or loss attributable to your share of our "unrealized receivables" and "inventory items," as defined in the Internal Revenue Code, which portion would be taxable as ordinary income or loss.

ALTERNATIVE MINIMUM TAX

     Alternative minimum tax is payable to the extent that a taxpayer's alternative minimum tax liability exceeds the taxpayer's regular federal income tax liability for the taxable year. The amount of alternative minimum tax imposed depends upon various factors unique to each particular taxpayer. Accordingly, you should consult with your own tax advisor regarding the possible application of the alternative minimum tax in your individual circumstances.

FUND AUDIT PROCEDURES

     If the Internal Revenue Service audits AEI Fund 26, our manager will take primary responsibility for contesting any proposed federal income tax adjustments. If an audit results in an adverse adjustment, you may be required to pay additional taxes, interest and penalties. Our manager may also extend the statute of limitations as to all investors and, in certain circumstances, bind each investor to such adjustments. Although our manager will attempt to inform each investor of the commencement and disposition of any such audit or subsequent proceedings, you should be aware that your participation in tax administrative or judicial proceedings relating to AEI Fund 26 will be substantially restricted.

TAX SHELTER REGULATIONS

     Any entity deemed to be a "tax shelter," as defined by the Internal Revenue Code, is required to register with the Internal Revenue Service. The "tax shelter" definition is complex, but generally applies to investments in which an investor expects to be allocated deductions significantly in excess of the investor's capital contributions during the first five years of the investment. AEI Fund 26 is not intended to constitute a "tax shelter," as so defined, and our managers have determined that, based upon its characteristics, AEI Fund 26 is not required to be registered as a "tax shelter."

FOREIGN INVESTORS

     This discussion is not intended to describe tax consequences of an investment in AEI Fund 26 by foreign investors. Nonetheless, you should understand that foreign investors could be subject to tax and to withholding of taxes by AEI Fund 26 under the Foreign Investment in Real Property Tax Act of 1980 and other relevant provisions of the Internal Revenue Code.

                      RESTRICTIONS ON TRANSFER

     We do not expect a public market for the units to develop. You should not expect to be able to easily sell your units or use them as collateral for a loan. If you wish to sell your units, you might not be able to find a buyer due to market conditions or the general illiquidity of the units. Moreover, if you are able to sell your units, dependent upon the price negotiated, you might receive less than your original investment. We cannot assure you that your units can be resold for their original purchase price.

     Our operating agreement allows transfers, other than "permitted transfers," only if they comply with certain safe harbors created by the IRS from treatment of AEI Fund 26 as a "publicly traded partnership" for tax purposes.

     Our operating agreement also prohibits us from transferring units that you sell unless you confirm, directly (not through a power of attorney), that you know the most recent repurchase price that we were offering prior to your proposed sale. The operating agreement provides that your agreement to sell your units without this information is void. Our operating agreement requires this information because our managers believe that investors in other AEI Funds have been defrauded into selling units at well below their value by persons who withheld this information.

     You must also provide us with 15 days written notice before you can complete a sale of your units. We have the right to purchase your units upon the same terms that you propose to sell them to a third party by notifying you in writing during this 15 day period. This may render it more difficult for you to sell your units. Under our operating agreement, we will require any substituted investor to agree in the instrument of assignment to become an investor and to pay reasonable legal fees and filing costs in connection with his substitution as an investor. We will recognize transfers of units only as of the last day of the month in which we receive written evidence regarding the assignment in form satisfactory to our managers.

                   SUMMARY OF OPERATING AGREEMENT

     Your rights as a member in AEI Fund 26 are established and governed by the operating agreement that is enclosed with this prospectus as Exhibit A. The subscription agreement that you must sign to invest in this Fund includes a power of attorney that gives our managers the power to sign the operating agreement on your behalf.

     This section of the prospectus, together with the sections referenced in the next paragraph below, summarizes all of the material provisions of the operating agreement. It is not, however, as complete or as detailed as the operating agreement itself. You should carefully review the operating agreement with your advisors.

     Some provisions of the operating agreement are described in other sections of this prospectus:

     For a discussion of compensation and payments to our managers and their affiliates, see "Compensation to Managers and Affiliates."

     For a discussion of the distribution of cash and the allocation of profits and losses for tax purposes, see "Cash Distributions and Tax Allocations."

     For a discussion of investment objectives and policies, see
     "Investment Objectives and Policies."

     For a discussion of the liability of our managers for their acts or omissions and the indemnification of the managers, see
     "Managers-Fiduciary Responsibility."

     For a discussion of rights of our managers to withdraw, or of our investors to remove a manager, see "Managers-Management."

     For a discussion of the reports to be received by the investors, see "Reports to Investors."

TERM AND DISSOLUTION

     Our operating agreement provides that we will be dissolved and liquidated at any of the following times or events:

     December 31, 2055;

     the decision of investors holding a majority of the units;

     the final sale or disposition of our assets;

     the final decree of a court that dissolution is required under law; or

     if all our managers withdraw or are expelled and no successor is appointed.

RETURN OF CAPITAL

     Prior to dissolution and liquidation, you will not have the right to demand the return of your investment unless we are unable to fully utilize the offering proceeds, either by purchasing properties or through joint ventures with other similar programs.

VOTING RIGHTS

     As a limited member, you will have the right to vote on and approve the following matters:

     amendments to our operating agreement;

     removal of either or both of our managers;

     election of a new manager;

     the sale of all or substantially all of our assets;

     dissolution by our members; or

     changes in our investment objectives.

     Investors may vote at a meeting or by written consent. In either case, the vote of the holders of the majority of the units outstanding will decide each matter, except that any amendment to the operating agreement that adversely affects our managers may not be approved without their consent.

MEETINGS

     Periodic meetings of our investors are not required and we currently do not intend to hold meetings. Our managers may, however, call a meeting at any time and are required to call a meeting if investors holding at least 10% of the units properly request a meeting. After receipt of a request for a meeting, our managers are required to send notice to all investors of the meeting within 10 days and hold the meeting at the time requested (which must be more than 15 days and less than 60 days after the request).

REPURCHASE OF UNITS

     Starting 36 months after the date of this prospectus, and subject to certain conditions discussed in the operating agreement, we will repurchase an investor's unit(s) upon proper written request. The repurchase price will be equal to 100% of the net value per unit in the case of units of a deceased investor, who is a natural person, including units held by the investor in an IRA or other qualified plan, and 85% of the net value per unit for other repurchases. Net value per unit will be estimated by our managers based on methods they believes are reasonable. In most cases, our managers will estimate value per unit by adding the value of individual properties that we hold to any other assets, such as cash, subtracting any liabilities we have outstanding, subtracting the interest of our managers, and dividing the result by the number of units outstanding. Our managers normally estimate the value of individual properties we hold by dividing the annual rental income for the property by capitalization rates for comparable properties sold by affiliates of our managers, or known to our managers in the marketplace.
Properties are then reviewed to determine that the capitalization rate also reflects circumstances that may be unique to each specific property. For example, if a lease contains an option for the tenant to purchase the property at a price that is less than the capitalized rents, the option price will be used for valuation purposes. If a property is vacant, the marketability of the property is analyzed and a discount factor is applied to the original property acquisition price or, if there is existing market interest in a vacant property, the merit of such interest is reviewed and the valuation is adjusted accordingly. Our managers will calculate and make available to you as soon as possible after the first business day of January and July of each year the net value per unit, as well as the price at which units may be presented for repurchase.

     To have your units repurchased, you or your representative must submit a written request to our manager. If your testamentary estate or heirs are requesting the repurchase, the written notice must be received within 180 days after your death. If the units are held jointly and either of the joint owners dies, the written request for repurchase may be made by the surviving joint owner. If the investor is a trust, partnership, corporation or similar entity, and/or the units were not acquired directly from the Company, these rights for repurchase upon death do not apply. For all other repurchases, if you want your units repurchased, you must submit a written request stating the number of units you want repurchased. You must mail the request after January 1 but before January 31, or after July 1 but before July 31 of the year of repurchase.

     We will repurchase units on March 31 and September 30 of each year based on the value at the beginning of the repurchase period. You will not be entitled to distributions from the beginning of the repurchase period to the date of repurchase and any distributions you receive will be deducted from the repurchase price that is paid to you. Any investor who tenders units that are not repurchased must re-tender the units in succeeding periods if he or she wants the request reconsidered.

     Our obligation to repurchase units is limited in any year to 2% of the number of units outstanding at the beginning of the year of repurchase. If investors tender units totaling more than 2% of the units outstanding at the beginning of the year, we will honor repurchase requests with the earliest postmarks first. We are not obligated to repurchase any unit(s) if doing so would, in the discretion of our managers, impair our operations.

     We will pay for repurchases out of either revenues otherwise distributable to investors or from borrowings. We cannot assure you that revenues or borrowings will be available for repurchases, that we will be able to repurchase any or all of the units tendered, or that our managers will not suspend repurchases. A repurchase will result in smaller distributions to remaining investors in the year of repurchase, but will not result in a reduction of taxable income or gains to such investors. A repurchase will, however, result in the remaining investors owning a proportionately larger interest in AEI Fund 26. A repurchase may result in certain adverse tax consequences to the tendering investor.

DISTRIBUTION REINVESTMENT PLAN

     We have established a distribution reinvestment plan for investors who elect in writing to have their distributions of our cash reinvested in additional units during the period of this offering. Our managers, in their discretion, may decide at any time to terminate the reinvestment plan. Our reinvestment plan allows participating investors to directly purchase additional units at the offering price of $10.00 per unit.

     No distributions accruing to an investor who participates in the reinvestment plan prior to release of funds from escrow and execution of the operating agreement will be reinvested. All other distributions to participants in the reinvestment plan will be reinvested within 30 days after the date of the distribution, provided that:

     the sale of units continues to be registered or qualified for sale under federal and applicable state securities laws;

     each participant has received a current copy of this prospectus, including any supplements; and

     there has been no distribution of sales or refinancing proceeds to investors.

     The reinvestment plan will terminate upon completion of this offering. If one of the requirements described above is not satisfied, distributions will be paid in cash to participants rather than used in the reinvestment plan.

     If you participate in the reinvestment plan you must agree that, if you at any time fail to meet our suitability standards or cannot make the other investor representations contained in our current prospectus, the subscription agreement, or the operating agreement, you will promptly notify us in writing.

     You should understand that affirmative action is required to change or withdraw from the reinvestment plan. Change in or withdrawal from participation in the reinvestment plan will be effective only with respect to distributions made 30 days following receipt by our managers of written notice of change or withdrawal. In the event you transfer your units, the transfer will terminate your participation in the reinvestment plan as of the first day of the quarter in which the transfer is effective.

     We will not pay selling commissions or nonaccountable expenses for units purchased with reinvested distributions. We will not charge or offset any reinvestment fee against any reinvested distributions under the reinvestment plan. The cost of administering the reinvestment plan will be considered an organization and offering cost and the actual cost of administering the reinvestment plan may be reimbursed to our managers in accordance with the limitations on reimbursements for organization and offering expenses.

     Following each reinvestment, each participant in the plan will be sent a statement showing the distributions received and the number and price of units issued to the participant. Taxable participants will incur tax liability for income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested in the purchase of units.

     We reserve the right to amend any aspect of the reinvestment plan, or to terminate the reinvestment plan, with respect to any distribution of cash flow subsequent to notice of such amendment or termination, provided that notice is sent to all participants in the plan at least 10 days prior to the record date for the distribution. Our managers also reserve the right to assign the administrative duties of the reinvestment plan to a reinvestment agent who may hold units on behalf of participants, provide reports to participants, and satisfy other record keeping requirements.

     Investors may also be given the opportunity to reinvest distributions from AEI Fund 26 in interests of a program having substantially identical investment objectives as AEI Fund 26, if affiliates of our managers publicly offer the program interests after the termination of the offering of units under this prospectus. Investors would be allowed to reinvest distributions from AEI Fund 26 in a subsequent program only if each of the following conditions are satisfied:

     the subsequent program is registered under federal and applicable state securities laws;

     the subsequent program has substantially identical investment objectives;

     reinvesting investors are afforded the revocation rights described above with respect to such reinvestments and the payment of commissions on such reinvestments; and

     each participating investor receives the prospectus, including any supplements, relating to such subsequent program and satisfies the investment qualifications, including minimum investment requirements, for such subsequent offering.

     Our managers are not obligated to continue the offering of units or to offer units in any subsequent real estate programs or permit reinvestment therein.

LIABILITIES OF INVESTORS

     You will not be liable for any of our obligations in excess of the capital you agree to contribute by signing a subscription agreement, plus your share of undistributed net income. If, however, you receive a return of your capital contribution you will be liable, for a period of one year if the capital contribution was returned, for any obligations to creditors who extended credit, or whose claims arose, before your capital contribution was returned, but not in excess of the returned capital contribution with interest, necessary to discharge the liabilities. You will not have the right to a return of your capital contributions except in accordance with the distribution and repurchase provisions of our operating agreement.

RIGHTS, POWER AND DUTIES OF THE MANAGERS

     Our managers will have the exclusive right to manage our business. Our managers will be responsible for the selection, acquisition, sale, refinancing and leasing of all our properties. The rights, powers and duties of our managers may be delegated or contracted to an affiliate of the managers at cost. AEI Fund
Management XXI will initially serve as our manager.

SUBSTITUTED INVESTORS; ASSIGNEES

     You will not have the right to substitute an investor in your place unless you have represented to us that you have received information necessary to make a decision to assign your units, including information about the most recent repurchase price of units, and unless the substituted investor has agreed in the instrument of assignment to become an investor and has paid all expenses in connection with admission as a substituted investor. An assignee who does not become a substitute investor will only have the right to receive the distributions from AEI Fund 26 to which the assigning investor would have been entitled if no such assignment had been made. The assignee will have no right to require any information or account from us or to inspect our books.

APPOINTMENT OF MANAGERS AS ATTORNEYS-IN-FACT

     By signing the subscription agreement, you will irrevocably constitute and appoint our managers as your attorney-in-fact, with power to execute documents necessary to carry out the provisions of our operating agreement.

"ROLL-UPS"

     Our operating agreement prohibits transactions in which units are required to be exchanged for securities of another entity (as defined in the operating agreement as a "roll-up") unless certain rights of the investors are maintained in the resulting entity and unless a vote of the majority of our investors is obtained. The operating agreement defines a roll-up to include certain transactions involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of AEI Fund 26 and the issuance of securities from another entity. This definition comports with requirements under certain state securities laws but differs slightly from definitions used by the SEC and may differ from definitions contained in rules or legislation promulgated in the future. The determination of whether a transaction constitutes a roll-up will, in the first instance, be made by our managers.

     Our operating agreement provides, in material part, that we may not participate in any roll-up that would:

     reduce the democracy rights of our investors;

     impede the ability of the equity owners of the resulting entity to purchase the securities of that entity;

     limit the voting rights of our investors as equity owners of the resulting entity;

     limit rights to access to records of the resulting entity; or provide, without the consent of investors, that the costs of the roll-up are to be borne by AEI Fund 26.

     Further, our operating agreement requires that we obtain an appraisal by a competent independent expert of our assets, based upon all available information and assuming an orderly liquidation of our assets, in connection with any roll-up that we summarize for investors. If the appraisal is included in a roll-up prospectus, it must be filed with securities authorities and we will have liability for misrepresentations or omissions that it contains.

     A roll-up requires the vote of holders of not less than a majority of the units. Our operating agreement provides that an investor who votes against the roll-up must be given the option of accepting securities in the resulting entity or accepting either cash for the investor's units at the pro rata appraised value of our assets or the ability to retain the investor's interest in AEI Fund 26 on the same terms and conditions as existed previously.

                        REPORTS TO INVESTORS

     Our books and records will be maintained at our principal offices and will be open for examination and inspection by our investors during reasonable business hours. We will furnish a list of names and addresses and number of units held by investors to any investor who requests the list in writing for a proper purpose, with costs of photocopying and postage to be borne by the requesting investor. The assignee of an investor does not have a right to receive any reports unless the assignee is admitted as a substitute member in accordance with our operating agreement.

     Within 75 days after the close of each taxable year, we will distribute both to investors and assignees of investor interests who held the assignment interest during the relevant tax period, all information relating to AEI Fund 26, consisting of a Schedule K-1 report, that is necessary for the preparation of their federal income tax returns.

     Within 120 days after the end of each fiscal year, we will also distribute to you an annual report containing a balance sheet and statements of operations, changes in members' equity and cash flows (which will be prepared on a GAAP basis of accounting and will be examined and reported upon by an independent public accountant) and a report of our activities during the period reported upon. The annual report will describe all reimbursements to our managers and their affiliates and all distributions to investors, including the source of the payments. The annual report will also include our manager's estimate of the value of a unit in the Company, a statement of the method used to develop this estimated value, and the date of the data used to develop the estimated value.

     Within 60 days after the end of each quarter, we will also distribute to you a report containing a condensed balance sheet, condensed statements of operation, and a related cash flow statement, together with a detailed statement describing all real properties acquired (including the geographic locale and the plan of operation, the appraised value and purchase price and all other material information), setting forth all fees, if any, received by our managers or their affiliates and describing the services rendered for these fees.

     Our managers intend to make all of the foregoing reports available electronically, and to allow delivery to an e-mail address or through access at one of the manager's web sites. Because electronic delivery is expected to save considerable printing and mailing costs, all investors who have the ability to accept electronic delivery are urged to complete the portion of the subscription agreement that provides written consent to this form of delivery.

     Finally, when and if required by applicable SEC rules, we will make available to investors, upon request, the information set forth in SEC Form 10-QSB within 45 days after the close of each quarter and SEC Form 10-KSB within 90 days after the close of each fiscal year. Our managers are permitted to combine such reports so long as they are distributed in a timely manner.

                        PLAN OF DISTRIBUTION

THE OFFERING: HOW TO INVEST

     We are offering, through AEI Securities, as the manager of a syndicate of broker-dealers that will solicit purchase of units, $100,000,000 of our limited liability company interests in the form of 10,000,000 units of $10.00 each. You must purchase a minimum of five hundred units ($5,000) to invest. The offering period will commence on the date of this prospectus. We will not sell any units unless we receive subscriptions for at least 150,000 units within one year after the date of this prospectus.

     To invest, you will be required to accept and adopt the provisions of the operating agreement attached to this prospectus as Exhibit A and to complete and sign the subscription agreement attached as Exhibit D. At the time you submit a subscription agreement, you must submit a check for $10.00 for each Unit you are purchasing. Checks should be made payable to "Fidelity Bank-AEI Fund 26 Escrow." We will sell units to you only if you represent in writing that, at the time you sign the subscription agreement, you meet the suitability requirements described under "Who May Invest" above. AEI Securities has confirmed that its agreements with the broker-dealers who solicit purchase of units will prohibit sales to accounts over which the dealers have discretionary authority without the prior written approval of the customer and we will not accept any subscriptions signed by a dealer on behalf of a customer.

ESCROW: ACCEPTANCE OF SUBSCRIPTIONS

     We will deposit all funds received from investors in an escrow account with Fidelity Bank, Edina, Minnesota until $1,500,000 has been deposited. Purchases by our managers and their affiliates will not be counted for purposes of meeting this minimum. Broker-dealers who solicit purchases are required to forward your subscription and check to us by noon of the business day after you submit it and we are required to deposit your check in the escrow account by noon of the second business day after we receive it. If the required $1,500,000 has not been deposited within one year after the date of this prospectus, all subscriptions will be canceled and all funds will be promptly returned to investors with interest and without any deduction. An investor may not withdraw his funds from the escrow account. When we have received subscriptions for the minimum number of units, our managers may remove funds from escrow and instruct the escrow agent to pay accrued selling commissions. After this initial release from escrow, the escrow account will convert to a convenience clearing account for our use.

     Upon admission to AEI Fund 26, you will receive your pro rata share of any interest earned on escrowed funds based upon the date of deposit of your subscription payment. Escrow funds will be invested in insured deposits with a financial institution and will earn interest at short-term deposit rates. Following first admission, we will admit additional investors as limited members on or before the first business day of each month until the termination of the offering. Only subscribers whose subscriptions have been received and accepted at least five business days prior to each admittance date will be admitted as limited members on such date.

     Our managers have complete discretion to reject any subscription agreement within 30 days of its submission. Funds from a rejected subscriber will be returned within 10 days after rejection. Subscriptions may be rejected for an investor's failure to meet the suitability requirements, an over-subscription of the offering, or for other reasons determined to be in the best interest of AEI Fund
26. Our managers and their affiliates may purchase units, without limitation, on the same terms as other investors. Any purchase by the managers or affiliates will be for investment and not for redistribution.

SELLING ARRANGEMENTS

     AEI Securities and other broker-dealers that are members of the NASD as "participating dealers," have agreed to use their "commercially reasonable efforts" to sell the units. None of these broker-dealers are obligated to purchase units and resell them or to sell any or all of the units. Participating dealers in the offering will offer and sell units on the same terms and conditions as AEI Securities.

     Except as described below, we will pay AEI Securities selling commissions and a nonaccountable expense allowance totaling 9.5% of the gross proceeds from the sale of units, a portion of which it will repay to participating dealers. AEI Securities may also receive up to one-half of 1% of the gross offering proceeds for the reimbursement of bona fide due diligence expenses of the participating dealers, all of which will be repaid by AEI Securities to the participating dealers.

     We will sell units directly to the dealer or customer at a price of $9.35 per unit, in connection with the following special sales:

       the sale of our units to one or more participating dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase units net of selling commissions;

       the sale of units to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature, provided that the participating dealer associated with the investment advisor agrees to waive its commission.

     It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our units.


DEFERRED COMMISSION OPTION

     You may agree with the participating dealer and the dealer manager to have selling commissions due on the purchase of your units paid over a period of up to six years pursuant to a deferred commission option arrangement. If you elect the deferred commission option, you may purchase units for an initial purchase price of $9.50 per unit. Under this arrangement, you will pay $.45 per unit upon subscription to cover the nonaccountable expenses of the dealer manager and a portion of the participating dealer commission, rather than the $.95 per unit selling commission and expense allowance, and we will deduct an amount equal to a $.10 per unit selling commission per year for the next five years from cash distributions otherwise payable to you. For example, to purchase 10,000 units, you would pay $95,000 with your subscription and we would pay selling commissions and nonaccountable expenses of $4,500 upon subscription. For each of the five years following the subscription, we will deduct $.10 per unit, or $1,000 total, from cash distributions otherwise payable to you. We would pay this amount to the participating dealer on your behalf to pay deferred commission obligations. You will be considered, for tax purposes, to have received the commissions we pay on your behalf as a distribution and we will report to the IRS the income it represents even though you do not receive it.

     To elect the deferred commission option, you must complete the subscription agreement and must also have an authorized representative of the participating dealer initial the agreement. If you elect the deferred commission option and either (i) elect to participate in our unit repurchase program or (ii) request that we transfer your units for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions, then we will accelerate the remaining selling commissions due under the deferred commission option. If you decide to sell your units under our unit repurchase program, you will be required to pay us the unpaid portion of the deferred commission obligation prior to our purchase of your units or we will deduct the unpaid portion from the amount we would otherwise pay you on repurchase. If you request that we transfer your units for any other reason, we will not effect the transfer until you first either pay us the unpaid portion of the deferred commission obligation; or provide us with a written commitment signed by the transferee that the transferee will pay the unpaid portion from cash distributions otherwise payable to the transferee during the remaining portion of the deferred commission period. If your deferred commissions have not been paid prior to the time we liquidate, we will deduct the unpaid portion from any proceeds to which you are entitled at the time of our liquidation.

     We will not pay any other incentive fees, wholesaling costs or other expense reimbursement or commissions for sales efforts.

INDEMNIFICATION OF DEALERS

     We will indemnify the broker-dealers that act as participating dealers and their controlling persons, against certain liabilities, including liabilities under the Securities Act of 1933. As of the date of this prospectus, no broker-dealers have entered into a Participating Dealer Agreement. We will also reimburse our managers for certain expenses incurred by them in connection with the supervision and monitoring of the organizational and pre-sale activities of AEI Fund 26.

                           SALES MATERIALS

     Sales material may be used in connection with this offering only when accompanied or preceded by the delivery of this prospectus. The sales materials that may be disseminated to prospective investors include a brochure, video, slide presentation and transmittal letter prepared by our managers describing AEI Fund 26 and our proposed operations. In certain states, all sales materials may not be available. Except for these materials, sales materials have not been authorized for use by our managers and should be disregarded.

     This offering is made only by means of this prospectus. Although the information contained in the supplemental sales material does not conflict with the information contained in this prospectus, such sales material does not purport to be complete and should not be considered part of this prospectus or as forming the basis of the offering of the units.

                          LEGAL PROCEEDINGS

     Neither AEI Fund 26 nor the managers are parties to any pending legal proceedings that are material to AEI Fund 26. Neither AEI Fund Management XXI nor Robert P. Johnson, who is the general partner or managing member of other investment programs, is an adverse party in any legal proceedings with limited partners or limited members in such other limited partnerships or limited liability companies.

                               EXPERTS

     The balance sheets of AEI Income & Growth Fund 26 LLC, as of April 4, 2005, and AEI Fund Management XXI, Inc., as of December 31, 2004 and December 31, 2003, included in this Prospectus have been examined by Boulay, Heutmaker, Zibell & Co., P.L.L.P., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance on the authority of said firm as experts in giving such report.

     The discussions under the headings "Risk Factors-Federal Income Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Dorsey & Whitney LLP, counsel for our manager. We have received the opinion of Dorsey & Whitney LLP that those discussions correctly summarize the material federal income tax considerations as of the date of this prospectus to potential investors of the purchase, ownership and disposition of units in AEI Fund 26.

                            LEGAL OPINION

     The legality of the units will be passed upon for AEI Fund 26 by counsel to our managers, Dorsey & Whitney LLP.

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Members
AEI Income & Growth Fund 26 LLC
St. Paul, Minnesota


     We have audited the accompanying balance sheet of AEI Income & Growth Fund 26 LLC as of April 4, 2005. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of AEI
Income & Growth Fund 26 LLC as of April 4, 2005, in conformity with U.S. generally accepted accounting principles.


                        /s/ BOULAY, HEUTMAKER, ZIBELL & CO. P.L.L.P.
                            Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                               Certified Public Accountants

Minneapolis, Minnesota
April 7, 2005

                 AEI INCOME & GROWTH FUND 26 LLC
                          BALANCE SHEET
                          APRIL 4, 2005





                             ASSETS


  Cash                                             $  1,000
                                                    ========



                 LIABILITIES AND MEMBERS' EQUITY


MEMBERS' EQUITY:

  Managing Members' Equity                         $  1,000
                                                    --------
       Total Liabilities and Members' Equity       $  1,000
                                                    ========







The accompanying Notes to the Balance Sheet are an integral part of this statement.

                 AEI INCOME & GROWTH FUND 26 LLC
                   NOTES TO THE BALANCE SHEET
                          APRIL 4, 2005

(1)SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES -

   Organization

     AEI Income & Growth Fund 26 LLC (the Company), a Limited Liability Company, was formed on March 14, 2005 to acquire and lease commercial properties to operating tenants. The Company's operations are managed by AEI Fund Management XXI, Inc. (AFM), the Managing Member. Robert P. Johnson, the President and sole director of AFM, serves as the Special Managing Member. AFM is a wholly owned subsidiary of AEI Capital Corporation of which Mr. Johnson is the majority shareholder. The Company has elected December 31 for its fiscal year end. The Operating Agreement provides that the entity is to expire in the year 2055.

     The terms of the offering call for a subscription price of $10 per LLC Unit, payable on acceptance of the offer. The Company has not yet sold any Units. Under the terms of the Operating Agreement, 10,000,000 LLC Units are available for subscription which, if fully subscribed, will result in contributed Limited Members' capital of $100,000,000. The agreement sets forth the methods for allocation of Net Cash Flow, Net Proceeds of Sale and profits, losses and other items.

   Operations

     In the interim period since inception, the Company did not engage in any operations or incur any expenses. Accordingly, a Statement of Income, Statement of Cash Flows and Statement of Changes in Members' Equity are not presented.

   Accounting Estimates

     Management uses estimates and assumptions in preparing the balance sheet in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets, liabilities and equity. Actual results could differ from those estimates.

(2)  INCOME TAXES -

     The income or loss of the Company for federal income tax reporting purposes is includable in the income tax returns of the members. In general, no recognition has been given to income taxes in the accompanying balance sheet.

     The tax return and the amount of distributable LLC income or loss are subject to examination by federal and state taxing authorities. If such an examination results in changes to distributable LLC income or loss, the taxable income of the members would be adjusted accordingly.

(3)  FAIR VALUE OF FINANCIAL INSTRUMENTS -

     The carrying value of financial instruments approximate fair value.

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Board of Directors
AEI Fund Management XXI, Inc.
Saint Paul, Minnesota


      We have audited the accompanying balance sheet of AEI Fund Management XXI, Inc. as of December 31, 2004 and December 31, 2003. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of AEI Fund Management XXI, Inc. as of December 31, 2004 and December 31, 2003, in conformity with U.S. generally accepted accounting principles.


                           /s/BOULAY, HEUTMAKER, ZIBELL & CO. P.L.L.P.
                              Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                  Certified Public Accountants


Minneapolis, Minnesota
January 26, 2005

                  AEI FUND MANAGEMENT XXI, INC.
                          BALANCE SHEET
                           DECEMBER 31




                             ASSETS


                                                    2004           2003

CURRENT ASSETS:
   Cash and Cash Equivalents                     $  23,185      $  20,463
   Partnership Distributions Receivable             26,393         23,092
   Receivable from AEI Fund Management, Inc.            55             60
                                                  ---------      ---------
        Total Current Assets                        49,633         43,615
                                                  ---------      ---------
NONCURRENT ASSETS:
   Real Estate Investments                          35,487         46,533
                                                  ---------      ---------
             Total Assets                        $  85,120      $  90,148
                                                  =========      =========


                       LIABILITIES AND STOCKHOLDER'S EQUITY


NONCURRENT LIABILITIES:
   Deficit in Real Estate Investments            $  13,354      $  12,032

STOCKHOLDER'S EQUITY:
   Common Stock, Par Value $.01 per Share,
    100,000 Shares authorized,
    1,000 Shares issued and outstanding                 10             10
   Additional Paid-in Capital                          990            990
   Retained Earnings                                70,766         77,116
                                                  ---------      ---------
    Total Stockholder's Equity                      71,766         78,116
                                                  ---------      ---------
      Total Liabilities and Stockholder's Equity $  85,120      $  90,148
                                                  =========      =========

 The accompanying notes to Balance Sheet are an integral part of this statement.

                  AEI FUND MANAGEMENT XXI, INC.
                     NOTES TO BALANCE SHEET
                   DECEMBER 31, 2004 AND 2003

(1)SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES -

   Organization

     AEI Fund Management XXI, Inc. (Company) is the Managing General Partner of AEI Income & Growth Fund XXI Limited Partnership (Fund XXI), and AEI Income & Growth Fund XXII Limited Partnership (Fund XXII). The Company is the Managing Member of AEI Income & Growth Fund 23 LLC (Fund
     23), AEI Income & Growth Fund 24 LLC (Fund 24), and AEI Income & Growth Fund 25 LLC (Fund 25). On August 31, 2003, Robert P. Johnson, the Company's sole stockholder, contributed the outstanding shares of the Company to a newly formed entity, AEI Capital Corporation (ACC). The Company operates as a wholly owned subsidiary of ACC. Robert P. Johnson is the majority stockholder of ACC. At December 31, 2004 and 2003, the Company owned 22 Limited Partnership
     Units of Fund XXII. Investors in the funds listed above have no interest in the assets or operations of the Company.

   Financial Statement Presentation

     The Company accounts for its investments under the equity method of accounting. The Company's major source of cash is its share of distributions allocated under the terms of the Limited Partnership or Limited Liability Company Agreements. The combined assets, revenues and net income for the above referenced entities were $88,833,095, $6,248,139 and
     $4,523,603   for   2004  and  $71,796,077,  $5,173,209   and
     $6,928,294 for 2003. The Company's share of income (loss) ranges from 1% to 2%. At December 31, 2004 and December 31, 2003, the Company had accumulated deficits of $13,354 and $12,032, respectively. The Company would be responsible to fund a deficiency in its capital account, as defined by agreement, if the real estate investment terminates.

   Accounting Estimates

     Management uses estimates and assumptions in preparing this balance sheet in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets, liabilities and stockholder's equity. Actual results could differ from those estimates.

   Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

   Cash Concentrations of Credit Risk

     The   Partnership's  cash  is  deposited  primarily  in  one
     financial institution and at times during the year it may exceed FDIC insurance limits.

                  AEI FUND MANAGEMENT XXI, INC.
                     NOTES TO BALANCE SHEET
                   DECEMBER 31, 2004 AND 2003

(2)  RECEIVABLE FROM AEI FUND MANAGEMENT, INC. -

     AEI Fund Management, Inc. (AFM), an affiliated organization, performs the administrative and operating functions of the Company. The receivable from AEI Fund Management, Inc. represents the balance due for those services. The balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

(3)  INCOME TAXES -

     The Company elected S-Corporation status. As a result, prior to September 1, 2003, the income of the Company for Federal and State income tax reporting purposes was included in the income tax return of the sole stockholder. On August 31, 2003, the Company became a qualified subchapter S subsidiary of ACC. As a result, the income of the Company is treated as belonging to the parent corporation, ACC. In general, no recognition has been given to income taxes in the accompanying financial statements.

(4)  FAIR VALUE OF FINANCIAL INSTRUMENTS -

     The carrying value of financial instruments approximate fair value.

                              EXHIBIT A

                         OPERATING AGREEMENT
                                 OF
                   AEI INCOME & GROWTH FUND 26 LLC


                          TABLE OF CONTENTS

     Article                                               Page

      I.    Formation of Limited Liability Company          A-2

      II.   Definitions                                     A-2

      III.  Purpose and Character of Business               A-6

      IV.   Capital                                         A-7

      V.    Allocation of Profits, Gains and
             Losses; Distributions to Members               A-9

      VI.   Rights, Powers and Duties of Managing Members   A-12

      VII.  Provisions Applicable to Limited Members        A-18

      VIII. Books of Account; Reports and Fiscal Matters    A-21

      IX.   Assignment of Limited Member's Interest         A-23

      X.    Death Withdrawal, Expulsion and Replacement
             of the Managing Members                        A-25

      XI.   Amendment of Agreement and Meetings             A-26

      XII.  Dissolution and Liquidation                     A-26

      XIII. Miscellaneous Provisions                        A-28

                         OPERATING AGREEMENT
                                 OF
                   AEI INCOME & GROWTH FUND 26 LLC


      THIS OPERATING AGREEMENT is entered into as of this         day
of               ,  2005  by and among AEI Fund Management XXI,  Inc.
(the "Managing Member"), a Minnesota corporation, Robert P. Johnson (the "Special Managing Member"), and all other parties comprising the Limited Members, who shall execute this agreement and whose addresses appear at the end of this agreement.

I.   FORMATION OF THE LIMITED LIABILITY COMPANY

      The parties hereto do hereby confirm the formation of a limited liability company (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act (the "Act") by the filing of a Certificate of Formation on March 14, 2005 and agree that the Company shall be governed by the terms of this agreement. The parties agree that they shall promptly file any amended certificates of formation that may be required in the appropriate office in the State of Delaware and in such other offices as may be required, and that the parties shall comply with the other provisions and requirements of the Limited Liability Company Act as in effect in Delaware, which Act shall govern the rights and liabilities of the Members, except as herein or otherwise expressly stated.

1.1 NAME. The business of the Company is conducted under the firm name and style of: AEI INCOME & GROWTH FUND 26 LLC.

1.2 AGENT FOR SERVICE. The agent for service of process is The Corporation Trust Company. The location of the agent for service of process of the Company shall be at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

1.3 PRINCIPAL PLACE OF BUSINESS /NAMES AND ADDRESSES. The location of the principal place of business, principal office and agent for service of process of the Company shall be at the offices of the Managing Member, 1300 Wells Fargo Place, 30 East 7th Street, Saint Paul, Minnesota 55101. The Company may also maintain offices at such other place of business as the Managing Member may from time to time determine. The name and address of the Managing Member is AEI Fund Management XXI, Inc., 1300 Wells Fargo Place, 30 East 7th Street,
Saint Paul, Minnesota 55101. The name and address of the Special Managing Member is Robert P. Johnson, 1300 Wells Fargo Place, 30 East 7th Street, Saint Paul, Minnesota 55101. The names and addresses of the Limited Members are set forth on Schedule A at the end of this agreement.

1.4 TERM. The Company shall commence business on the date hereof, and shall continue until December 31, 2055, unless dissolved, terminated and liquidated prior thereto under the provisions of
Article XII.

II.  DEFINITIONS

      As used in this agreement, the following terms shall have the following meanings:

2.1 "Acquisition Expenses" means expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on properties not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties with initial, whether or not acquired.

2.2 "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with making or investing in mortgage loans or the purchase, development or construction of Properties, whether designated as a real estate commission relating to the purchase of Properties, Selection Fee, Development Fee, Construction Fee, nonrecurring management fee, loan fees or points paid by borrowers to the Managing Member if the Company invests in mortgage loans, or any fee of a similar nature, however designated or however treated for tax or accounting purposes. Acquisition Fees shall not include Development Fees and Construction Fees paid to any person or entity who is not Affiliates of the Managing Members in connection with the actual development and construction of a project.

2.3 "Adjusted Capital Contributions" means the aggregate original capital contribution of a Limited Member reduced, from time to time, by (i) any return of capital contributions pursuant to Section 4.5, and (ii) to the extent the Company has paid a cumulative (but not compounded) 6% per annum return on Adjusted Capital Contributions, by total cash distributed from Net Proceeds of Sale with respect to the Units; and increased from time to time by the product of (i) the Adjusted Capital Contribution of any Limited Member whose Units are repurchased and (ii) the ratio of each remaining Limited Member's Units to the total Units outstanding after such repurchase. Adjusted Capital Contributions shall not be reduced by distributions of Net Cash Flow.

2.4    "Administrative  Expenses"  means  expenses  incurred  by  the
Managing Members and their Affiliates during the operation of the Company directly attributable to rendering the following services to the Company: (i) administering the Company (including agency type services, member relations and communications, financial and tax reporting, accounting and payment of accounts, payment of distributions, payment of unit redemptions, staffing and processing other investor requests); (ii) property management (including collecting, depositing and monitoring rental payments and penalties, monitoring compliance with leases, monitoring the maintenance of property and liability insurance and the payment of taxes, maintenance of lease insurance (if applicable), monitoring and negotiating other forms of tenant security and financial condition, ongoing site inspections and property reviews and reviewing tenant reports); (iii) property and lease workout (including enforcing lease provisions in default, filing lease insurance claims, enforcing guarantees, collecting letters of credit or foreclosing other collateral, if applicable, eviction of tenants in default, re-leasing of properties, and monitoring tenant disputes and foreclosures); (iv) property financing and refinancing; and (v) Company dissolution and liquidation (accounting, final payment to creditors, administrative filings and other costs).

2.5 "Affiliate" means (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting securities of such other person, (iii) any officer, director or partner of such person and (iv) if such other person is an officer, director or partner, any such company for which such person acts in such capacity.

2.6 "Company" means the limited liability company formed by this agreement.

2.7 "Competitive Real Estate Commissions" means real estate or brokerage commissions paid for the purchase or sale of a Property that are reasonable, customary and competitive in light of the size, type and location of such Property and which do not, in any event, exceed 6% of the contract price for the sale of such Property.

2.8 "Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide Major Repairs or Rehabilitation of Company Property.

2.9 "Cost" means, when used with respect to services furnished by the Managing Members or their Affiliates to, or on behalf of, the Company, the lesser of (i) the actual expenses incurred by such Managing Members and Affiliates in providing services necessary to the prudent operation of the Company, including salaries and expenses paid to officers, directors, employees and consultants, depreciation and amortization, office rent, travel and communication expenses, employee benefit expenses, supplies and other overhead expenses directly attributable to the furnishing of such services; or (ii) the price that would be charged by unaffiliated parties rendering similar services in the same geographic location. Overhead expenses shall be charged only if directly attributable to such services and shall be allocated based upon the amount of time personnel actually spend providing such services, or such other method of allocation as is acceptable to the Company's independent public accountant.

2.10 "Development Fee" means a fee for packaging the Company's Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

2.11 "Front-End Fees" means fees and expenses paid by any party for services rendered during the Company's Organizational or acquisition phase, including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses, interest on deferred fees and expenses and other similar fees, however designated by the Managing Member.

2.12 "Investment in Properties" means the amount of capital contributions actually paid or allocated to the purchase of Properties, including working capital reserves allocable thereto (except that working capital reserves in excess of 5% will not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

2.13 "Limited Members" means all parties who shall execute, either personally or by an authorized attorney-in-fact, this agreement as Limited Members and comply with the conditions in Section 4.2, and any and all assignees of the Limited Members, whether or not such assignees are admitted to the Company as substitute Limited Members; provided, however, that an assignee of the interest of any Limited Member shall not be considered a "Limited Member" for purposes of Articles X and XI hereof unless such assignee is admitted as a substitute Limited Member as provided in Article IX.

2.14 "Limited Liability Company Act" means the Delaware Limited Liability Company Act, as the same may be amended.

2.15 "Limited Liability Company Unit" or "Unit" means the Company interest and appurtenant rights, powers and privileges of a Limited Member and represents the stated capital contributions with respect thereto, all as set forth elsewhere in this agreement.

2.16 "Major Repairs or Rehabilitation" means the repair, rehabilitation or reconstruction of a Property where the aggregate costs exceed 10% of the fair market value of the Property at the time of such services.

2.17 "Managing Members" means the Managing Member, the Special Managing Member and any substitute Managing Member as provided in
Article X.

2.18 "Managing Member" means AEI Fund Management XXI, Inc., and any substitute as provided in Article X.

2.19 "Members" means the Managing Member, the Special Managing Member and the Limited Members.

2.20 "Net Value Per Unit" means the aggregate value of the Company's assets less the Company's liabilities, and less the value attributable to the interest of the Managing Members, divided by the number of Units outstanding. Such aggregate value shall be as determined by the Managing Members, after taking into account (i) the value of the Fund's properties based on the application of rental capitalization rates for similarly situated properties, based on pending or proposed transactions relating to the properties, or based on such other methods as the Managing Member deems reasonable, (ii) the price at which Units of the Company have last been purchased, and
(ii) such other factors as the Managing Member deems relevant.

2.21 "Net Cash Flow" means Company cash funds provided from operations, including lease payments from builders and sellers without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements and less the amount set aside for restoration or creation of reserves.

2.22 "Net Proceeds of Sale" means the excess of gross proceeds from any sale, refinancing (including the financing of a Property that was initially purchased debt-free) or other disposition of a Property over all costs and expenses related to the transaction, including fees payable in connection therewith, and over the payments made or required to be made on any prior encumbrances against such Property in connection with such transaction.

2.23 "Organization and Offering Expenses" means those expenses incurred in connection with and in preparing the Company for registration and subsequently offering and distributing it to the public, including any sales commissions, nonaccountable expense allowances or reimbursement of bona fide due diligence expenses paid to broker-dealers in connection with the distribution of the Company and all advertising expenses.

2.24 "Permitted Transfer" means, with respect to the transfer of Units in any fiscal year of the Company (i) transfers in which the basis of the Unit in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor, or is determined under Section 732 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) transfers of Units upon the death of a Limited Member, (iii) transfers of Units between members of a family (as defined in Section 267(c)(4) of the Code), (iv) transfers of Units at original issuance and sale, (v) transfers of Units pursuant to distribution under a Qualified Plan, and (vi) block transfers of Units by a single Member in one or more transactions during any thirty calendar day period representing in the aggregate more than five percent (5%) of the total interest of all Members in Company capital and profits.

2.25 "Properties" or "Property" means real properties or any interest therein acquired directly or indirectly by the Company and all improvements thereon and all repairs, replacements or renewals thereof, together with all personal property acquired by the Company that from time to time is located thereon or specifically used in connection therewith.

2.26  "Prospectus" means that certain prospectus of the Company dated
        , 2005.

2.27 "Qualified Matching Service" means a listing system operation, provided either through the Managing Members or through any unrelated third party (including any dealer in the Units), in which Limited Members contact the operator to list Units they desire to transfer and through which the operator attempts to match the listing Limited Member with a customer desiring to buy Units without (i) regularly quoting prices at which the operator stands ready to buy or sell interests, (ii) making such quotes available to the public, or (iii) buying or selling interests for its own account.

2.28 "Qualified Matching Service Transfer" means a transfer of Units through a Qualified Matching Service in which (i) at least a fifteen
(15) calendar day delay occurs between the day (the "Contact Date") a Limited Member provides written confirmation to the Qualified Matching Service that his or her Units are available for sale and the earlier of (A) the day information is made available to potential buyers that such Units are available for sale, or (B) the day information is made available to the selling Limited Member regarding the existence of outstanding bids to purchase Units, (ii) the closing of the transfer does not occur until at least forty five (45) days after the Contact Date, (iii) the Limited Member's offer to sell is removed from the Qualified Matching Service within one hundred and twenty (120) days of the Contact Date, and (iv) no Units of such Limited Member are entered for listing by the Qualified Matching Service for at least sixty (60) days after the removal of the Limited Member's information from such Qualified Matching Service; provided, however, that no transfer shall be a Qualified Matching Service Transfer if, after giving effect to such transfer, the aggregate of
(a) Qualified Matching Service Transfers, (b) transfers pursuant to the repurchase provisions contained in section 7.7 of this agreement of Limited Member interests and (c) all other transfers of Limited Member interests except Permitted Transfers since the beginning of the fiscal year in which such transfer is made would exceed ten percent (10%) of the Company interests outstanding.

2.29 "Qualified Plans" means Individual Retirement Accounts, Keogh Plans and pension/profit-sharing plans that are qualified under
Section 401 of the Internal Revenue Code.

2.30 "Roll-Up" means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity; provided, however, that a Roll-Up shall not include a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of such transaction, there will be no significant adverse change in any of the following:

     (i)   voting rights of Limited Members;

     (ii) the term of existence of the surviving entity beyond that of the Company;

     (iii) compensation to the Managing Members or their Affiliates;

     (iv) the investment objectives of the Company or the surviving entity.

2.31 "Roll-Up Entity" means a company, real estate investment trust, corporation, trust or other entity that would be created or would survive after successful completion of a proposed Roll-Up Transaction.

2.32 "Special Managing Member" means Robert P. Johnson, and any substitute as provided in Article X.

2.33 "Sponsor" means any person, company, corporation, association or other entity which is directly or indirectly instrumental in organizing, wholly or in part, the Company or any person, company, corporation, association or other entity which will manage or participate in the management of the Company, and any Affiliate of such person, company, corporation, association or other entity, but does not include a person, company, corporation, association or other entity whose only relation with the Company is as that of an independent property manager, whose only compensation is as such. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Company interests. A person, company, corporation, association or other entity may also be a Sponsor of the Company by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other persons, companies, corporations, associations or other entities; (ii) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property; (iii) having a substantial number of relationships and contacts with the Company; (iv) possessing significant rights to control Company Properties; (v) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; (vi) providing goods or services to the Company on a basis which was not negotiated at arm's length with the Company.

III. PURPOSE AND CHARACTER OF THE BUSINESS

      The purpose and character of the business of the Company shall be to acquire an interest in the Properties upon such terms and conditions as the Managing Member, in its absolute discretion, shall determine, including, without limitation, taking title to the
Properties; to own, lease, operate and manage the Properties for income-producing purposes; to furnish services and goods in connection with the operation and management of the Properties; to enter into agreements pertaining to the operation and management of the Properties; to borrow funds for such purposes and to mortgage or otherwise encumber any or all of the Company's assets or Properties to secure such borrowings; to sell or otherwise dispose of the Properties and the assets of the Company; and to undertake and carry on all activities necessary or advisable in connection with the acquisition, ownership, leasing, operation, management and sale of the Properties.

IV.  CAPITAL

4.1 MANAGING MEMBERS. The Managing Member and the Special Managing Member shall be obligated to make capital contributions to the Company, to the extent not previously made, in the amounts of $600 and $400, respectively. The Managing Members shall not be obligated to make any other contributions to the capital of the Company, except that, in the event that the Managing Members have negative balances in their capital accounts after dissolution and winding up of, or withdrawal from, the Company, the Managing Members will contribute to the Company an amount equal to the lesser of (a) the deficit balances in their capital accounts or (b) 1.01% of the total capital contributions of the Limited Members' over the amount previously contributed by the Managing Members hereunder.

4.2  LIMITED MEMBER CAPITAL CONTRIBUTIONS.

          (a) INITIAL CONTRIBUTION. There shall initially be available for subscription by prospective Limited Members an aggregate of 10,000,000 Limited Liability Company Units. Except to the extent that a limited member may be credited for reduced commissions in accordance with Section 6.11, the purchase price of each Unit shall be $10.00. Except as provided in section 4.10, each subscriber must subscribe for a minimum purchase of five hundred Units, and subscribers may purchase any number of Units above such minimum.

         (b) REQUIREMENTS FOR LIMITED MEMBER STATUS. Upon the initial closing of the sale of Units, the purchasers will be admitted as Limited Members not later than 15 days after the release from impound of the purchasers' funds. Thereafter, an investor will be admitted to the Company not later than the first day of each month provided that his or her subscription for Units has been received at least five business days prior to such date. All subscriptions for Units shall be accepted or rejected by the Company within 30 days of their receipt; if rejected, all funds shall be returned to the subscriber within ten business days. The Managing Member shall promptly send each Limited Member a confirmation of such Limited Member's purchase and admission as a Limited Member. The Members shall not be obligated to make any additional contributions to the capital of the Company.

4.3 CAPITAL ACCOUNTS. A separate capital account shall be maintained by the Company for each Member. It is intended that the capital account of each Member will be maintained in accordance with the capital accounting rules of Treas. Reg. Section 1.704-1(b)(2)(iv). In general this will mean that the capital account of each Member shall be initially credited with the amount of his or her cash contribution to the capital of the Company. The capital account of each Member shall further be credited by the amount of any additional contributions to the capital of the Company made by such Member from time to time, shall be debited by the amount of any cash distributions made by the Company to such Member and shall be credited with the amount of income and gains and debited with the amount of losses of the Company allocated to such Member. In all instances the capital accounting rules in Treas. Reg. Section 1.704-1(b)(2)(iv) will determine the proper debits or credits to each Member's capital account. The Managing Member may, at its option, increase or decrease the capital accounts of the Members to reflect a revaluation of Company Property on the Company's books at the times when, pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv), such adjustments may occur. The adjustments, if made, will be made in accordance with such Regulation, including allocating taxable items, as computed for book purposes, to the capital accounts as prescribed in such Regulation. In the case of the transfer of all or a part of an interest in the Company, the capital account of the transferor Member attributable to the transferred interest will carry over to the transferee Member. In the case of termination of the Company pursuant to Section 708 of the Code, the rules of Treas. Reg. Section 1.704-1(b)(2)(iv) shall govern adjustments to the capital accounts. If there are any adjustments to Company property as a result of Sections 732, 734, or 743, the capital accounts of the Members shall be adjusted as provided in Treas. Reg. Section 1.701-1(b)(2)(iv)(m). Except as provided in Section 4.1 of this agreement, in the event that any Member has a negative capital account balance after dissolution and winding up of the Company, such Member will not be obligated to contribute capital in the amount of such deficit.

4.4 NO RIGHT TO RETURN OF CONTRIBUTION. The Limited Members shall have no right to withdraw or to receive a return of their contributions to the capital of the Company, as reflected in their respective capital accounts from time to time, except upon presentment of Units in accordance with Section 7.7 or upon the dissolution and liquidation of the Company pursuant to Article XII.

4.5 RETURN OF UNUSED NET OFFERING PROCEEDS. In the event that any portion of the Limited Members' capital contributions is not invested or committed for investment in real property before the later of two years after the date of the Prospectus or twelve months after the date of the offer and sale of Units pursuant to the Prospectus is terminated (except for amounts utilized to pay operating expenses of the Company and to establish reasonable working capital reserves as determined by the Managing Member), such portion of the capital contributions shall be distributed, without interest but with any Front-End Fees, including without limitation commissions or other Organization and Offering Costs, paid thereon, by the Company to the Limited Members as a return of capital. All of such capital contributions will be available for the general use of the Company during such period and may be expended in operating the Properties that have been acquired. For the purpose of the foregoing, funds will be deemed to have been committed to investment, and will not be returned to the Limited Members to the extent written contractual agreements have been executed prior to the expiration of the preceding period, regardless of whether any such investment is ultimately consummated pursuant to the written contractual agreement. To the extent any funds have been reserved to make contingent payments in connection with any Property pursuant to a written contractual agreement in connection with such Property or pursuant to a reasonable decision of the Managing Members that additional reserves are necessary in connection with any Property, regardless of whether any such payment is ultimately made, subscription funds will not be returned to the Limited Members.

4.6 LOANS TO COMPANY; NO INTEREST ON CAPITAL. The Members may make loans to the Company from time to time, as authorized by the Managing Member, in excess of their contributions to the capital of the Company, and any such loans shall not be treated as a contribution to the capital of the Company for any purpose hereunder, nor shall any such loans entitle such Member to any increase in his or her share of the profits and losses and cash distributions of the Company, nor shall any such loans constitute a lien against the Properties. The amount of any such loans with interest thereon at a rate determined by the Managing Member, in its absolute discretion, but not to exceed the rate that otherwise would be charged by unaffiliated lending institutions on comparable loans for the same purpose, shall be an obligation of the Company to such Member. No interest shall be paid by the Company on the contributions to the capital of the Company by the Members.

4.7 PURCHASE OF LIMITED LIABILITY COMPANY UNITS BY MANAGING MEMBERS. The Managing Members and their Affiliates may subscribe for and acquire Units for their own account; provided, however, that any Units acquired by the Managing Members or their Affiliates will be acquired for investment and not with a view to the distribution thereof and that the aggregate amount of Units so purchased by the Managing Members will not exceed five percent (5%) of the Units offered. With respect to such Units, the Managing Members and their Affiliates shall have all the rights afforded to Limited Members under this agreement, except as may be expressly provided in this agreement.

4.8 NONRECOURSE LOANS. A creditor who makes a nonrecourse loan to the Company will not have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Company other than as a secured creditor.

4.9 WORKING CAPITAL RESERVE. The Managing Members shall use their commercially reasonable efforts to maintain a working capital reserve of one percent (1%) of the aggregate Adjusted Capital Contributions and to restore such reserve if depleted.

4.10 DISTRIBUTION REINVESTMENT PLAN.

         (a) A Limited Member may elect to participate in a program for the reinvestment of his or her distributions of Net Cash Flow (the "Distribution Reinvestment Plan") and have his or her distributions of Net Cash Flow from operations reinvested in Units of the Company. Limited Members participating in the Distribution Reinvestment Plan may purchase fractional Units and there shall be no minimum purchase amount with respect to such participants. Each Limited Member electing to participate in the Distribution Reinvestment Plan shall receive, at the time of each distribution of Net Cash Flow, a notice advising such Limited Member of the number of additional Units purchased with such distribution and advising such Limited Member of his or her ability to change his or her election to participate in the Distribution Reinvestment Plan.

<PAGE                        A-8

         (b) If a Limited Member withdraws from the Distribution Reinvestment Plan, such withdrawal shall be effective only with respect to distributions made more than 30 days following receipt by the Company of written notice of such withdrawal. In the event of a transfer by a Limited Member of Units, such transfer shall terminate the Limited Member's participation in the plan as of the first day of the quarter in which the transfer is effective.

         (c) Distributions may be reinvested only if (i) the sale of Units continues to be registered or qualified for sale under federal and applicable state securities laws; (ii) each continuing Participant has received a current prospectus relating to the Company, including any supplements thereto; and (iii) there has been no distribution of Net Proceeds of Sale or Refinancing. If (A) any of the foregoing conditions are not satisfied at the time of any distribution, or (B) no interests are available to be purchased, such distributions shall be paid in cash.

         (d)   Each  Limited  Member electing to participate  in  the
   Distribution Reinvestment Plan hereby agrees that his or her investment in this Company constitute his or her agreement to be a Limited Member of the Company and to be bound by the terms and conditions of this agreement and, if at any time he or she fails to meet applicable investor suitability guidelines or cannot make the other investor representations required or set forth in the then current Company agreement prospectus or subscription agreement, he or she will promptly notify the Managing Members in writing.

         (e) The Company will not pay any commissions in connection with any reinvestment pursuant to the plan to any broker-dealer designated by the Participant in the plan. No fees shall be paid to the Company or the Managing Members at the time of any such reinvestment, but the Managing Members of the Company may be reimbursed for the Cost incurred in making such reinvestment, in accordance with the provisions of this agreement.

         (f) The Managing Members may, at their option, elect to terminate the Distribution Reinvestment Plan at any time without notice to Limited Members.

V.   ALLOCATION OF PROFITS, GAINS AND LOSSES; DISTRIBUTIONS TO
     MEMBERS

      The Members agree that the income, profits, gains and losses of the Company shall be allocated and that cash distributions of the Company shall be made as follows:

5.1 ALLOCATION OF INCOME, PROFITS, GAINS AND LOSSES. For income tax purposes, income, profits, gains and losses of the Company for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any Property, using such methods of accounting for depreciation and other items as the Managing Member determines to use for federal income tax purposes, shall be allocated as of the end of each fiscal year to each Member based upon his or her varying interest in the Company during such fiscal year. The Company shall determine, in the discretion of the Managing Member and as recommended by the Company auditors, whether to prorate items of income and deduction according to the portion of the year for which a Member was a member of the Company or whether to close the books on an interim basis and divide such fiscal year into segments. Subject to Section 5.6, for income tax purposes, income, profits, gains and losses, other than any gain or loss realized upon the sale, exchange or other disposition of any Property, shall be allocated as follows:

      (a) Net loss shall be allocated 99% to the Limited Members, .6% to the Managing Member and .4% to the Special Managing Member; and

      (b) Net income, profits and gains shall be allocated 97.0% to the Limited Members, 1.8% to the Managing Member and 1.2% to the Special Managing Member.

5.2 DISTRIBUTIONS OF NET CASH FLOW. Net Cash Flow from operations, if any, with respect to a fiscal year will be distributed 97% to the Limited Members and 3% to the Managing Members. Any amounts distributed to the Limited Members in accordance with this Section
5.2 shall be allocated among the Limited Members pro rata based upon the number of Units held by each Limited Member and the number of days such Units were held during such fiscal year.

5.3 ALLOCATION OF GAIN OR LOSS UPON SALE, EXCHANGE OR OTHER DISPOSITION OF A PROPERTY.

         (a) Subject to Section 5.6, for income tax purposes, the gain realized upon the sale, exchange or other disposition of any Property shall be allocated as follows:

            (i) First, to and among the Members in an amount equal to the negative balances in their respective capital accounts (pro rata based upon the respective amounts of such negative balances).

            (ii) Next, 99% to the Limited Members and 1% to the Managing Members until the balance in each Limited Member's capital account equals the sum of such Limited Member's Adjusted Capital Contribution plus an amount equal to a 6.5% per annum return on such Limited Member's Adjusted Capital Contribution, cumulative but not compounded, to the extent not previously distributed pursuant to Section 5.2 and Section 5.4(a).

            (iii) The balance of any remaining gain will then be allocated 90% to the Limited Members and 10% to the Managing Members.

         (b) Subject to Section 5.6, any loss on the sale, exchange or other disposition of any Property will be allocated 99% to the Limited Members and 1% to the Managing Members.

5.4 DISTRIBUTION OF NET PROCEEDS OF SALE. Upon refinancing, sale or other disposition of any of the Properties, Net Proceeds of Sale may be reinvested in additional properties; provided, however, that sufficient cash is distributed to the Limited Members to pay state and federal income taxes (assuming Limited Members are taxable at a marginal rate of 7% above the federal capital gains rate applicable to individuals) created as a result of such transaction. Except for distributions upon liquidation of the Company (which are governed by Section 12.3 of this agreement), Net Proceeds of Sale that are not reinvested in additional properties will be distributed as follows:

         (a) First, 99% to the Limited Members and 1% to the Managing Members until the Limited Members have received an amount from Net Proceeds of Sale equal to the sum of (i) an amount equal to a 6.5% per annum return on their Adjusted Capital Contributions, cumulative but not compounded, to the extent such 6.5% return has not been previously distributed to them pursuant to Section 5.2 and this Section 5.4(a), plus (ii) their Adjusted Capital Contributions.

         (b) Any remaining balance will be distributed 90% to the Limited Members and 10% to the Managing Members.

In no event will the Managing Members receive more than 10% of Net Proceeds of Sale.

5.5 CUMULATIVE RETURN. The Company shall pay a cumulative, but not compounded, 6% per annum return on Adjusted Capital Contributions before applying Net Proceeds of Sale to a reduction of Adjusted Capital Contributions. The cumulative (but not compounded) return on Adjusted Capital Contributions with respect to each Unit shall commence on the first day of the calendar quarter following the date upon which such Unit is initially held by a Limited Member.

5.6 REGULATORY ALLOCATIONS. The following Regulatory Allocations shall be made in the following order:

         (a) MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of these Regulatory Allocations, if there is a net decrease in Company minimum gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member's share of the net decrease in Company minimum gain (within the
   meaning    of   Treas.   Reg.    1.704-2(b)(2)   and   1.704-2(d))
   determined in accordance with Treas. Reg. 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. 1.704-2(f)(6) and

   1.704-2(j)(2). This paragraph (a) is intended to comply  with  the
   minimum  gain  chargeback requirement in Treas.  Reg.   1.704-2(f)
   and shall be interpreted consistently therewith.

         (b) MEMBER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Treas. Reg. 1.704-2(i)(4), notwithstanding any other provision of these Regulatory Allocations, if there is a net decrease in Member nonrecourse debt minimum gain, as defined in Treas. Reg. 1.704-2(i)(2) and determined pursuant to Treas. Reg. 1.704-2(i)(3), attributable to a Member nonrecourse debt, as defined in Treas. Reg. 1.704-2(b)(4), during any Company
   fiscal   year,  each  Member  who  has  a  share  of  the   Member
   nonrecourse debt minimum gain attributable to such Member nonrecourse debt, determined in accordance with Treas. Reg. 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member nonrecourse debt minimum gain attributable to such Member nonrecourse debt, determined in accordance with Treas. Reg. 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Regulations 1.704-2(i)(4) and 1.704-2(j)(2). This
   paragraph (b) is intended to comply with the minimum gain chargeback requirement in Treas. Reg. 1.704-2(i)(4) and shall be interpreted consistently therewith.

         (c) QUALIFIED INCOME OFFSET. If a Member unexpectedly receives an adjustment, allocation or distribution described in Treas. Reg. s 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such unexpected adjustment, allocation or distribution puts such Member's capital account into a deficit balance or increases such deficit balance determined after such account is credited by any amounts which the Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentence of Treas. Reg. 1.704-2(g)(1) and 1.704-2(i)(5) and debited by the items described in Treas. Reg. 1.704-1(b)(2)(ii)(d)(4), (5) and (6) and for all other allocations tentatively made pursuant to these Regulatory Allocations as if this paragraph (c) were not in this agreement, such Member shall be allocated items of
   Company income and gain in an amount and manner sufficient to eliminate such deficit or increase as quickly as possible. It is intended that this paragraph (c) shall meet the requirement that this agreement contain a "qualified income offset" as defined in Treas. Reg. 1.704-1(b)(2)(ii)(d) and this Section shall be interpreted and applied consistently therewith.

         (d) GROSS INCOME ALLOCATION. In the event any Member has a deficit capital account at the end of any fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this paragraph (d) shall be made only if and to the extent that such Member would have a deficit capital account in excess of such sum after all other allocations provided for in these Regulatory Allocations have been made as if paragraph (c) and this paragraph
   (d) were not in the Agreement.

         (e) NONRECOURSE DEDUCTIONS. Nonrecourse deductions, within the meaning of Treas. Reg. 1.704-2(b)(1), for any fiscal year or other period shall be specially allocated to the Members in proportion to their Units.

         (f) MEMBER NONRECOURSE DEDUCTIONS. Any Member nonrecourse deductions, within the meaning of Treas. Reg. 1.704-2(i)(1) and 1.704-2(i)(2), for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member nonrecourse debt to which such Member nonrecourse deductions are attributable in accordance with Treas. Regulations Section 1.704-2(i).

         (g) SECTION 754 ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732, 734(b) or 743(b) is required, pursuant to Treas. Reg. 1.704-1(b)(2)(iv)(m)(2) or (4), to be taken into account in determining capital accounts, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their capital accounts are required to be adjusted pursuant to such Sections of the Treasury Regulations.

         (h) Limitation on Loss Allocation. Notwithstanding anything in Sections 5.1 above, losses allocated pursuant to Section 5.1 shall not exceed the maximum amount of losses that can be so allocated without causing a Member to have an adjusted capital account deficit at the end of any fiscal year. In the event one of the Members would have an adjusted capital account deficit as a consequence of an allocation of losses pursuant to Section 5.1, the limitation set forth herein shall be applied on a Member by Member basis so as to allocate the maximum permissible losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations. All losses in excess of the foregoing limitation shall be allocated to the Members in proportion to their Units.

      The Regulatory Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this paragraph. Therefore, notwithstanding any other provision of these Regulatory Allocations (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's capital account balance is, to the extent possible, equal to the capital account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 12.1 and Section 12.2. In exercising its discretion under this paragraph, the Managing Member shall take into account future Regulatory Allocations under Sections paragraphs (a) and (b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under paragraphs (e) and (f).

5.7 ALLOCATION AMONG MANAGING MEMBERS. Any allocations or distributions to the Managing Members shall be made in the following ratio: 60% to the Managing Member and 40% to the Special Managing Member.

VI.  RIGHTS, POWERS AND DUTIES OF MANAGING MEMBERS

      The Members agree that the Managing Members, acting through the Managing Member, shall have the following rights, powers and, where provided, duties in connection with the conduct of the business of the Company.

     The Managing Member shall manage the affairs of the Company in a prudent and business-like fashion and shall use its best efforts to carry out the purposes and character of the business of the Company. The Managing Member shall devote such of its time as it deems necessary to the management of the business of the Company and may enter into agreements with an Affiliate to provide services for the Company, provided that such services are furnished at Cost.

6.1 APPOINTMENT OF MANAGING MEMBER. Subject to the limitations herein, and to the express rights afforded Limited Members herein, including, without limitation, the rights set forth in Articles VII and XI herein, the Special Managing Member and the Limited Members delegate to the Managing Member the sole and exclusive authority for all aspects of the conduct, operation and management of the business of the Company, including making any decision regarding the sale, exchange, lease or other disposition of the Properties; provided, however, that the Managing Member shall be required to obtain the prior consent of a majority of the Limited Members, by interest, excluding any Units held by the Managing Members, (i) to the sale of all or substantially all of the assets of the Company or (ii) to any material change to the investment objectives and policies of the Company as described in the Prospectus. In the event the Managing Member proposes to cause the Company to enter into a transaction requiring the consent of the Special Managing Member, the Managing Member shall forthwith notify the Special Managing Member of its intentions in writing. The Special Managing Member shall be considered to have consented to such proposal if he fails to notify the Managing Member of his objection thereto within 20 days of the date of notice of such proposal, such notification to include a brief statement of each reason for the Special Managing Member's opposition to such proposal. With the exceptions stated above, the Managing Member shall have the exclusive authority to make all decisions affecting the Company and to exercise all rights and powers granted to the Managing Members.

6.2  REIMBURSEMENT OF EXPENSES.

         (a) Subject to the limitations set forth in Section 6.2(b), the Company shall reimburse the Managing Members and their affiliates at their Cost: (i) for any expenditures of their own funds for purposes of organizing the Company and arranging for the offer and sale of Units (including commissions); (ii) for all Acquisition Expenses incurred by them out of the proceeds from the initial offering of Units, (iii) for the services they provide in the sales effort of the Properties, and (iv) for the expenses of controlling persons and overhead expenses directly attributable to the forgoing services or attributable to
   Administrative Services (which overhead expenses shall be allocated based upon the amount of time personnel actually spend providing such services, or such other method of allocation as is acceptable to the Company's independent public accountant). In addition, the Company shall reimburse the Managing Members and their affiliates at their Cost for (i) Acquisition Expenses related to properties purchased with Net Proceeds of Sale of other properties, and (ii) for Administrative Expenses necessary for the prudent operation of the Company, provided that any expenses of controlling persons and overhead expenses included in such Administrative Expense reimbursements shall be subject to the limitations set forth in Section 6.2(b).

         (b)   The  aggregate cumulative reimbursements  pursuant  to
   Section 6.2(a)(i) to (iv) to the Managing Members and their Affiliates, will not exceed, at the end of any fiscal year, the sum of (i) the Front-End Fees of up to 20% of capital contributions, (ii) property management fees of up to 1% of gross revenues on each lease, except for a one time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original term of the lease, (iii) real estate commission of 3% of Net Proceeds of Sale of properties on which the Managing Members or Affiliates furnish a substantial amount of sales efforts, and (iv) 10% of Net Cash Flow less the Net Cash Flow actually distributed to the Managing Members. The Managing Members will review the reimbursements that they and their Affiliates receive at the end of each fiscal year of the Company. If the Managing Members and their Affiliates receive reimbursement for items set forth in Section 6.2(a)(i) to (iv) in excess of the limitations set forth in this section, they will refund the difference to the Company within 30 days of discovery of such excess. Such review shall not take into account any of the fees that might be paid in years after the fiscal year for which the calculation is made.

         (c) The Company's annual report to Limited Members will contain information concerning reimbursements made to the
   Managing Member and its Affiliates. Within the scope of the annual audit, an independent certified public accountant shall verify the allocation of costs to the Company. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures that the Managing Member's independent certified public accountants consider appropriate in the circumstances. Such methods of verification shall at a minimum provide: (i) a review of the time records of employees and control persons, the costs of whose services were reimbursed and (ii) a review of the specific nature of the work performed by each such employee and control person. The additional cost of such verification will be itemized by such accountant on a program-for-program basis, and the Managing Members will be reimbursed for such additional cost only to the extent that the cost of such verification, when added to all reimbursements to the Managing Members for services rendered to the Company, does not exceed the competitive price for such services which would be charged by non-affiliated persons rendering similar services in the same or comparable geographic location.

         (d) The Managing Members and their Affiliates will not be reimbursed or otherwise paid for any services except as set forth in Section 6.2(a).

6.3 OTHER ACTIVITIES OF MANAGING MEMBERS. The Managing Members, during the term of this Company, may engage in and possess an interest for their own account in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage, investment in and development of real estate; and neither the Company nor any Member, by virtue of this agreement, shall have any right in and to said independent ventures or any income or profits derived therefrom. Nothing in this section shall be deemed to diminish the Managing Member's overriding fiduciary obligation to the Company, or to constitute a waiver of any right or remedy the Company or Limited Members may have in the event of a breach by a Managing Member of such obligation.

6.4  INDEMNIFICATION AND LIABILITY OF MANAGING MEMBERS.

         (a) The Company shall indemnify each of the Managing Members and their Affiliates (other than an Affiliate that is acting in the capacity of a Broker-Dealer selling Units) against any claim or liability incurred or imposed upon such Managing Member or such Affiliates provided such Managing Member or Affiliate was acting on behalf of or performing services for the Company and the Managing Member has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, and such conduct of the Managing Member or Affiliate did not constitute misconduct or negligence. The Managing Members or Affiliates shall not be liable to the Company or any Member by reason of any act or omission of such Managing Member or Affiliate provided the Managing Member has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, and such conduct of the Managing Member or Affiliate did not constitute misconduct or negligence. Solely for purposes of this Section 6.4, but for all such purposes, the term "Affiliate" shall mean only those Affiliates, as defined in
   Section 2.5, that furnish services to the Company within the scope of the Managing Members' authority.

         (b) No Managing Member or Affiliate or any Broker-Dealer selling Units shall be indemnified for any liability imposed by judgment, or costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws. The Managing Members and such Affiliates, and such Broker-Dealers, shall be indemnified for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that the party seeking indemnification places before the court the position of the Massachusetts Securities Division, of the Missouri Securities Division, of the Pennsylvania Securities Commission, of the administrator of other relevant state securities laws and of the Securities and Exchange Commission on indemnification for securities law violations, and the court thereafter either:

              (i)    approves   the   settlement   and   finds   that
      indemnification of the settlement and related costs should be made, or

            (ii) approves indemnification of litigation costs if a successful defense is made.

   Any indemnification pursuant to this Section 6.4, or otherwise, shall be recoverable only from the assets of the Company and not from any of the Limited Members. No Managing Member or Affiliate shall be entitled to advances for legal expenses and other costs incurred as a result of legal action initiated against the Managing Members or Affiliate unless (1) the action relates to the performance of the duties of such Managing Member or Affiliate on behalf of the Company, (2) the action is not initiated by a Limited Member, and (iii) the Managing Member or Affiliate undertakes to repay such advances in cases in which it is determined they are not entitled to indemnification.

         (c) The Managing Member shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in its immediate possession or control, and the Managing Member shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company. The Managing Members and the Company may not permit the Limited Members to contract away the fiduciary duty owed to the Limited Members by the Managing Members under the common law.

6.5 PROHIBITED TRANSACTIONS. Notwithstanding anything to the contrary contained herein, the Managing Members and Affiliates of the Managing Members (i) may not receive interest and other financing charges or fees on loans made to the Company in excess of the amounts that would otherwise be charged by unaffiliated lending institutions on comparable loans for the same purpose and in the same locality of the Property if the loan is made in connection with a particular Property, (ii) may not require a prepayment charge or penalty on any loan from the Managing Members to the Company, (iii) may not provide financing to the Company that is payable over a period exceeding 48 months or for which more than 50% of the principal is due in more than 24 months, (iv) may not grant to themselves an exclusive listing for the sale of any Property, (v) may not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such adviser to advise the purchaser of the Units, provided, however, that this provision shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Units, (vi) may not commingle Company funds with the funds of any other person, (vii) may not sell property to, purchase property from, or lease property to or from the Company, provided that the Company may purchase real property from the
Managing  Members  or  their  Affiliates  (but  not  from  affiliated programs unless the interest purchased by the Company from the affiliated program is equal to or smaller than the interest retained by the affiliated program and the joint venture so created complies with section 6.6 of this agreement) if the Managing Members or their Affiliates purchased the property in their own name and temporarily held title thereto for a period not in excess of twelve months for the purpose of facilitating the acquisition of the property, the borrowing of money, the obtaining of financing for the Company or any other purpose related to the business of the Company, and the property is purchased by the Company for a price no greater than the price paid by the Managing Members or their Affiliates plus
Acquisition Expenses in accordance with the provisions of this agreement, and any profit or loss on such property during such period is paid to or charged against the Company, and there is no other benefit arising out of such transaction to the Managing Members or their Affiliates apart from compensation otherwise permitted by this agreement (the prohibitions of this Section 6.5(vii) shall also apply to any program in which the Managing Members have an interest),
(viii) may not receive a commission or fee in connection with the reinvestment or distribution of the proceeds of the resale, exchange or refinancing of the Properties (ix) may not cause the Company to incur indebtedness directly or indirectly related to the purchase of properties, from any source, (x) may not cause the Company to invest in other limited partnerships or limited liability companies, provided that joint venture arrangements set forth in Section 6.6 shall not be prohibited, (xi) may not cause the Company to acquire property in exchange for Units, (xii) may not cause the Company to pay a fee to the Managing Members or their Affiliates for insurance coverage or brokerage services, (xiii) may not cause the Company to make loans or investments in real property mortgages other than in connection with the purchase or sale of the Company's properties,
(xiv) may not cause the Company to operate in a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, (xv) may not cause the Company to underwrite or invest in the securities of other issuers, except as specifically discussed in Section 6.6 and in the Prospectus, (xvi) may not cause the Company to incur the cost of that portion of liability insurance that insures the Managing Members or their Affiliates for any liability as to which such Managing Members or their Affiliates are prohibited from being indemnified under Section 6.4, (xvii) may not receive a real estate commission in connection with the purchase, sale or financing of a Property and will not permit aggregate compensation to others in connection with the sale of any Property to exceed a Competitive Real Estate Commission, (xviii) may not receive an Acquisition Fee (including, without limitation, Development Fee or Construction Fee) or permit such Acquisition Fees, together with Acquisition Expenses paid to any party, by the Company to exceed 18% of the total capital contributions of Limited Members pursuant to
Section 4.2 of this agreement, (xix) may not cause the Company to incur Front-End Fees to the extent that such fees would cause the Company's Investment in Properties to be less than 80% of capital contributions, (xx) may not receive any rebate or give-up nor participate in any reciprocal business arrangement in circumvention of the NASAA Guidelines, nor shall any Managing Member participate in any reciprocal business arrangement that would circumvent the restrictions of such NASAA Guidelines against dealing with affiliates or promoters, and (xxi) may not cause the Company to make any loans or advances at any time to the Managing Members or their Affiliates.

6.6 INVESTMENTS IN OTHER PROGRAMS. The Company may not purchase limited partnership or limited liability company interests of another program. The Company may, however, invest (a) in general partnerships or ventures that own and operate a particular property provided the Company, either alone or together with any publicly-registered Affiliate, acquires a controlling interest in such other ventures or general partnerships, and such general partnerships or joint venture does not result in duplicate fees, (b) in joint venture arrangements with another publicly-registered program sponsored by the Managing Members or their Affiliates, or (c) in joint venture arrangements with the Managing Members or their Affiliates other than another publicly registered program. For purposes of Section 6.6(a), "controlling interest" means an equity interest possessing the power to direct or cause the direction of the management and policies of the partnership or joint venture, including the authority to:

            (i) review all contracts entered into by the general partnership or joint venture that will have a material effect on its business or property;

          (ii) cause a sale or refinancing of the property or the Company's interest therein subject in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts and/or a right of first refusal by the joint venture partner or consent of the joint venture partner;

         (iii) approve budgets and major capital expenditures, subject to a stated minimum amount;

         (iv) veto any sale or refinancing of the property, or, alternatively, to receive a specified preference on sale or refinancing proceeds; and,

         (v) exercise a right of first refusal on any desired sale or refinancing by the joint venture partner of its interest in the property except for transfer to an Affiliate of the joint venture partner.

     For purposes of 6.6(b), the Company shall be permitted to invest in joint venture arrangements with another publicly-registered program or programs sponsored by the Managing Members or their Affiliates for the purpose of acquiring a property from unaffiliated parties only if all the following conditions are met:

          (a)  The   two   programs   have  substantially   identical
   investment objectives;

         (b) There are no duplicate property management or other fees;

         (c) The Managing Members' compensation is substantially similar in each program;

         (d) In the event of a proposed sale of property held in the joint venture by the other joint venture member, the Company will have a right of first refusal to purchase the other party's interest; and

         (e) The investment by each of the programs in the joint venture must be upon substantially the same terms and conditions.

     For purposes of 6.6(c), the Company shall be permitted to invest in joint venture arrangements with the Managing Members or their Affiliates other than a publicly-registered program for the purpose of acquiring a property from unaffiliated parties only if all the following conditions are met:

         (a)   The  investment is necessary to relieve  the  Managing
   Member or their Affiliates from any commitment to purchase the property entered into in compliance with Section 6.5(vii) prior to the closing of the offering period of the Company;

         (b) There are no duplicate property management or other fees;

         (c) The investment by each of the programs in the joint venture must be upon substantially the same terms and conditions;

         (d) In the event of a proposed sale of property held in the joint venture by the other joint venture member, the Company will have a right of first refusal to purchase the other party's interest.



6.7   UNIMPROVED  OR  NON-INCOME  PRODUCING  PROPERTY/PROPERTY  UNDER
      CONSTRUCTION.

         (a) The Company may not acquire unimproved or non-income producing property except in amounts and upon terms which can be financed by the Limited Members' capital contributions or from funds provided from operations. In no event shall the Company acquire unimproved or non-income producing property exceeding 10% of the total capital contributions of Limited Members pursuant to
   Section 4.2 of this agreement. For purposes of this Section 6.7, properties that are expected to produce income within two years shall not be considered unimproved or non-income producing properties. Neither the Managing Members nor any Affiliate will develop, construct or provide Major Repairs or Rehabilitation for properties, or render services in connection with such activities; provided that nothing in this section shall prohibit an unaffiliated third party from engaging in such activities on behalf of the Company.

         (b) The Company may not acquire property which is under construction unless completion is guaranteed at the purchase price contracted for by (i) a completion bond, (ii) a written guarantee of completion by a person who, or entity that, has provided financial statements demonstrating sufficient net worth and collateral, or (iii) retention of a reasonable portion of the purchase price as an offset in the event the seller does not perform.

6.8 INVESTMENTS IN JUNIOR TRUST DEEDS. The Company may not invest in junior trust deeds and other similar obligations except to the extent such investments arise upon sale of Properties. In no event shall such investments exceed 10% of the gross assets of the Company.

6.9 REQUIREMENT FOR REAL PROPERTY APPRAISAL. All Property acquisitions by the Company will be supported by an appraisal prepared by a competent, independent appraiser. The appraisal will be maintained in the Company's records for at least five years and will be available for inspection and duplication by any Limited Member.

6.10 BALLOON PAYMENTS.

         (a) Any Indebtedness of the Company (which shall, in any event, be subject to the limitations contained in Section 6.5(ix) of this agreement) which is not fully amortized in equal payments over a period of not more than 30 years, shall have a maturity date (due date) which is not earlier than ten years after the date of purchase of the underlying property or two years after the anticipated holding period of the property (provided such holding period is at least seven years); provided, however, that this Section 6.10(a) shall not limit the ability of the Company to finance Properties using adjustable rate mortgages.

         (b) The Company may not incur indebtedness of any kind, including all-inclusive and wrap-around loans and interest-only loans, in connection with the purchase of a Property.

         (c) The provisions of this Section 6.10 shall not apply (but the provisions of section 6.5(ix) shall apply) to indebtedness representing, in the aggregate, 25% or less of the total purchase price of all Properties acquired, or to interim financing, including construction financing, with a full take-out commitment.

6.11 SELLING COMMISSIONS.

         (a) Except as otherwise provided in this Section 6.11, the Company shall pay any and all Selling Commissions and expense allowances in the amount of $0.95 per Unit sold in accordance with the Dealer Manager Agreement with AEI Securities, Inc. The Company shall also reimburse the Dealer Manager for the bona fide due diligence expenses of dealers selling Units to the extent the aggregate of such reimbursements do not exceed $0.05 per Unit sold.

         (b) The dealer manager, a participating dealer or their respective officers, employees or registered representatives may purchase Units at a per Unit purchase price of $9.35. A Limited Member who purchases Units in an account managed by an investment advisor who receives compensation on a fee for services basis, and is affiliated with a participating dealer who does not receive commissions on the purchase, may purchase at a price of $9.35 per Unit.

         (c) The Managing Member and its Affiliates may purchase Units at a per Unit purchase price of $9.35.


                             A-17

         (d) Subject to agreement with the Limited Member purchasing the Units, the participating dealer through which the Units are purchased, and AEI Securities, Inc., any Limited Member purchasing Units may purchase Units for an initial purchase price of $9.50 per Unit, provided the Limited Member agrees to apply to payment of deferred commissions $0.10 per Unit per year from distributions of Net Cash Flow and or Net Proceeds of Sale of
   Properties during each of the five years after the year of purchase of the Units. Subject to such agreement, the Company shall pay AEI Securities, Inc. selling commissions and nonaccountable expenses of $0.45 per Unit upon admission of such Limited Member to the Company and shall pay AEI Securities, Inc. an additional $0.10 per Unit (the "Deferred Commissions") on the first distribution date next following each of the first five anniversary dates of such admission; provided, however, that such Deferred Commissions shall be accelerated (i) upon any attempted sale or transfer of such Limited Member's Units so that such transfer is conditioned on either the payment of all deferred commissions or the agreement of the transferee to apply distributions to the payment of such deferred commissions, and
   (ii) upon the final dissolution and winding up of the Company and shall be paid out of any proceeds otherwise distributable to such Limited Member as a part of that liquidation.

6.12 ROLL-UP TRANSACTIONS.

         (a) The Company shall not participate in any Roll-Up (i) which would result in Limited Members having democracy rights in the Roll-Up Entity which are less than those provided in this Operating Agreement (provided that, if the form of the Roll-Up entity is other than a Company, the democracy rights shall conform to those provided in this Operating Agreement to the greatest extent possible); (ii) which includes provisions that would act to materially impede or frustrate the accumulation of shares of any purchaser of the securities of the Roll-Up entity (except to the extent required to preserve the tax status of the Roll-Up Entity); (iii) which would limit the rights of Limited Members to exercise voting rights in the securities of the Roll-Up entity on the basis of the number of equity interests held by such Limited Members; (iv) which would result in a Roll-Up Entity which would have rights to access of records less than those of the Company; or (v) which provides for the costs of the Roll-Up to be borne by the Company and which is not approved by Limited Members.

         (b) No Roll-Up shall be conducted unless an appraisal of all material Company assets has been obtained from a competent person or entity that has no material current or prior business or personal relationship with the Managing Members or their Affiliates and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company and is qualified to perform such appraisal. The appraisal shall be based upon an evaluation of all relevant information, assuming an orderly liquidation of the Company's assets over a 12-month period, and shall indicate the value of the Company's material assets as of a date immediately preceding announcement of the proposed Roll-Up. The appraiser expert performing the appraisal shall be engaged for the benefit of the Company and its Members. A summary of the appraisal shall be included in a report to the Limited Members in connection with the Proposed Roll-Up and if such report is a part of a prospectus used to offer securities in the Roll-Up Entity, the appraisal shall be filed with the SEC and the states in connection with the registration statement for the offering.

         (c) Any Limited Member who votes against a Roll-Up that is completed, shall be given the option to (i) accept the securities in the Roll-Up Entity in the Roll-Up, or (ii) either one of (x) remaining a Limited Member in the Company or (y) receiving cash in the amount of the appraised value of the assets of the Company.

VII. PROVISIONS APPLICABLE TO LIMITED MEMBERS

     The following provisions shall apply to the Limited Members, and the Limited Members hereby agree thereto.

7.1 LIABILITY. The Limited Members shall be liable with respect to the Company only to the extent of the amount of the contribution to capital made by such Limited Members as provided in Section 4.2. The Units are non-assessable.

7.2 NO PARTICIPATION IN MANAGEMENT. No Limited Member shall take any part or participate in the conduct of, or have any control over, the business of the Company, and no Limited Member shall have any right or authority to act for or to bind the Company; provided, however, that the Company may not sell all or substantially all of the assets of the Company without the prior written consent of a majority of the Limited Members, by interest.

7.3 NO WITHDRAWAL OR DISSOLUTION. No Limited Member shall at any time withdraw from the Company except as provided in this agreement. No Limited Member shall have the right to have the Company dissolved or to have his or her contribution to the capital of the Company returned except as provided in this agreement. The death or bankruptcy of a Limited Member shall not dissolve or terminate the Company.

7.4 CONSENT. To the fullest extent permitted by law, each of the Limited Members hereby consents to the exercise by the Managing Member of all the rights and powers conferred on the Managing Member by this agreement.

7.5 POWER OF ATTORNEY. Each of the Limited Members and the Special Managing Member hereby irrevocably constitute and appoint the Managing Member his or her or its true and lawful attorney, in his or her or its name, place and stead to make, swear to, execute, acknowledge and file:

         (a) this Operating Agreement and any and all certificates of formation of the Company, and any amendments thereto that may be required by the Limited Liability Company Act, including amendments required for the reflection of return of capital to any Member or the contribution of any additional capital, and the continuation of the business of the Company by a substitute and/or additional Managing Member;

         (b) any certificate or other instrument and any amendments thereto that may be required to be filed by the Company in order to accomplish the business and the purposes of the Company, including any business certificate, fictitious name certificate or assumed name certificate;

         (c)   any  cancellation of such certificates  of  formation,
   this Operating Agreement and any and all other documents and instruments that may be required upon the dissolution and liquidation of the Company;

         (d) new certificates of formation and any and all documents and instruments that may be required to effect a continuation of the business of the Company as provided in this agreement; and

         (e) any amended operating agreement or certificate of formation that has been duly adopted hereunder or authorized hereby.

     It is expressly intended that the foregoing power of attorney is
(1) coupled with an interest and shall survive the bankruptcy, death, incompetence or dissolution of any person hereby giving such power and (2) does not affect the Limited Members' rights to approve or disapprove any amendments to this agreement or other matters as provided elsewhere herein.

      If a Limited Member assigns his or her interest in the Company, as provided in Article IX, the foregoing power of attorney shall survive the delivery of the instruments effecting such assignment for the purpose of enabling the Managing Member to sign, swear to, execute and acknowledge and file any and all amendments to the certificates of formation of the Company and other instruments and documents necessary to effectuate the substitution of the assignee as a Limited Member.

7.6 LIMITATION OF ACQUISITION OF EQUITY SECURITIES OF THE MANAGING MEMBERS. The Limited Members (excluding the Managing Members or their Affiliates who purchase Limited Liability Company Units) shall not own, directly or indirectly, individually or in the aggregate, more than 20% of the outstanding equity securities of either of any Managing Member or its Affiliates.

      The phrase "own, directly or indirectly" used herein shall have the meaning set forth in Section 318 of the Internal Revenue Code of 1954, as currently in effect or as hereafter amended. As of the date hereof, such term includes ownership by a Limited Member, his or her spouse, children, grandchildren, parents, any Company of which the Limited Member or any of the foregoing is a member, any estate or trust of which the Limited Member or any of the foregoing is the beneficiary and any corporation at least 50% owned in the aggregate by said Limited Member or any of the foregoing.

7.7  RIGHT TO PRESENT UNITS FOR PURCHASE.

   (a) Beginning 36 months from the date of the Prospectus, each Limited Member shall have the right, subject to the provisions of this Section 7.7, to present his or her Units to the Company for repurchase by submitting a proper written request to the Managing Member specifying the number of Units he or she wishes repurchased. Such notice must be postmarked after January 1 but before January 31, and after July 1 but before July 31 of each year (the "Presentment Periods"). On March 31 and September 30 of each year (hereafter, a "Repurchase Date"), and subject to the limitations set forth in Section 7.7 (c), the Managing Member shall cause the Company to repurchase the Units of Limited
   Members who have tendered their Units to the Company. The purchase price shall be equal to eighty-five percent (85%) of the Net Value Per Unit as of the preceding December 31 (in the case of repurchases as of March 31) or June 30 (in the case of repurchases  as  of  September  30) (such  dates  being  hereafter
   referred   to   as   a  "Determination  Date"),   and   less   any
   distributions to the tendering Limited Member after the Determination Date and prior to the Repurchase Date. The Managing Members shall publish the repurchase price offered for Units based on its determination of the Net Value per Unit as soon as possible after each Determination Date.

   (b) Beginning 36 months from the date of the Prospectus, and subject to the conditions and limitations described in this
   Section 7.7, the Managing Member may repurchase Units upon the death of a Limited Member who is a natural person, including Units held by a Limited Member in an IRA or other qualified plan, upon receipt of a proper written request from the Limited
   Member's estate or from the recipient of the Units through bequest or inheritance. Written notice must be received within 180 days after the death of the Limited Member accompanied by evidence of the death of the Limited Member acceptable to the Managing Member, and executed by the executor/executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. If the Units are held jointly and either of the joint owners dies, the written request may be made and executed by the surviving joint owner. The price paid for the Units repurchased upon death will be equal to 100% of the Net Value per Unit established as of the preceding Determination Date, and less any distributions to the tendering Limited Member after the preceding Determination Date and prior to the Repurchase Date. On the Repurchase Dates referenced in Section 7.7 (a) and subject to the limitations set forth in Section 7.7 (c), the Managing Member shall cause the Company to repurchase the Units of Limited
   Members who have tendered their Units to the Company. If the Limited Member is a trust, partnership, corporation or similar entity, and/or the units were not acquired directly from the Company, these rights of presentment for repurchase upon death do not apply.

         (c) The Company will not be obligated to purchase in any year more than 2% of the total number of Units outstanding on
   January 1 of such year. In the event requests for purchase of Units received in any given year exceed the two percent (2%) limitation, the Units to be purchased will be determined based upon the postmark date of the written notice of Limited Members tendering Units. Any Units tendered but not selected for purchase in any given year will be considered for purchase in subsequent years only if the Limited Member retenders his or her Units. In no event shall the Company be obligated to purchase Units if, in the sole discretion of the Managing Member, such purchase would impair the capital or operation of the Company nor shall the Company purchase any Units in violation of applicable legal requirements.

         (d) For purposes of all calculations pursuant to Article V of this agreement, any Net Cash Flow or Net Proceeds of Sale used to repurchase Units or to repay borrowings that were used to repurchase Units shall be deemed distributed to the remaining Limited Members pro rata based upon the ratio of the number of Units owned to all Units outstanding after such repurchase.

  7.8 VOTING RIGHTS. To the extent permitted under the Limited Liability Company Act, as amended, the Limited Members may, by vote of a majority of the outstanding Units (excluding Units held by the Managing Members for their own accounts), and without the concurrence of the Managing Members:

         (1) amend this Operating Agreement in accordance with the provisions of Article XI;

         (2) remove the Managing Member and elect a new Managing Member in accordance with Section 10.4 of this agreement;

         (3) approve or disapprove the sale of all or substantially all of the assets of the Company;

         (4)   dissolve the Company in accordance with Section 12.1(g).


VIII.     BOOKS OF ACCOUNT; REPORTS AND FISCAL MATTERS

8.1 BOOKS; PLACE; ACCESS. The Managing Member shall maintain accurate books of account and each and every transaction shall be entered therein. The Company records shall contain the names and addresses of all Members and shall maintain, for a period of six years after completion of the offering of Units, copies of all subscriptions and other materials used to determine that the purchase of the Units was suitable for each Limited Member. The books of account and the records shall be kept at the office of the Company in St. Paul, Minnesota, and any Member or his or her legal counsel may inspect and copy the Company books and records at any time during ordinary business hours. The Managing Member shall have no obligation to deliver or mail to Limited Members copies of certificates of formation or amendments thereto.

8.2 METHOD. The books of account shall be kept in accordance with generally accepted accounting principles.

8.3 FISCAL YEAR. The fiscal year of the Company shall end on December 31 of each year.

8.4 ANNUAL REPORT. At the Company's expense, the books of account shall be audited at the close of each fiscal year by a firm of independent public accountants selected by the Managing Member, and a copy of its report shall be transmitted within 120 days after the close of such fiscal year to the Members and to such state securities commissioners as may be required by the rules and regulations of the various states.

      The annual report shall contain (a) a balance sheet as of year end, a statement of operations for the year then ended, a statement of Members' equity, and statement of cash flows, all of which shall be audited with a report containing an unqualified opinion expressed thereon, or an opinion containing no material qualification of an independent public accountant, (b) a report of the activities of the Company during the period covered by the report and (c) the amount of any fees or other reimbursements to the Managing Members or any Affiliates of the Managing Members during the fiscal year to which such annual report relates, including information required by Section
6.2. Such report shall set forth distributions to Limited Members for the period covered thereby and shall separately identify distributions from (i) cash flow from operations during the period,
(ii) cash flow from operations during a prior period that had been held as reserves, (iii) proceeds from the disposition of property and investments and (iv) reserves from the gross proceeds of the offering originally obtained from the Limited Members. The financial information contained in the annual report will be prepared on the GAAP basis. The annual report will also include the estimate of the value of a unit in the Company determined by our Managing Member, a statement of the method used to develop this estimated value, and the date of the data used to develop the estimated value. The Managing Member also shall make available to each Limited Member, upon request, a copy of any annual reports that the Company may be required to file with the Securities and Exchange Commission within 90 days after the close of the period to which such reports relate.

8.5 QUARTERLY REPORTS. During the life of the Company, the Managing Member shall prepare and distribute to all Members within 60 days after the end of each quarter and to such state securities commissioners as may be required by the rules and regulations of the various states, a quarterly summary of Company financial results. Such quarterly reports shall contain (a) a current condensed balance sheet, which may be unaudited, (b) a condensed operating statement for the quarter then ended, which may be unaudited, (c) a condensed cash flow statement for the quarter then ended, which may be unaudited, and (d) other pertinent information regarding the Company and its activities during the quarter covered by the report. Such quarterly reports shall also contain a detailed statement setting forth the services rendered, or to be rendered, by the Managing Members or their Affiliates and the amount of the fees received. The Managing Member also shall make available to each Limited Member, upon request, a copy of any reports that the Company may be required to file with the Securities and Exchange Commission within 45 days after the close of the period to which such reports relate.

8.6 SPECIAL REPORTS. The Managing Member shall have prepared, as of the end of each quarter in which a Property is acquired, a special report of real property acquisitions within the quarter. Such special reports shall be distributed to the Limited Members for each quarter in which a Property is acquired until all proceeds available from the offering of Units are invested or returned to the Limited Members as provided in Section 4.5. Such special reports shall describe the Properties acquired, the terms of the lease affecting the property, the tenant and use of the property, and shall include a description of the geographic location and the market upon which the Managing Member is relying. The special report shall include all facts that reasonably appear to materially influence the value of the Property, including, but not limited to, the date and amount of the appraised value, the receipt of a commitment of title insurance and if development is required on the property, the receipt of appropriate completion bonds, the purchase price and terms of the purchase, the amount of proceeds in the Company that remain unexpended or uncommitted and any Acquisition Expenses paid by the Company to the Managing Members or their Affiliates in connection with real property acquisitions within the quarter.

8.7 TAX RETURNS; TAX INFORMATION. Within 75 days after the close of each fiscal year, all necessary tax information shall be transmitted to all Members and to such state securities commissioners as may be required by the rules and regulations of the various states.

8.8 BANK ACCOUNTS. Except as otherwise described in the Prospectus, the Managing Member shall select a bank account or accounts for the funds of the Company, and all funds of every kind and nature received by the Company shall be deposited in such account or accounts. The Managing Member shall designate from time to time the persons authorized to withdraw funds from such accounts. The funds of the Company will not be commingled with funds of any other person or entity.

8.9 TAX ELECTIONS. In the event of a transfer of all or part of the Company interest of any Member, the Company, in the sole discretion of the Managing Member, may elect pursuant to Section 754 of the Internal Revenue Code of 1986 (or any successor provisions) to adjust the basis of the assets of the Company. The Managing Member shall be the "tax matters partner" for the Company as that term is defined in
Section 6231 of the Internal Revenue Code of 1986, as amended.

8.10 INVESTOR LIST. In addition to the other records maintained by the Company, the Company shall maintain at all times, in alphabetical order and on white paper with printing in not less than 10 point type, a list of Limited Members, including the names, addresses and business telephone numbers of the Limited Members and the number of Units held by each, which shall be updated at least quarterly to reflect changes in the information contained therein. The list of Limited Members shall be available for inspection by any Limited Member or such Limited Member's designated agent at the office of the Company upon request of such Limited Member. In addition, a copy of the Limited Member list shall be mailed to any Limited Member requesting the same within ten (10) days of the receipt of a written request. The Company may charge a reasonable fee to such Limited Member to cover the costs of reproduction and postage. The purposes for which such list may be requested by the Limited Members shall include, without limitation, matters relating to voting rights of the Limited Members and the exercise of rights of the Limited Members under federal proxy laws. If the Managing Member neglects or refuses to exhibit, produce or mail a copy of the Limited Member list as requested, the Managing Member shall be liable for the costs, including attorneys' fees, incurred by the Limited Member in compelling the production of the list and for the actual damages suffered by the Limited Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Limited Member list is to secure such list or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Limited Member relative to the affairs of the Company. The Managing Member may require the Limited Member requesting such list to represent that the list is not requested for a commercial purpose unrelated to the Limited Member's interest in the Company. For all such purposes, the acquisition of additional Units shall be considered a commercial purpose unrelated to the Limited Member's interest in the Company. The Managing Member may also require, as a condition to making such list available, (i) that the list be requested under the signature of the Limited Member of record rather than a person or entity holding a power of attorney for such Limited Member; and (ii) whenever the list will be used to solicit purchases of Units, that the requesting Limited Member agree to provide materials to the persons solicited, and to the Managing Member for review and comment prior to use, generally complying with the disclosure requirements of Section 14(d) of the Securities Exchange Act of 1934 and Rule 14d-6 promulgated thereunder, including, without limitation, the price at which the

Fund last agreed to repurchase Units and the price at which Units were last purchased in any secondary trading service that is published, prominently displayed in type size no less than 14 point; provided, however, that the Managing Member may not refuse to provide the list if the materials contain the foregoing information because it is not otherwise satisfied with the materials to be sent. The remedies set forth in this section 8.10 shall be in addition to, and not by way of limitation of, remedies available to Limited Members under federal law, or the laws of any state.

IX.  ASSIGNMENT OF LIMITED MEMBER'S INTEREST

     The Company interest of a Limited Member shall be represented by a Certificate of Participation. The form and content of the Certificate of Participation shall be determined by the Managing Member. The Company interest of a Limited Member may not be assigned, pledged, mortgaged, sold or otherwise disposed of, and no Limited Member shall have the right to substitute an assignee in his or her place, except as provided in this Article IX.

9.1 LIMITATIONS ON TRANSFER RELATED TO TAX STATUS. Other than pursuant to a Permitted Transfer, no Limited Member shall transfer or assign any part of his or her interest in the Company, and no such transfer or assignment shall be recognized by the Company but shall be null and void, if such transfer or assignment, when added to all other transfers or assignments made during the same fiscal year, other than (A) Permitted Transfers, (B) Qualified Matching Service Transfers, or (C) transfers pursuant to the repurchase provisions of section 7.7 of this agreement, would constitute transfers of in excess of two percent (2%) of Company interests outstanding. The Managing Member may request such information from a transferring Limited Member as is necessary to determine whether a transfer is a Permitted Transfer or a Qualified Matching Service Transfer. The Managing Member may refuse to affect any transfer if the transferring Limited Member is unable, or refuses, to demonstrate that the transfer is a Permitted Transfer or Qualified Matching Service
Transfer or if the Managing Member is not able to verify, to its satisfaction, that the transfer will qualify for a safe harbor under Treasury Regulation 1.7704-1(e) or (g).

9.2 PROTECTIVE PROVISIONS RELATING TO TRANSFER FRAUD. No Limited Member shall be obligated to sell, assign or transfer any Units or any other interest in the Company, prior to receipt of adequate disclosure relating to the Company. The Company shall provide to any Limited Member, upon request and without charge, prior to the date of any transfer, copies of the most recent reports (forms 10-Q, 10-K etc.) filed by the Company with the Securities and Exchange Commission, together with information relating to the Net Value Per Unit as of the most recent Determination Date. Other than pursuant to a Permitted Transfer, no Limited Member shall transfer any part of his or her interest in the Company, and no such transfer or assignment or any agreement executed by a Limited Member with respect to such transfer or assignment shall be recognized by the Company but shall be null and void, unless such Limited Member shall have confirmed in writing to the Managing Member that he or she received and reviewed such information relating to Net Value Per Unit at least 24 hours prior to completion of transfer, and has received copies of such reports as he or she may have requested. For purposes of the foregoing, confirmation on behalf of a Limited Member by power of attorney shall not be effective unless the attorney so appointed provides proof acceptable to the Managing Member of the Limited Member's incapacity to provide confirmation directly.

9.3 RIGHT OF FIRST REFUSAL. Except with respect to (A) Permitted Transfers, (B) Qualified Matching Service Transfers, or (C) transfers pursuant to the repurchase provisions of section 7.7 of this agreement, no Member (the "Offering Member") may assign, transfer, convey or otherwise dispose of all or any part of any Unit directly or indirectly unless such Member shall have given notice ("Offer Notice") in writing to the Company, setting forth the number of Units (the "Offered Units") to be transferred, the consideration (the "Offer Price") for which such Units would be transferred. Subject to the terms and conditions hereinafter set forth, the Company shall have the right to purchase all but not less than all of the Offered Units at the Offer Price. The Company may exercise such right by delivering to the Offering Member its election to exercise within 15 days after the date on which the Company has received the Offer Notice. Subject to the limitations set forth in Section 9.1 (which shall be controlling), the closing of any such purchase by the Company shall occur within 60 days of such exercise by delivery of payment on the same terms as specified in the Offer Notice. Offered Units purchased by the Company shall be canceled. Unless all Units are purchased pursuant to the option granted in this Section 9.3, the Offering Member shall be free, for a period of 90 days after the expiration of such fifteen day period, to sell the Offered Units to the proposed transferee on the same terms as were described in the

Offer Notice. Unless the transfer is approved by the Managing Member in accordance with this Article IX and the transferee acknowledges in writing that he, she or it is bound by the terms of this Agreement as provided in Section 9.5, the transferee shall not become a Member of the Company but shall only be an assignee of the financial rights of his, her or its assignor. Any Member who transfers all of his, her or its financial rights shall cease to be a Member of the Company. All notices shall be in writing.

9.4 TRANSFERS. Except as provided in Section 9.1, 9.2 and 9.3, each Limited Member may transfer or assign all or part of his or her interest in the Company as provided in the Limited Liability Company Act; provided, however, that no transfer or assignment shall be effective until written notice thereof is received by the Managing Member and the Managing Member approves such transfer or assignment. Such approval shall be granted unless the Managing Member determines that the transfer will cause a violation of the provisions of this agreement, including the percentage limitations referred to in
Section 9.1 above and the provisions of section 9.2 or 9.3. In any case that a transfer is not permitted for any reason other than pursuant to the limitations set forth in section 9.1, 9.2 or 9.3, the decision to prohibit the transfer shall be supported by an opinion of counsel. All transfers or assignments of interests in the Company occurring during any month shall be deemed effective (i.e., the transferee shall become a Limited Member of record) on the last day of the calendar month in which written notice thereof is received by the Managing Member.

9.5 ADMISSION OF ASSIGNEE AS MEMBER. No assignee of all or part of the Company interests of any Limited Member shall have the right to become a substitute Limited Member unless (i) his or her assignor has confirmed the matters set forth in Section 9.2, (ii) his or her assignor has stated such intention in the instrument of assignment,
(iii) such assignee shall pay all expenses in connection with such admission as a substitute Limited Member, as described in Section 9.8 and (iv) the transfer to such assignee has been made in compliance with Section 9.1 and 9.3. By executing and adopting this agreement, each Limited Member hereby consents to the admission of additional or substitute Limited Members by the Managing Member and to any assignee of his or her Units becoming a substitute Limited Member.

9.6 MINIMUM SIZE. No purported sale, assignment or transfer by a Limited Member of less than 500 Units will be permitted or recognized, except by gift, inheritance, intra-family transfers, family dissolutions, transfers to Affiliates or by operation of law.

9.7 DEATH OF LIMITED MEMBER. If a Limited Member dies, his or her executor, administrator or trustee, or if he or she is adjudged incompetent or insane, his or her guardian or conservator, or if he or she becomes bankrupt, the receiver or trustee of his or her estate, shall have the rights of a Limited Member for the purpose of settling or managing his or her estate and such power as the decedent or incompetent possessed to assign all or any part of his or her Units and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a substitute Limited Member. The death, dissolution or adjudication of incompetency or bankruptcy of a Limited Member shall not dissolve the Company.

9.8 DOCUMENTS AND EXPENSES. As a condition to admission as a substitute Limited Member, an assignee of all or part of the Company interest of any Limited Member or the legatee or distributee of all or any part of the Company interest of any Limited Member shall execute and acknowledge such instruments, in form and substance satisfactory to the Managing Member, as the Managing Member shall deem necessary or advisable to effectuate such admission and to confirm the agreement of the person being admitted as such substitute Limited Member to be bound by all of the terms and provisions of this agreement. Such assignee, legatee or distributee shall pay all reasonable expenses, not exceeding $100, in connection with such admission as a substitute Limited Member.

9.9 ACQUIT COMPANY. In the absence of written notice to the Company of any assignment of a Company interest, any payment to the assigning Member or his or her executors, administrators or representatives shall acquit the Company of liability to the extent of such payment to any other person who may have an interest in such payment by reason of an assignment by the Member or by reason of such Member's death or otherwise.

9.10 RESTRICTION ON TRANSFER. Notwithstanding the foregoing provisions of this Article IX, no sale or exchange of a Company interest may be made if the interest sought to be sold or exchanged, when added to the total of all other Company interests sold or exchanged within the period of 12 consecutive months prior thereto, would result in the termination of the Company under section 708 of the Internal Revenue Code of 1986 (or any successor section).

9.11 ENDORSEMENT ON CERTIFICATE. The foregoing provisions governing the assignment of the Company interest of a Limited Member shall be indicated by an endorsement on the certificate evidencing such Limited Member's interest in the Company, in the form as determined from time to time by the Managing Member.

X.   DEATH, WITHDRAWAL, EXPULSION AND REPLACEMENT OF THE MANAGING
     MEMBERS

10.1 DEATH. In the event of the death of the Special Managing Member, the estate of the Special Managing Member shall assume all of his obligations under this agreement and be responsible for their discharge. The estate may elect to withdraw from the Company only upon satisfaction of the conditions in Section 10.2 applicable to the Special Managing Member.

10.2  WITHDRAWAL.  The  Managing Member may  not  withdraw  from  the
Company  without  first  providing 90 days'  written  notice  to  the
Limited Members of its intent to so withdraw and providing a substitute Managing Member to the Company that shall be accepted by a vote of not less than a majority, by interest, of the Limited Members (excluding any Limited Company Units held by any Managing Member for its own account); provided, however, that nothing in this Agreement shall be deemed to prevent the merger, consolidation or reorganization of the Managing Member into or with a successor entity controlled by, or under common control with, a Managing Member, and such successor entity shall be deemed to be the Managing Member of the Company for all purposes and effects and shall succeed to and enjoy all rights and benefits and bear all obligations and burdens conferred or imposed hereunder upon the Managing Member. The Limited Members shall vote to accept or reject the proposed substitute Managing Member in person or by proxy at a meeting called by the Managing Member for such purpose in accordance with Section 11.1 of this agreement.

      The Special Managing Member may not withdraw from the Company prior to December 31, 2006.

10.3 EXPULSION. A Managing Member shall be expelled without further action for "cause," which means (1) final judicial determination or admission of its bankruptcy or insolvency, (2) withdrawal from the Company without providing a substitute Managing Member in accordance with Section 10.2 or (3) final judicial determination that it (i) was grossly negligent in its failure to perform its obligations under this agreement, (ii) committed a fraud upon the Members or upon the Company, or (iii) committed a felony in connection with the management of the Company or its business. This section does not limit the right of the Limited Members to remove the Managing Members upon a majority vote of the Limited Members.

10.4 REMOVAL AND REPLACEMENT OF MANAGING MEMBERS. In the event of (i) the wrongful withdrawal of a Managing Member or the expulsion of a Managing Member under circumstances that the Company lacks a Managing Member or (ii) the written proposal of Limited Members holding 10% or more of the issued and outstanding Units, and upon providing not less than 10 nor more than 60 days' written notice by certified mail to all Members, the Limited Members may call a meeting of the Company for the purpose of removing or replacing any or all of the Managing Members. At such meetings, any of the Managing Members may be removed or replaced without cause by a vote (rendered in person or by proxy) of a majority, by interest, of the Limited Members (excluding Units held by the Managing Members for their own accounts).

10.5 PAYMENT FOR REMOVED MANAGING MEMBER'S INTEREST. Upon the expulsion, withdrawal or removal of a Managing Member, the Company shall pay to the terminated Managing Member all amounts then accrued and owing to the terminated Managing Member and an amount equal to the then present fair market value of the terminated Managing Member's interest in the Company determined by agreement of the terminated Managing Member and the Company, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated Managing Member and the Company. The fair market value of the terminated Managing Member's interest shall be the amount the terminated Managing Member would receive upon dissolution and termination of the Company assuming that such dissolution or termination occurred on the date of the terminating event and the assets of the Company were sold for their then fair market value without any compulsion on the part of the Company to sell such assets. In the case of a voluntary withdrawal, the withdrawing Managing Member shall be paid the fair market value of its or his interest by the issuance by the Company of a non-interest bearing unsecured promissory note providing for payment of principal from distributions that the withdrawing Managing Member otherwise would have been entitled to receive under this agreement had such Managing Member not withdrawn. In the case of an involuntary termination, the terminated Managing Member shall be paid the fair market value of its or his interest by the issuance by the Company of a promissory note with a five-year maturity payable in five equal installments of principal and interest at the prevailing market rate of interest.

10.6 FAILURE TO ADMIT SUBSTITUTE MANAGING MEMBER. In the event that a substitute Managing Member has not been appointed and admitted as provided in Section 10.4 so that there is no Managing Member acting, the Company shall then be dissolved, terminated and liquidated.

XI.  AMENDMENT OF AGREEMENT AND MEETINGS

11.1 GENERAL. Either Managing Member may, at any time, propose an amendment to this agreement and shall notify all Members thereof in writing, together with a statement of the purpose(s) of the amendment and such other matters as the Managing Member deems material to the consideration of such amendment. If such proposal does not adversely affect the rights of the Limited Members, such proposal shall be considered adopted and this agreement deemed amended. At any time, Limited Members holding not less than 10% of the issued and outstanding Units may propose an amendment to this agreement, or a meeting of Limited Members to consider any other proposal for which the Limited Members may vote hereunder, including the sale of all or substantially all of the assets of the Company. Upon the request in writing to the Managing Member of any person entitled to call a meeting, or in the event a proposal of a Managing Member adversely effects the rights of Limited Members, or in the event of objection by 10% of Limited Members by interest to such a proposal, the Managing Member shall call a special meeting of all Members, in each case at a location convenient to Limited Members, to consider the proposal at the time requested by the person requesting the meeting which shall be not less than 15 nor more than 60 days after receipt of such request. Written notice of the meeting shall be given to all Members either personally or by certified mail not less than 10 nor more than 60 days before the meeting, but in any case where a meeting is duly called by request of Limited Members, not more than 10 days after receipt of such request. Included in the notice shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution or amendment proposed. The notice shall provide that Limited Members may vote in person or by proxy. The affirmative vote of a majority, by interest, of the Limited Members (excluding any Units held by the Managing Members for their own accounts) shall decide the matter, without the consent of the Managing Members. In any event, however, no such amendment shall affect the allocation of economic interests to the Members or alter the allocation of Company management responsibilities and control without the approval of each Managing Member and a majority by interest, of the Limited Members, except as otherwise provided in
Article X.

11.2 ALTERNATIVE TO MEETINGS. As an alternative to voting at meetings of the Company pursuant to this and other Articles of this agreement, the Limited Members may consent to and approve by written action any matter that the Limited Members may consent to and approve by vote at a meeting. In order to consent to and approve the matter, the same percentage of Limited Members, by interest, must sign the written action as is required by vote at a meeting; provided, however, that written notice is given to all Members at least 15 days before solicitation of signatures is begun.

XII. DISSOLUTION AND LIQUIDATION

12.1 EVENTS CAUSING DISSOLUTION. The Company shall be dissolved only upon the occurrence of one or more of the following events:

        (a)  the expiration of the term set forth in Section 1.4;

         (b) the occurrence of any event that, under the laws of the jurisdictions governing the Company shall dissolve the Company;

         (c)   the  bankruptcy of the Company or any of the  Managing
   Members;

         (d) the withdrawal or the expulsion of a Managing Member if a substitute Managing Member has not been timely admitted as provided in Article X, with the result that there is no Managing Member acting;

         (e) the decree of court that other circumstances render a dissolution of the Company equitable or required by law;

         (f) the sale or other disposition of all or substantially all of the assets of the Company; and

         (g) at any time by the affirmative vote of a majority, by interest, of the Limited Members (excluding Units held by the Managing Members for their own accounts) at a meeting called in accordance with Section 11.1 of this agreement.

12.2 CONTINUATION OF BUSINESS. Except as provided in Section 12.3, upon the dissolution of the Company for any reason, the business of the Company and title to the property of the Company shall be vested in the Company continuing the business. Upon any such dissolution no Member, nor his or her legal representatives, shall have the right to an account of his or her interest as against the Company continuing the business, and no Member, nor his or her legal representatives, as against the Company continuing the business, shall have the right to have the value of his or her interest as of the date of dissolution ascertained nor have any right as a creditor or otherwise with respect to the value of his or her interest.

12.3 LIQUIDATION AND WINDING UP. If dissolution of the Company should be caused by reason of (a) an event that makes it unlawful for the business of the Company to be carried on or for the Members to carry it on in the Company, (b) the bankruptcy of the Company, (c) the withdrawal or expulsion of a Managing Member and no substitute Managing Member has been timely admitted as provided in Article X, with the result that there is no Managing Member acting, (d) a decree of court that other circumstances render a dissolution and winding up of the affairs of the Company equitable or required by law, (e) the sale of all or substantially all of the assets of the Company, (f) the express will of Limited Members as provided in Section 12.1(g) above, the Company shall be liquidated and the Managing Member (or the person or persons selected by a decree of court to carry out the winding up of the affairs of the Company) shall wind up the affairs of the Company.

      The Managing Member or the person winding up the affairs of the Company shall promptly proceed to liquidate the Company. No distribution upon liquidation in kind of property and assets shall be made to Limited Members. In settling the accounts of the Company, the assets and the property of the Company shall be distributed in the following order of priority:

         (a) To the payment of all debts and liabilities of the Company, including loans by Members that are secured by mortgages, but excluding any other loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;

         (b) To the establishment of any reserves deemed necessary by the Managing Member or the person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

         (c) To the repayment of any unsecured loans or advances that may have been made by any Members to the Company in the order of priority as provided by law;

         (d) Any remaining balance will be distributed to the Members pro rata based on each Member's positive capital account balance, after giving effect to allocations pursuant to Sections
   5.1 and 5.3 and after taking into account all capital account adjustments for the Company taxable year during which liquidation occurs (other than those made pursuant to this Section 12.3(d)).

XIII.     MISCELLANEOUS PROVISIONS

13.1 INTERPRETATION. The terms and provisions of this agreement shall be governed by and construed in accordance with the laws of the State of Delaware. All references herein to Articles and Sections refer to Articles and Sections of this agreement. All Article and Section headings are for reference purposes only and shall not affect the interpretation of this agreement. The use of the masculine gender, for all purposes of this agreement, shall be deemed to refer to both male and female Members.

13.2 NOTICE. Any notice given in connection with the business of the Company shall be duly given if mailed, by certified or registered mail, postage prepaid: if to the Company, to the principal office of the Company set forth in Section 1.3 or to such other address as the Company may hereafter designate by notice to the Members; if to the Managing Member or the Special Managing Member, to the address set forth in Section 1.3 or such other address as such Managing Members may hereafter designate by notice to the Company; if to the Limited Members, to the addresses set forth in the subscription agreement executed by each Limited Member or to such other address as such Limited Members may hereafter designate by notice to the Company.

13.3 SUCCESSORS AND ASSIGNS. Except as herein otherwise provided to the contrary, this agreement shall be binding upon and inure to the benefit of the parties hereto and their personal representatives, assigns and successors.

13.4 COUNTERPARTS. This agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding upon all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

13.5 SEVERABILITY. In the event that any provision of this agreement shall be held to be invalid, the same shall not affect the validity of the remainder of this agreement or the validity or the formation of the Company as a limited Company under the Limited Liability Company Act.

      IN  WITNESS WHEREOF, this agreement has been executed as of the
       day of          ,     .


LIMITED MEMBERS                         MANAGING MEMBERS

By AEI Fund Management XXI, Inc.,       AEI Fund Management XXI, Inc.
   attorney-in-fact                     Managing Member



By
 Robert P. Johnson, President            Robert P. Johnson, President



                                         Robert P. Johnson,
                                         Special Managing Member

                        EXHIBIT B



                  PRIOR PERFORMANCE TABLES


   The information presented in the following tables updates the tables represents the historical experience of all public real estate programs organized by our managers or their affiliates during the periods indicated. You should not assume that AEI Fund 26 will generate results, or that you will receive benefits, comparable to the results generated by, or benefits received by investors in, these prior real estate programs. You will have no interest in the assets or operations of our managers.

   We have filed a registration statement that contains additional information about the performance of prior programs in "Part II". You can obtain a copy of the registration statement by contacting Mr. Robert P. Johnson, President, AEI Fund Management XXI, Inc., 1300 Wells Fargo Place, 30 East Seventh Street, Saint Paul, Minnesota 55101.

   The programs included in the following tables have investment objectives similar to those of AEI Fund 26, including protection of capital, distribution of partially "tax sheltered" cash flow from operations, and capital appreciation.

  Table              Index Description               Page

     I     Experience in Raising and Investing Funds   B-2
    II     Compensation to Sponsors                    B-3
   III     Operating Results of Prior  Programs        B-4
    IV     Results of Completed Programs               B-7
    V      Sales or Disposals of Properties            B-8

                                B-1


                                TABLE I

                 EXPERIENCE IN RAISING AND INVESTING FUNDS
                                (Unaudited)

   The following table provides information at December 31, 2004, as to the experience of the Managing Members and their Affiliates in raising and investing funds with respect to all prior public programs closed in the last five years.


                                 AEI           AEI            AEI
                               Income &      Income &       Income &
                                Growth        Growth         Growth
                               Fund 23       Fund 24        Fund 25

Dollar Amount Offered        $24,000,000    $50,000,000   $50,000,000
Dollar Amount Raised         $13,349,321    $24,831,283   $29,591,879
Percentage of Amount
 Raised                            100.0%         100.0%        100.0%
Less Offering Expenses:
 Selling Commissions
  and Discount                      10.0           10.0          10.0
 Organizational
  Expenses                           5.0            4.8           4.7
 Other (a)                           2.6            0.0           0.0
 Less Reserves                       0.4            0.2            .1
                              -----------    -----------   -----------
Percent Available
 for Investment                     82.0%          85.0%         85.2%
                              ===========    ===========   ===========
Acquisition Costs:
 Prepaid Items and
  Fees Related
  to Purchase of
  Property                           0.0%           0.0%          0.0%
 Investment in
  Properties (b)                    82.0           85.0          34.4(c)
 Acquisition Fees                    0.0            0.0           0.0
                              -----------    -----------   -----------
Total Acquisition Cost              82.0%          85.0%         34.4%
                              ===========    ===========   ===========

Percent Leverage                     0.0%           0.0%          0.0%
Date Offering Began               Mar. 99         May 01       May 03
Length of Offering
 (months)                              24             24          (d)
Months to Invest 90% of
 Amount Available for
 Investment (measured
 from beginning of
 offering)                            28             31           (c)




(a)   Represents distributions in excess of net cash flow (return  of capital).
(b) Includes cash down payments and capitalized costs and expenses related to the purchase of properties, including the cost of appraisals, attorney's fees, expenses of personnel in investigating properties, and overhead allocated to such activities.
(c)   Acquisitions are in progress.
(d) Represents subscriptions accepted through December 31, 2004. Offering had not closed as of December 31, 2004.
                                B-2

                                 TABLE II

                         COMPENSATION TO SPONSORS
                                (Unaudited)

    The following table provides information as to the compensation paid to the Managing Member and their Affiliates during the period from March 1999 to December 31, 2004 for all prior public programs closed in the last five years.


                                         AEI          AEI            AEI
                                       Income &     Income &       Income &
                                        Growth       Growth         Growth
                                      Fund 23       Fund 24        Fund 25
Type of Compensation
Date Offering Commenced                 Mar. 99        May 01        May 03
Dollar Amount Raised                $13,349,321   $24,831,283   $29,591,879
Amount Paid to Sponsors
 From Proceeds of Offering:
   Underwriting Fees (a)                271,147       691,268       852,129
   Acquisition Expenses
    - purchase option on property             0             0             0
    - real estate commission                  0             0             0
    - expense reimbursement              92,688(c)    158,363(c)    102,747(c)
   Organization Offering Expenses       206,858       668,967       897,682
Dollar Amount of Cash
 Generated From
 Operations Before
 Deducting Payments
   to Sponsors                        4,218,871     3,361,067       825,996
Amount Paid to Sponsors
 From Operations:
   Property Management
    Fees (b)                                  0             0             0
   Partnership
    Management Fees (b)                       0             0             0
   Reimbursements (b)                   798,544       605,899       166,433
   Leasing Commissions                        0             0             0
   Participation in Cash Distributions   99,599        83,629        22,124
Dollar Amount of Property
 Sales and Refinancing
 Before Deducting
 Payments to Sponsors:
   - cash                             6,047,165     3,743,988             0
   - notes                                    0             0             0
Amount Paid to Sponsors
 From Property Sales
 and Refinancing:
   Real Estate
    Commissions (d)                           0             0             0
   Incentive Fees (d)                         0             0             0
   Reimbursements (d)                   188,820        79,333             0
   Participation in Cash Distributions    8,735         6,144             0

(a) Does not include fees paid to AEI Securities, Inc. which were reallowed to participating dealers.
(b)  Although  not  paid  a  fixed  fee  for  property  management  and
     partnership   management,  the  Managing Members   and  Affiliates
     were reimbursed at their Cost for the provision  of such services.
     Such reimbursements are reflected  under the line   item  "Amount
     Paid  to  Sponsors From Operations-Reimbursements."
(c) The Programs received reimbursements from the sellers and/or lessees in the form of financing fees, commitment fees and expense reimbursements to offset these costs. The reimbursements received
     by Fund 23, Fund   24  and Fund 25 totaled  $266,621, $252,187 and
     $66,880, respectively.
(d)  Although  not  paid a fixed fee from property  sales,  the Managing
     Members   and   Affiliates  were  reimbursed  at their Cost for the
     provision  of   services   related   to   property   sales.    Such
     reimbursements   are  reflected  under  the  line item "Amount Paid
     to Sponsors  From  Property Sales and Refinancing - Reimbursements."

                                B-3
                                 TABLE III

                    OPERATING RESULTS OF PRIOR PROGRAMS
                                (Unaudited)

The following table provides information as to the results of all prior programs closed in the past five years for each year of the five years (or from inception if formed after January 1, 2000) ended December 31, 2004.

                                                   AEI INCOME & GROWTH FUND 23
                                                       Years Ended December 31

                                                2000        2001         2002         2003         2004
Gross Revenues from Operations              $  432,076   $ 1,039,824  $ 1,063,481  $   880,585  $  943,673
Profit  on Sale of Properties                        0             0      362,730    1,079,117           0
Less:
  Operating Expenses                           165,308       213,395      168,324      174,563     183,937
  Depreciation                                  17,427       204,430      267,495      175,111     151,844
   Real  Estate  Impairment                          0             0            0    1,600,393           0
                                             ----------   -----------  -----------  -----------  -----------
Net  Income (Loss) - GAAP Basis             $  249,341   $   621,999  $   990,392  $     9,635  $  607,892
                                             ==========   ===========  ===========  ===========  ===========
Taxable Income:
  -from  operations                         $  322,431   $   627,673  $   641,442  $   547,981  $   498,390
  -from  gain on sale                                0             0      344,446    1,051,952            0
                                             ==========   ===========  ===========  ===========  ===========

Cash Generated (Deficiency) From Operations $  338,558   $   698,009  $   939,872  $   697,744  $   791,251
Cash Generated From Sales                            0             0    2,178,700    3,679,645            0
Cash  Generated  From  Refinancing                   0             0            0            0            0
                                             ----------   -----------  -----------  -----------  -----------
Cash Generated From Operations,
  Sales  and Refinancing                       338,558       698,009    3,118,572    4,377,389      791,251
Less: Cash Distributions to Investors
  -from  operating cash flow                   323,653       698,009      873,962      697,744      347,113
  -from  sales and refinancing                       0             0       97,727      292,929      482,860
  -from  cash reserves (a)                           0       145,109            0       63,085            0
                                             ----------   -----------  -----------  -----------  -----------
Cash Generated (Deficiency)
   After   Cash  Distributions                  14,905      (145,109)   2,146,883    3,323,631      (38,722)
Less: Special Items (Not Including
   Sales  and  Refinancing)                          0             0            0            0            0
                                             ----------   -----------  -----------  -----------  -----------
Cash Generated (Deficiency)
 After Cash Distributions and
 Special Items                              $   14,905   $  (145,109) $ 2,146,883  $ 3,323,631      (38,722)
                                             ==========   ===========  ===========  ===========  ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
       -from  operations                            51            48           47           40           36
       -from  recapture                              0             0            5            4            0
    Capital  Gain  (Loss)                            0             0           19           74            0
  Cash Distributions to Investors:
   Source (on GAAP basis)
       -Investment  Income                          39            47           71            1           44
       -Return  of  Capital                         12            17            0           77           17
  Cash Distributions to Investors:
   Source (on cash basis)
       -Sales                                        0             0            7           22           36
       -Refinancing                                  0             0            0            0            0
       -Operations                                  51            53           64           51           25
       -Cash  Reserves  (a)                          0            11            0            5            0
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                                                                 100%

(a)  Represents initial capital or cash retained from
     prior years' cash flow.
(b)  Based on an investment of a weighted average Unit
     outstanding.
                                B-4
                           TABLE III (Continued)

                    OPERATING RESULTS OF PRIOR PROGRAMS
                                (Unaudited)

                                              AEI INCOME & GROWTH FUND 24
                                               Years  Ended December  31

                                                2001        2002       2003      2004
Gross  Revenues from Operations             $   50,013  $  537,720  $ 1,436,722  $ 1,700,553
Profit on Sale of Properties                         0           0      703,102      130,829
Less:
 Operating Expenses                             22,087     164,203      244,633      538,918
 Depreciation                                    8,886     101,688      336,661      465,163
 Real Estate Impairment                              0           0            0      434,065
                                             ----------  ----------  -----------  -----------
Net Income (Loss) - GAAP Basis              $   19,040  $  271,829  $ 1,558,530  $   393,236
                                             ==========  ==========  ===========  ===========
Taxable Income (Loss):
 -from  operations                          $   31,873  $  290,954  $   938,856  $ 1,163,904
 -from gain on sale                                  0           0      661,553      121,430
                                             ==========  ==========  ===========  ===========

Cash Generated (Deficiency) From Operations $  112,098  $  364,271  $ 1,208,879  $ 1,086,520
Cash Generated From Sales                            0           0    3,155,310      509,345
Cash Generated From Refinancing                      0           0            0            0
                                             ----------  ----------  -----------  -----------
Cash Generated From Operations,
  Sales  and Refinancing                       112,098     364,271    4,364,189    1,595,865
Less: Cash Distributions to Investors
 -from operating cash flow                           0     267,186      694,545    1,086,520
 -from sales and refinancing                         0           0      281,111      333,333
 -from cash reserves (a)                             0           0            0      360,452
                                             ----------  ----------  -----------  -----------
Cash Generated (Deficiency)
  After  Cash Distributions                    112,098      97,085    3,388,533     (184,440)
Less: Special Items (Not Including
 Sales and Refinancing)                              0           0            0            0
                                             ----------  ----------  -----------  -----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special  Items                            $  112,098  $   97,085  $ 3,388,533  $  (184,440)
                                             ==========  ==========  ==========   ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                               14          31           42           45
     -from recapture                                 0           0            9            0
   Capital Gain (Loss)                               0           0           21            5
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                              0          29           44           14
     -Return of Capital                              0           0            0           55
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                          0           0           13           13
     -Refinancing                                    0           0            0            0
     -Operations                                     0          29           31           42
     -Cash Reserves (a)                              0           0            0           14
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                                                   100%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                   B-5

                           TABLE III (Continued)

                    OPERATING RESULTS OF PRIOR PROGRAMS
                                (Unaudited)

                                           AEI INCOME & GROWTH FUND 25
                                            Years  Ended December  31

                                                  2003           2004
Gross  Revenues from Operations                $  66,069     $  773,695
Profit on Sale of Properties                           0              0
Less:
 Operating Expenses                               18,772        161,429
 Depreciation                                      4,108        189,655
 Real Estate Impairment                                0              0
                                                ---------      ---------
Net Income (Loss) - GAAP Basis                 $  43,189      $ 422,611
                                                =========      =========
Taxable Income (Loss):
 -from  operations                             $  54,486      $ 469,399
 -from gain on sale                                    0              0
                                                =========      =========

Cash Generated (Deficiency) From Operations    $  93,292      $ 733,149
Cash Generated From Sales                              0              0
Cash Generated From Refinancing                        0              0
                                                ---------      ---------
Cash Generated From Operations,
  Sales  and Refinancing                          93,292        733,149
Less: Cash Distributions to Investors
 -from operating cash flow                         5,135        463,742
 -from sales and refinancing                           0              0
 -from cash reserves (a)                               0              0
                                                ---------      ---------
Cash Generated (Deficiency)
  After  Cash Distributions                       88,157        269,407
Less: Special Items (Not Including
 Sales and Refinancing)                                0              0
                                                ---------      ---------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special  Items                               $  88,157      $ 269,407
                                                =========      =========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                 12             29
     -from recapture                                   0              0
   Capital Gain (Loss)                                 0              0
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                                1             26
     -Return of Capital                                0              3
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                            0              0
     -Refinancing                                      0              0
     -Operations                                       1             29
     -Cash Reserves (a)                                0              0
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                              100%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                   B-6



                                 TABLE IV

                       RESULTS OF COMPLETED PROGRAMS
                                (Unaudited)

     The following table provides the results of all programs that have completed operations (no longer hold properties) within the five years ended December 31, 2004.


                             Net Lease
                             Income &     AEI Real     AEI Real     AEI Real
                             Growth        Estate       Estate       Estate
                             Fund 84-A(a) Fund 85-A(b) Fund 86-A(c) Fund XVI(d)

Dollar Amount Raised         $5,000,000    $7,500,000  $7,500,000  $15,000,000
Number of Properties Purchased        8            15          11           24
Date of Closing of Offering     Dec. 84       Jun. 85     Jul. 86      Nov. 87
Date of First Sale of Property  Mar. 96       Sep. 93     Aug. 89      Aug. 89
Date of Final Sale of Property  Feb. 01       Aug. 03     Jun. 04      May  04
Tax and Distribution Data Per
 $1,000 Investment:
Federal Income Tax Results:
 Ordinary Income (Loss)
  -from operations                  747           792         771          617
  -from recapture                    10            49           5           20
 Capital Gain (Loss)                449           500         296          132
 Deferred Gain
  Capital                             0             0           0            0
  Ordinary                            0             0           0            0
Cash Distributions to Investors
 Source (on GAAP basis)
  -Investment Income              1,265         1,146         990          786
  -Return of Capital                924         1,068         943          854
 Source (on cash basis)
  -Sales                          1,035         1,059         925          829
  -Refinancing                        0             0           0            0
  -Operations                     1,154         1,155       1,008          811
  -Other                              0             0           0            0


(a)Final sale of property was completed February 1, 2001.
(b)Final sale of property was completed August 15, 2003.
(c)Final sale of property was completed June 1, 2004.
(d)Final sale of property was completed May 25, 2004.

                                B-7

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

      The following table provides information with respect to sales or disposals of property by prior programs during the three years ended December 31, 2004.

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)

AEI Income &    Champps
Growth Fund XXI Schaumburg IL(b) Dec.97 Feb.02    54,266    0           0       0      54,266   0     41,954       41,954    19,378

AEI Income &    Denny's
Growth Fund XXI Covington LA     Mar.97 Feb.02   816,142    0           0       0     816,142   0  1,304,948    1,304,948   601,361

AEI Real Estate Johnny Carino's
Fund 85-A       Austin TX(c)     Sep.01 May 02   857,972    0           0       0     857,972   0    749,587      749,587    70,248

AEI Income &    Johnny Carino's
Growth Fund 23  Austin TX(c)     Sep.01 May 02   567,176    0           0       0     567,176   0    501,879      501,879    47,598

AEI Real Estate Hops Grill & Bar
Fund 85-A       Palm Harbor FL   Mar.86 Jun.02 1,062,953    0           0       0   1,062,953   0  1,094,373    1,094,373 1,241,674

AEI Real        Children's World
Estate          West
Fund 85-A       Bridgewater MA(b)Oct 01 Jun 02   106,530    0           0       0     106,530   0     89,285       89,285     5,565

AEI Real Estate Applebee's
Fund XVI        Victoria TX      Mar.96 Jul.02   673,665    0           0       0     673,665   0  1,335,555    1,335,555   578,445

AEI Real Estate Rally's
Fund XVIII      San Antonio TX   Dec.92 Jul.02         0    0           0       0           0   0    308,997      308,997   140,958

AEI Real Estate Children's World       Apr. 02 to
Fund 85-A       Plainfield IL(c) May 01 Jul.02   360,564    0           0       0     360,564   0    294,542      294,542    26,092

AEI Net Lease   Applebee's
I&G Fund XIX    Beaverton OR     Dec.93 Aug 02 3,156,082    0           0       0   3,156,082   0  1,760,079    1,760,079 2,040,066

                                B-8

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Champps
Fund XVIII      Columbus OH(b)   Aug.96 Aug.02   164,858    0           0       0     164,858   0    115,627      115,627    78,136

AEI Net Lease   Johnny Carino's        May 02 to
I&G Fund XX     Austin TX(c)     Sep.01 Aug.02   506,007    0           0       0     506,007   0    454,305      454,305    51,879

AEI Income &    Johnny Carino's
Growth Fund XXI Austin TX(c)     Sep.01 Aug.02   603,681    0           0       0     603,681   0    544,819      544,819    66,428

AEI Real Estate Tractor Supply
Fund XV         Maryville TN(b)  Feb.96 Sep.02   147,133    0           0       0     147,133   0    110,276      110,276    74,832

AEI Real Estate TGI Friday's           Jun.02 to
Fund XVII       Greensburg PA(c) Dec.97 Sep.02 1,223,603    0           0       0   1,223,603   0  1,009,045    1,009,045   488,875

AEI Income &    TGI Friday's           Aug.02 to
Growth Fund XXIIGreensburg  PA(c)Dec.97 Sep.02   789,247    0           0       0     789,247   0    653,563      653,563   308,347

AEI Income &    Children's World       Sep.02 to
Growth Fund XXIIPlainfield IL(c) May 01 Oct.02   230,243    0           0       0     230,243   0    188,152      188,152    23,791

AEI Real Estate Marie Callender's      Jan.02 to
Fund 85-A       Gresham OR(c)    Sep.99 Oct.02   914,707    0           0       0     914,707   0    813,982      813,982   201,529

AEI Income &    Children's World
Growth Fund XXIIGolden CO(c)     Sep.00 Oct.02    41,925    0           0       0      41,925   0     33,119       33,119     6,601

AEI Income &    Hollywood Video        Jul.02 to
Growth Fund XXIISaraland AL(c)   Jan.99 Oct.02   896,350    0           0       0     896,350   0    846,185      846,185   277,442

AEI Real Estate All Tune & Lube
Fund 85-B     Merrillville IN    Oct.86 Oct.02   238,879    0           0       0     238,879   0    304,432      304,432   488,046

                                B-9

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Auto Max
Fund 86-A       Coon Rapids MN   Jul.87 Oct.02   638,523    0           0       0     638,523   0    795,818      795,818 1,259,517

AEI Real Estate Denny's
Fund 85-B       Ft. Worth TX     Oct.86 Nov.02   582,182    0           0       0     582,182   0    981,764      981,764   998,808

AEI Real Estate Auto Max
Fund 86-A       Bloomington MN   Jun.87 Nov.02   789,374    0           0       0     789,374   0    838,749      838,749 1,679,011

AEI Income &    Champps                Mar.02 to
Growth Fund XXI Livonia MI(c)    May 98 Nov.02 4,134,997    0           0       0   4,134,997   0  3,092,903    3,092,903 1,379,697

AEI Real Estate Jack-in-the-Box
Fund 85-A       Ft. Worth TX     Dec.85 Dec.02   897,165    0           0        0    897,165   0  1,005,586    1,005,586 2,408,044

AEI Net Lease   Children's World
I&G Fund XX     New Albany OH(d) Mar.01 Dec.02   685,831    0           0        0    685,831   0    540,366      540,366    88,093

AEI Income &    Children's World
Growth Fund 23  New Albany OH(d) Mar.01 Dec.02   587,854    0           0        0    587,854   0    465,163      465,163    75,507

AEI Real Estate Fuddrucker's           Nov.02 to
Fund XVIII      Thornton CO(c)   Jul.97 Dec.02 1,274,700    0           0        0  1,274,700   0    904,176      904,176   520,317

AEI Net Lease   Champps                Feb.02 to
I&G Fund XX     Schaumburg IL(c) Dec.97 Dec.02 2,218,837    0           0        0  2,218,837   0  1,669,074    1,669,074   825,986

AEI Real Estate Denny's
Fund XVII       Casa Grande AZ   Mar.89 Dec.02 1,090,781    0           0        0  1,090,781   0    721,420      721,420 1,245,355

AEI Net Lease   Denny's
I&G Fund XX     Burleson TX      Dec.94 Dec.02   810,000    0           0        0    810,000   0    923,480      923,480   627,636

                                B-10

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Net Lease   Denny's
I&G Fund XX     Grapevine TX     Nov.95 Dec.02   958,166    0           0        0    958,166   0  1,354,721    1,354,721   749,496

AEI Income &    Arby's                Aug.02 to
Growth Fund 23  Coon Rapids MN(c)Aug.01 Dec.02 1,023,670    0           0        0  1,023,670   0    907,056      907,056    99,130

AEI Net Lease   Champps                Sep.02to
I&G Fund XX     Lyndhurst OH(c)  Apr.96 Dec.02 3,390,504    0           0        0  3,390,504   0  2,307,711    2,307,711 1,640,745

AEI Net Lease   Champps
I&G Fund XX     Columbus OH(c)   Apr.99 Dec.02   518,443    0           0        0    518,443   0    399,177      399,177   156,315

AEI Real Estate Fuddruckers
Fund XVIII      Thornton CO(c)   Jul.97 Jan.03   714,327    0           0        0    714,327   0    490,902      490,902   290,624

AEI Income &    Children's World
Growth Fund XXIIPlainfield IL(b) May 01 Jan.03   220,430    0           0        0    220,430   0    175,379      175,379    27,740

AEI Net Lease   Champps                Jan.03 to
I&G Fund XX     Columbus OH(c)   Apr.99 Feb.03 1,034,237    0           0        0  1,034,237   0    778,366      778,366   312,896

AEI Real Estate Marie Callender's
Fund 85-A       Gresham OR(b)    Sep.99 Feb.03   231,683    0           0        0    231,683   0    201,792      201,792    62,566

AEI Real Estate Cheddar's
Fund 85-B       Ft. Wayne IN     Dec.86 Feb.03 1,540,416    0           0        0  1,540,416   0  1,480,553    1,480,553 3,076,004

AEI Real Estate Champps                Jan.03 to
Fund XV         Troy, MI(c)      Sep.98 Feb.03 1,776,832    0           0        0  1,776,832   0  1,330,265    1,330,265   623,782

AEI Real Estate Children's World
Fund XV         West Chester OH  Jul.99 Mar.03 1,223,310    0           0        0  1,223,310   0    999,162      999,162   333,443

                                B-11

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Jemcare
Fund XV         Haltom City TX   Apr.87 Mar.03   247,219    0           0        0    247,219   0    417,213      417,213   536,704

AEI Real Estate Jemcare
Fund XVI        Arlington TX     Dec.87 Mar.03   172,822    0           0        0    172,822   0    450,475      450,475   618,687

AEI Real Estate Jemcare
Fund XVI        Arlington TX     Dec.87 Mar.03   321,970    0           0        0    321,970   0    603,641      603,641   659,127

AEI Income &    Johnny Carino's        Jan.03 to
Growth Fund 23  Victoria TX(c)   Dec.00 Mar.03 2,161,939    0           0        0  2,161,939   0  1,656,473    1,656,473   388,865

AEI Real Estate Arby's
Fund 85-A       Hudsonville MI(b)Sep.99 Mar.03    10,027    0           0        0     10,027   0     11,358       11,358     3,544

AEI Net Lease   Party City
I&G Fund XIX    Gainesville GA   Dec.97 Mar.03 1,711,879    0           0        0  1,711,879   0  1,435,309    1,435,309   811,813

AEI Real        Lake Michigan
Estate          Credit Union
Fund XVI        Wyoming MI       May 87 Mar.03   399,184    0           0        0    399,184   0    626,240      626,240   484,153

AEI Real Estate Children's World       Feb.03 to
Fund XVIII      Phoenix AZ(c)    Sep.89 Mar.03 1,592,169    0           0        0  1,592,169   0    883,486      883,486 1,415,857

AEI Real Estate Champps                Feb.03 to
Fund XVII       Troy MI(c)       Sep.98 Apr.03 1,753,563    0           0        0  1,753,563   0  1,289,135    1,289,135   635,825

AEI Net Lease   Applebee's
I&G Fund XX     Brownsville TX   Aug.95 Apr.03   730,292    0           0        0    730,292   0  1,378,736    1,378,736 1,076,990

AEI Real Estate Champps
Fund XVIII      Troy MI(c)       Sep.98 Apr.03 1,657,062    0           0        0  1,657,062   0  1,192,496    1,192,496   594,132

                                B-12

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Net Lease   Champps                Apr.03 to
I&G Fund XIX    Troy MI(c)       Sep.98 May 03 1,612,362    0           0        0  1,612,362   0  1,180,397    1,180,397   598,025

AEI Income &    Children's World       Apr.03 to
Growth FundXXII Houston TX(c)    Jul.99 May 03 1,056,594    0           0        0  1,056,594   0    892,219      892,219   291,524

AEI Income &    Champps
Growth Fund XXIICenterville OH(c)Jan.99 May 03 1,314,145    0           0        0  1,314,145   0    924,843      924,843   441,861

AEI Real Estate Tumbleweed
Fund XVIII      Columbus OH(b)   Dec.98 May 03   704,001    0           0        0    704,001   0    554,269      554,269   279,694

AEI Real Estate Rio Bravo
Fund 85-A       St. Paul MN(b)   Dec.85 May 03    91,744    0           0        0     91,744   0    135,265      135,265   240,698

AEI Real Estate Denny's
Fund XV         Greenville TX    Jan.96 May 03   467,789    0           0        0    467,789   0  1,028,432    1,028,432   581,245

AEI Real Estate Champps                May 03 to
Fund XVII       Centerville OH(c)Jan.99 Jun.03   782,545     0           0        0    782,545   0    551,677      551,677  258,926

AEI Income &    Children's World
Growth Fund XXI Mundelein IL(c)  Mar.01 Jul.03 2,010,839     0           0        0  2,010,839   0  1,618,824    1,618,824  332,834

AEI Income &    Arby's
Growth Fund XXIIHomewood AL(c)   Jul.99 Jul.03 1,562,751      0           0        0  1,562,751   0 1,384,408   1,384,408   425,701

AEI Real Estate Arby's
Fund XVI        Grand Rapids MI  May.87 Jul.03   256,443      0           0        0    256,443   0   652,880     652,880   544,100

AEI Net Lease   Denny's
I&G Fund XIX    Apple Valley CA  May 94 Jul.03   947,709      0     128,750        0  1,076,459   0 1,177,655   1,177,655 1,510,313
                                B-13

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Net Lease   Tumbleweed             May 03 to
I&G Fund XIX    Columbus OH(c)   Dec.98 Jul.03 1,038,773    0           0        0  1,038,773   0    823,496      823,496   378,357

AEI Real Estate Champps                Jun.03 to
Fund XVIII      Centerville OH(c)Jan.99 Jul.03 2,126,740    0           0        0  2,126,740   0  1,502,252    1,502,252   718,764

AEI Real Estate Taco Cabana
Fund 86-A       Houston TX(e)    Jul.91 Jul.03 1,090,031    0           0        0  1,090,031   0    859,159      859,159 1,512,353

AEI Net Lease   Taco Cabana
I&G Fund XIX    Houston TX(e)    Jul.91 Jul.03   674,797    0           0        0    674,797   0    547,322      547,322   936,432

AEI Real Estate Taco Cabana
Fund XVII       San Marcos TX    Nov.88 Jul.03 1,333,145    0           0        0  1,333,145   0  1,013,505    1,013,505 2,218,543

AEI Real Estate Creative Years
Fund XVI        Houston TX       Apr.87 Aug.03   228,440    0           0        0    228,440   0    483,128      483,128   653,525

AEI Real        Children's World
Estate          West                   Jan.03 to
Fund 85-A       Bridgewater MA(c)Oct.01 Aug.03 1,217,325    0           0        0  1,217,325   0    969,605      969,605   147,470

AEI Real Estate Cheddar's
Fund XVI        IndianapolisIN(f)Feb.88 Aug.03   406,892    0           0        0    406,892   0    750,714      750,714   808,513

AEI Real Estate Cheddar's
Fund XVII       IndianapolisIN(f)Feb.88 Aug.03   406,892    0           0        0    406,892   0    774,077      774,077   809,194

AEI Income &    Champps                Jul.03 to
Growth Fund XXI Centerville OH(c)Jan.99 Aug.03 1,384,939    0           0        0  1,384,939   0    984,426      984,426   484,595

AEI Real Estate Fuddruckers
Fund XVI        Omaha NE         Nov.87 Aug.03 1,860,767    0           0        0  1,860,767   0  1,151,543    1,151,543 2,424,903

                                B-14

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Income &    Johnny Carino's        Jul.03 to
Growth Fund 23  San Antonio TX(c)Nov.01 Sep.03 1,517,706    0           0        0  1,517,706   0  1,105,231    1,105,231   232,490

AEI Net Lease   Johnny Carino's        May 03 to
I&G Fund XIX    San Antonio TX(c)Nov.01 Oct.03 1,651,078    0           0        0  1,651,078   0  1,194,932    1,194,932   245,604

AEI Net Lease   Garden Ridge           Sep.03 to
I&G Fund XX     Pineville NC(c)  Mar.96 Oct.03 1,973,128    0           0        0  1,973,128   0  1,667,092    1,667,092 1,341,477

AEI Net Lease   Applebee's
I&G Fund XIX    CrestviewHillsKY(b)Jun.93 Oct.03  23,207    0           0        0     23,207   0     14,039       14,039    20,121

AEI Income &    Garden Ridge           Nov.03 to
Growth Fund XXI Pineville NC(c)  Mar.96 Dec.03 3,968,116    0           0        0  3,968,116   0  3,310,163    3,310,163 2,751,908

AEI Real Estate Garden Ridge
Fund XV         Woodlands TX(c)  Aug.03 Dec.03 2,032,178    0           0        0  2,032,178   0  1,746,370    1,746,370    61,586

AEI Real Estate Johnny Carino's
Fund XV         Pharr TX(b)      Sep.03 Dec.03   275,548    0           0        0    275,548   0    216,515     216,515      9,786

AEI Net Lease   Garden Ridge           Feb.03 to
I&G Fund XIX    Pineville NC(c)  Mar.96 Dec.03 4,381,044    0           0        0  4,381,044   0  3,615,378   3,615,378  2,964,657

AEI Income &    Hollywood Video
Growth          Muscle Shoals          Nov.03 to
Fund XXII       AL(c)            Aug.99 Dec.03   871,473    0           0        0    871,473   0    761,257     761,257    304,816

AEI Income &    Winn-Dixie
Growth Fund XXI Panama City FL(b)Sep.03 Dec.03    26,607    0           0        0     26,607   0     24,162      24,162        464

AEI Income &    Winn-Dixie
Growth Fund 24  Panama City FL(c)Sep.03 Dec.03 1,410,400    0           0        0  1,410,400   0  1,203,610   1,203,610     22,736

                                B-15

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Income &    Children's World
Growth          Round Lake Beach       Oct.03 to
Fund 24         IL(c)            Nov.01 Dec.03 1,744,910    0           0        0  1,744,910   0  1,342,850   1,342,850    278,210

AEI Real Estate Cheddar's
Fund XVIII      Clive, IA        Jan.91 Jan.04 2,131,025    0           0        0  2,131,025   0  1,392,249   1,392,249  2,607,617

AEI Real Estate Johnny Carino's
Fund XV         Pharr, TX(c)     Sep.03 Jan.04 2,274,068    0           0        0  2,274,068   0  1,780,398   1,780,398     90,415

AEI Income &    Hollywood Video
Growth          Muscle Shoals,
Fund XXII       AL(c)            Aug.99 Jan.04   668,266    0           0        0    668,266   0    579,370     579,370    236,858

AEI Income &    Winn-Dixie
Growth Fund XXI Panama City,FL(c)Sep.03 Jan.04   874,236    0           0        0    874,236   0    745,138     745,138     16,947

AEI Income &    Garden Ridge
Growth Fund XXI Pineville, NC(b) Mar.96 Jan.04   392,836    0           0        0    392,836   0    334,228     334,228    281,487

AEI Income &    Tia's Tex-Mex
Growth          Killeen,               Jan.04 to
Fund XXII       TX(c)            Dec.03 Feb.04 1,330,280    0           0        0  1,330,280   0  1,041,935   1,041,935     15,134

AEI Income &    Children's World
Growth          Round Lake Beach,      Jan.04 to
Fund 24         IL(c)            Nov.1  Feb.04   509,345    0           0        0    509,345   0    405,299     405,299     91,857

AEI Real Estate Jiffy Lube
Fund XVI        Dallas, TX(f)    Dec.87 Feb.04    80,825    0           0        0     80,825   0    154,892     154,892    329,678

AEI Real Estate Jiffy Lube
Fund XVII       Dallas, TX(f)    Mar.88 Feb.04   242,485    0           0        0    242,485   0    454,624     454,624    945,220

                                B-16

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Children's World
Fund XVII       Palatine, IL     Sep.89 Apr.04 1,298,032    0           0        0  1,298,032   0    801,098     801,098  1,350,942

AEI Real Estate Cheddar's
FUnd XVII       Davenport, IA    Nov.91 Apr.04 2,527,592    0           0        0  2,527,592   0  1,530,934   1,530,934  2,874,252

AEI Real        Children's World
Estate          Sterling Heights,
Fund 85-B       MI(g)            Nov.87 May.04   184,008    0           0        0    184,008   0    143,392     143,392    324,762

AEI Real        Children's World
Estate          Sterling Heights,
Fund XVI        MI(g)            Nov.87 May.04   941,543    0           0        0    941,543   0    729,486     729,486  1,669,253

AEI Real Estate Delisi's
Fund 86-A       Brooklyn Park,MN Jun.87 Jun.04   712,331    0           0        0    712,331   0    968,958     968,958  1,049,238

AEI Real        Arby's
Estate          Colorado Springs,
Fund 85-B       Co               Mar.87 Jun.04   138,113    0           0        0    138,113   0    447,176     447,176    615,011

AEI Real Estate Children's World
Fund XVII       Chino, CA        Sep.89 Sep.04 1,631,193    0           0        0  1,631,193   0  1,305,518   1,305,518  2,331,370

AEI Income &    Johnny Carino's
Growth Fund XXI Farmington, NM   May 03 Oct.04 2,893,779    0           0        0  2,893,779   0  2,183,344   2,183,344    360,011

AEI Real Estate Applebee's
Fund XVII       Ashland, OH      Apr.04 Oct.04 2,290,043    0           0        0  2,290,043   0  1,959,272   1,959,272     69,001

AEI Net Lease   Applbee's
I & G Fund XIX  Aurora, CO(b)    Dec.92 Nov.04    77,724    0           0        0     77,724   0     44,782      44,782     75,771
                                B-17

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS                           COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                                         CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Champps
Fund XVII       Utica, MI(b)     Feb.02 Dec.04   411,252    0           0        0    411,252   0    230,029      230,029    78,416





(a) Does not include deduction for partnership general and administrative expenses not related to the properties.
(b) Represents the sale of a single tenant-in-common property interest to a third party.
(c) Represents multiple sales of tenant-in-common property interest to various third parties during the period listed.
(d)  This property was owned jointly by AEI Net Lease Income
     & Growth Fund XX and AEI Income & Growth Fund 23.
(e)  This property was owned jointly by AEI Real Estate Fund
     86-A and AEI Net Lease Income & Growth Fund XIX.
(f)  This property was owned jointly by AEI Real Estate Fund
     XVI and AEI Real Estate Fund XVII.
(g)  This property was owned jointly by AEI Real Estate Fund
     85-B abd AEI Real Estate Fund XVI.

                                B-18








                              EXHIBIT C

                   STATE SUITABILITY REQUIREMENTS

     If you are a resident of one of the states listed below, you must be able to represent that you meet the financial suitability requirements for the state in which you live to invest in AEI Fund
26. The investment firms that solicit purchases are required by law to ask you whether you meet these requirements to determine whether a purchase of the units is suitable for you. When you sign the subscription agreement you are required to represent, by initialing the second line under item 7, that you meet the suitability standards contained under the caption "Who May Invest" (at Page 12 of this prospectus), and if applicable, the higher standards set forth in the table below.

     IF YOU ARE A RESIDENT OF ONE OF THE STATES BELOW, YOU MUST SATISFY THE NET WORTH REQUIREMENT OR THE COMBINED NET WORTH--NET INCOME REQUIREMENT SET FORTH OPPOSITE THE STATE. When considering the net worth standards, you cannot include the value of your home, furnishings and automobiles.

            ALTERNATIVE 1   ALTERNATIVE 2     Minimum       Maximum
 STATE       NET WORTH       NET INCOME +    Investment    Investment
                             NET WORTH

 Iowa        $225,000       $60,000 net                 10% of net worth
                            income plus
                            $60,000 net
                            worth

 Maine       $200,000       $50,000 net
                            income plus
                            $50,000 net
                            worth

 Michigan    $225,000       $60,000 net
                            income plus
                            $60,000 net
                            worth

 Missouri    $225,000       $60,000 net
                            income plus
                            $60,000 net
                            worth

 Nebraska                                     $5,000    10% of net worth

  North      $225,000       $60,000 net
 Carolina                   income plus
                            $60,000 net
                            worth

 Ohio                                                   10% of liquid net
                                                        worth

Pennsylvania                                            10% of net worth


                          EXHIBIT D
               AEI INCOME & GROWTH FUND 26 LLC
                   SUBSCRIPTION AGREEMENT

                (Including Power of Attorney)

 MAKE YOUR CHECK PAYABLE TO "FIDELITY BANK - AEI FUND 26 ESCROW"

(FOR CUSTODIAL ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE
 CUSTODIAN AND SENT WITH THIS FORM DIRECTLY TO CUSTODIAN.)

  IMPORTANT REPRESENTATIONS ARE MADE ON THIS FORM. PLEASE
  READ CAREFULLY BEFORE SIGNING. PLEASE TYPE OR PRINT.

1. INVESTMENT [ ] Initial Investment [ ] Add-On to Existing Investment

This subscription is in the amount of $______ for the purchase of _____ Units at $10 per Unit. Minimum initial investment: 500 Units

[ ] Check the box to elect the deferred commission option. Must be initialled by a qualified representative of the Participating
    Dealer.

[ ] Check the box to waive payment of commission for the sale of units to Purchaser through a registerd investment advisor who receives compensation on a fee for services basis.

[ ] Check the box if Purchaser is a Registered Investment Advisor or
    Registered Representative of the Participating Dealer investing a NAV.


2. OWNERSHIP   [ ] Tenants in Common   [ ] IRA   [ ] Taxable Trust
               [ ] Uniform Gift to Minors Act of the State of
[ ] Individual [ ] Community Property  [ ] Keogh [ ] Partnership
[ ] Joint Tenants                                [ ] Other (Explain)
[ ] Pension/Profit Sharing Plan        [ ] Non-Taxable Trust [ ] Corporation

3. REGISTERED OWNER  (Name of Qualified Plan, Trust, Partnership or
                      Corporation, if applicable. Give both names if jointly held. Include acct. no. if coustodial acct.)

               Last Name(s)            First Name(s)        Middle Initial(s)

[ ] Mr.  [ ] Ms.
[ ] Mr.  [ ] Ms.

Mailing Address        Street        City         State      Zip Code    Phone

Residential Address    Street        City         State      Zip Code    Phone

REQUIRED FOR BLUE SKY REGISTRATION REQUIREMENTS FOR ALL ACCOUNT TYPES.

4. QUARTERLY DISTRIBUTIONS                    AUTHORIZATION FOR AUTOMATIC
Please send my distribution checks to the     DEPOSITS (ACH) _ Please
following address (Insert "same" if checks    include a copy of voided check
are to be sent to mailing address.  INSERT    or savings deposit slip.
NAME, ADDRESS, ACCOUNT NUMBER AND PHONE       I authorize AEI Fund Management,
NUMBER IF CHECKS ARE TO BE SENT TO A          Inc., and Fidelity Bank of Edina,
FINANCIAL INSTITUTION.)                       Minnesota, to initiate variable
                                              entries to my checking or savings
                                              account. This authority will
                                              remain in effect until I notify
                                              AEI in writing to cancel in such
Name and complete address:                    time as to afford AEI a
                                              reasonable opportunity to act on
                                              the cancellation.
Phone Number
                                              Financial Institution Name,
                                              Address and Phone Number
                                              (Please Print):



                                             Account Type (Circle One):
                                              Checking   Savings   Other

                                             Account Number:
                                             Office Use Only: Bank Routing No.
                                             Trans. Code

5. DISTRIBUTION REINVESTMENT PLAN (Expires after the offering period; Plan election must be re-confirmed annually.)

Note: The deferred Commission Option is not available with regard to additional units purchased as a result of Purchaser's participation in the Distribution Reinvestment Plan

Do you elect to participate in the distribution reinvestment plan?[] Yes [] No

(If you elect to participate by checking "Yes," rental income and other Fund income included in "Net Cash Flow" will not be distributed to you but instead will be applied to the purchase of additional Units, or fractional Units, at $10.00 per Unit as long as such purchase continues to comply with applicable securities laws and the Fund has not distributed proceeds from sale or refinancing of properties.)

6. CONSENT TO ELECTRONIC DELIVERY OF REPORTS
We will, at your election, deliver periodic reports of AEI Income & Growth Fund 26 LLC to you electronically. These reports would include:

     annual reports that contain audited financial statements, and quarterly reports containing unaudited condeses financial statements

If you agree to electronic delivery, you agree to download these reports from our web site once you have been notified by e-mail that they have been posted. You must have an e-mail address to use this service. IF YOU ELECT TO RECEIVE THESE REPORTS ELECTRONICALLY, YOU WILL NOT RECEIVE PAPER COPIES OF THE REPORTS IN THE MAIL, UNLESS YOU LATER REVOKE YOUR CONSENT. You may revoke your consent and receive paper copies at any time by notifying us in writing.

[ ] I wish to receive periodic reports    [ ] I do not wish to receive
    electronically                            periodic reports electronically

       If you agree to accept reports electronically, please complete the following enrollment information:

         Name of Investor

         E-Mail Address

         (I understand that I must immediately advise the Fund at the address above it my e-mail address changes.)

NOTE: SIGNATURES AUTHORIZING THIS INVESTMENT MUST APPEAR ON THE REVERSE SIDE OF THIS FORM.

                            Please turn over


7. INVESTOR REPRESENTATIONS (Each of the following MUST BE INITIALED BY INVESTOR for this Subscription Agreement to be accepted)

[ ]  I/we have received a copy  of  the Prospectus  of  AEI Fund  26
     dated       (the "Prospectus")*   and  its  Supplement (if any)
     dated (Investor must enter the date of the Supplement, if any, accompanying the Prospectus. IF THE DATE IS NOT ENTERED, THE SUBSCRIPTION AGREEMENT WILL BE RETURNED FOR COMPLETION.)

[ ] I/we meet the minimum income and net worth standards set forth in the Prospectus under the heading "Who May Invest" and as further specified in Exhibit C to the Prospectus and am purchasing Units for my own account.

[ ] I/we hereby make, constitute and appoint the Managing Members, or either of them, with full power of substitution, my true and lawful attorney for the purposes and in the manner provided in Section 7.5 of the Operating Agreement of AEI Fund 26, which section of the Operating Agreement is incorporated herein by reference and hereby made a part hereof.

*Your broker is obligated to provide you with a copy of the Prospectus five business days before you subscribe.We are prohibited from selling the Units to you until five days after you receive the Prospectus. If you did not receive the Prospectus. If you did not receive the Prospectus five business days in advance, you have the right to withdraw your subscription until those 5 days have elapsed.


8.  INVESTOR SIGNATURES
IMPORTANT  FORM W-9 CERTIFICATION INSTRUCTIONS:  YOU  MUST CROSS OUT ITEM
(2) BELOW IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). Under penalties of perjury I certify that:

(1)The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), AND (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

IMPORTANT -  CHECK ONE:

THE INVESTOR IS A UNITED STATES CITIZEN OR RESIDENT ALIEN. Check Here [ ] THE INVESTOR IS A FOREIGN INVESTOR. Check Here [ ] (Nonresident Alien or Individual, Foreign Corporation, Foreign Partnership, or Foreign Trust or Estate).

Note: If this investment is to be held within a qualified plan, such as an IRA or Keogh Plan, the investor(s) and custodian must sign in this Section 8.

(I/WE AM/ARE ARE AUTHORIZED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(s) OR ENTITY(s) LISTED IN 3 ABOVE) NEITHER A BROKER, DEALER, INVESTMENT ADVISER NOR ANY OF THEIR AGENTS MAY SIGN ON BEHALF OF AN INVESTOR. This Subscription Agreement is executed this day of , 200 .



Investor Signature(s) [X]                          [X]


Print Name & Capacity                              Print Name & Capacity


Tax ID Number (Primary)                            Tax ID Number



Authorized Signature of Custodian
(If Applicable)                                     Medallion Stamp

9. BROKER/DEALER INFORMATION (Registered representative signature required for processing. Please type or print.)


Broker/Dealer Firm                             Registered Representative Name


Registered Representative's Office Address     Registered Representative's
                                               E-mail Address


City                State          Zip Code    Phone (including area code)

To substantiate compliance with Rule 2810 (b)(2) of the NASD'S Conduct Rules, the undersigned registered representative hereby certifies as follows:

1. I have reasonable grounds to believe, based on information obtained from the Subscriber concerning investment objectives, other investments, financial situations and needs and other information known to me, that investment in the Fund is suitable for such Subscriber in light of income, finnancial position, net worth and other suitability characteristics.

2. I have discussed with the Subscriber the risks associated with and the liquidity of an investment in the Fund.

Dated:
                                        Signature Registered Representative


AEI Fund Management XXI, Inc., as Manager      AEI Fund Management XXI, Inc.
of AEI Fund 26 LLC, hereby  accepts  this
Subscription   Agreement  this     day of      By


ATTEST                                         Its


                  AEI INCOME & GROWTH FUND 26 LLC
                SUBSCRIPTION AGREEMENT INSTRUCTIONS


INVESTOR            To  purchase  Units  of the  currently effective  LLC
INSTRUCTIONS        complete  and  sign  the  Subscription Agreement  and
                    deliver  it  to your broker, together with your check.
                    YOUR CHECK SHOULD BE MADE PAYABLE TO:   FIDELITY BANK
                    AEI  FUND  26   ESCROW.   In  order to invest, it  is
                    necessary   that   all   items  on  the  Subscription
                    Agreement be completed.

1. INVESTMENT       Limited  Liability  Company interests in the Fund are
                    being offered in units of $10. Insert the number of Units to be purchased, multiply the dollar amount of the investment ($10 x No.of Units). You must purchase a minimum of 500 ($5,000) Units to invest.

2. OWNERSHIP        Check the appropriate  box indicating the manner in
                    which title is to be held. Please note that the box
                    checked   must  be  consistent with the  number  of
                    signatures appearing in Section 8. (See Instruction
                    8). In the  case  of   partnerships,  corporations,
                    custodianships or trusts, the box checked must be consistent with the legal title (registration).

PARTICIPANTS IN IRAS AND KEOGH PLANS SHOULD NOTE THE PURCHASE OF LLC UNITS
DOES NOT IN ITSELF  CREATE  THE   PLAN; YOU MUST CREATE THE PLAN THROUGH A
BONAFIDE CUSTODIAN OR TRUSTEE WHO WILL ALSO SIGN THE SUBSCRIPTION AGREEMENT IN BLOCK 8.

3. REGISTERED       Please type or print the exact name (registration)
   OWNER            that   should  appear  on  the  account.   If  the
                    investor  is  an  individual, a partnership  or a
                    corporation,  please  include in this space   the
                    complete  name  and title in which the investment
                    is to be held. If the investor is a trust such as
                    an IRA or Keogh Plan, please include the name and
                    address of the trustee and the trust name. In the
                    case of a trust or custodian investment including
                    IRAs,   Keogh    Plans   and   other   trusts  or
                    custodianships,   quarterly   distributions   and
                    investment correspondence will be sent to the trustee or custodian at the mailing address. The plan participant will receive correspondence at at home. ALL ACCOUNTS MUST SUPPLY THE INVESTOR'S
                    RESIDENTIAL ADDRESS  (FOR  BLUE  SKY REGISTRATION
                    PURPOSES).

4. QUARTERLY        After impounds are met, Fidelity Bank will release
   DISTRIBUTIONS    the interest earned during the impound   period to
   (Automatic       the designated address  (distribution reinvestment
   deposits         does not apply to impound interest). AEI  Fund  26
   or checks)       will then commence distributions of cash available
                    for distribution to investors. Please insert "same" if the checks are to be mailed to the mailing address. Please insert the name and address of the financial institution as well as the account number, if checks are to be sent to a bank, savings and loan, or other financial institution or destination.

                    For Electronic Direct Deposit through ACH, a voided check or savings deposit slip is required.

5. DISTRIBUTION     Answer the  question  by checking yes or no if the
   REINVESTMENT     investor elects to participate in the Distribution
                    Reinvestment Plan.

6. CONSENT TO       Please   complete   this  section if you consent to
   ELECTRONIC       electronic delivery of financial reports.  You must
   DELIVERY OF      have an e-mail address to use this service.   Enter
   REPORTS          your name and  e-mail   address  and  enter    your
                    signature(s) where indicated.

7. INVESTOR         To comply with securities regulations, the investor
   REPRESENTATIONS  MUST make the representations  in this Subscription
                    Agreement.  ALL THREE SPACES MUST  BE  INITIALED BY
                    THE BENEFICIAL OWNER(S).


8. INVESTOR         IRS regulations require our escrow bank to have the
   SIGNATURES,      W-9 ceftification completed for all Limited Members.
   CERTIFICATIONS,  This certifies that the taxpayer is not subject  to
   AND CUSTODIAN    backup   withholidng.   If  ceftification  is   not
   SIGNATURE AND    completed, the escrow agent must legally  withhold,
   GUARANTEE        and  pay  to the  IRS, 20% of the taxpayer's escrow
                    interest. Read the Subscription Agreement carefully
                    for additional W-9 Certification Instrustions.   If
                    the investor is a Nonresident Alien or  Individual,
                    Foreign Corporation, Foreign Partnership or Foreign
                    Trust or Estate, please check the   FOREIGN  STATUS
                    CETRIFICATION box.  TO AUTHORIZED  THE  INVESTMENT,
                    sign in  the space(s) provided.  If  title is to be
                    held as joint tenancy or tenants in common, at least
                    two  signatures  are  required.  In  the  case   of
                    community property, only one investor  signature is
                    required (see reverse side for  details on required
                    signatures).  ALL INVESTORS AND/OR PLAN PARTICIPANTS
                    MUST   PROVIDE  SOCIAL  SECURITY  NUMBERS.  Trusts,
                    corporations,  partnerships, custodians and estates
                    MUST ADDITIONALLY  FURNISH  a  tax   identification
                    number. Custodians of accounts must also sign and medallion stamp in the space provided.


9. BROKER/DEALER IT IS NECESSARY THAT ALL ITEMS BE FULLY COMPLETED. INFORMATION INCLUDE REGISTERED REPRESENTATIVE'S NAME AND BRANCH
                    OFFICE   ADDRESS.    THE  REGISTERED REPRESENTATIVE
                    MUST SIGN AND  DATE  WHERE INDICATED IN  ORDER  FOR
                    THE   APPLICATION TO BE   ACCEPTED.    PROVIDE  THE
                    REGISTERED REPRESENTATIVE'S  TELEPHONE   NUMBER AND
                    E-MAIL ADDRESS.



             AEI INCOME & GROWTH FUND 26 LLC
            STANDARD REGISTRATION REQUIREMENTS

The following requirements have been established for the various forms of registration. Accordingly, complete subscription agreements and such supporting material as may be necessary, must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

1. INDIVIDUAL: One signature required.

2. JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

3. TENANTS IN COMMON: All parties must sign.

4. COMMUNITY PROPERTY: Only one investor signature is required.

5. PENSION/PROFIT SHARING PLANS: The trustee signs the Subscription Agreement.

6. IRA AND IRA ROLLOVERS: Requires signature of authorized signer
   (e.g. an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for them to receive distributions and other pertinent information regarding the investment.

7. KEOGH (HR 10):  Same  rules as those applicable to IRAs.

8. TRUST: The trustee signs the Subscription Agreement. Provide the name of the trust, the name of the trustee and the name of the beneficiary. Please provide a copy of the facing and signature pages of the Trust document.

9. PARTNERSHIP: Identify the entity as to whether it is a general or limited partnership. The general partners must be identified and their signatures obtained on the order. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

10.CORPORATION:   The  Subscription  Agreement  must  be  accompanied by(1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

11.UNIFORM  GIFT TO MINORS  ACT (UGMA):   The   required signature is that of
   the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under the Uniform Gift to Minors Act. In addition, designate state under which
   UGMA  is  being   made.

12.OTHER: Please  indicate  any  other ownership type. This space may also be used to indicate that Transfer On Death ("TOD") instructions are included with the Subscription Agreement. If TOD instructions are included, the form of Ownership must still be indicated within Section 2. Please contact AEI Investment Services at 800-328-3519 to obtain the form(s) necessary to provide complete TOD instructions.

SUBSCRIPTION DOCUMENTS INCLUDE:

1. Completed Subscription Agreement
   (all information completed, dated and signed)

2. Subscriber's Check
   (made payable to Fidelity Bank - AEI Fund 26 Escrow)

IMPORTANT: MISSING SIGNATURES OR INVESTOR REPRESENTATIONS WILL  DELAY  ORDER
           PROCESSING. ORIGINAL SIGNATURES  ARE REQUIRED.

MAIL TO:     Make your check payable to FIDELITY BANK- AEI FUND
             26 ESCROW and return with the Subscription Agreement to:

AEI Fund Management, Inc.                       WIRING INSTRUCTIONS
1300 Wells Fargo Place                          Bank: Fidelity Bank
30 East Seventh Street                                7600 Parklawn Avenue
St. Paul, Minnesota 55101                             Edina, MN  55435
                                                Phone#: (952) 831-6600
651-227-7333  651-227-7705 (fax)  800-328-3519  RT#: 091014924
                                                Account Name: AEI Income &
                                                Growth Fund 26 Escrow
                                                Account #: xxx-xx-xxx
                                                Special instructions:
                                                Contact Dorene Tryon or
                                                Jane Holtan when wire
                                                is received.



     No person has been
     authorized in connection                    10,000,000 Units
     with this offering to
     give any information or                       AEI INCOME &
     to make any                                GROWTH FUND 26 LLC
     representation other than
     those contained in this
     prospectus. This
     prospectus does not
     constitute an offer or
     solicitation in any state                      PROSPECTUS
     or other jurisdiction to
     any person to whom it is
     unlawful to make such
     offer or solicitation.
     Neither the delivery of
     this prospectus nor any
     sale hereunder shall
     under any circumstances                   AEI Securities, Inc.
     create an implication
     that there has been no
     change in AEI Fund 26's
     affairs since the date                   1300 Wells Fargo Place
     hereof. If, however, any                 30 Seventh Street East
     material change in AEI                     St. Paul, MN 55101
     Fund 26's affairs occurs            800-328-3519        651-227-7333
     at any time when this                       www.aeifunds.com
     prospectus is required to
     be delivered, this
     prospectus will be
     amended or supplemented
     accordingly.

     Investors are not to
     construe the contents of
     this prospectus as legal
     or tax advice. Each
     investor should consult
     his or her own counsel,
     accountant and other
     financial advisors (and
     be responsible for their
     fees) regarding the
     legal, tax and investment
     aspects of this offering.


                               PART II

             INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

       The Operating Agreement provides that any losses sustained by the Manager Members arising out of their activities on behalf of the Fund will be reimbursed by the Fund unless such losses were the result of their negligence or misconduct. Reference is made to
Section 6.4 of the Operating Agreement which is attached to the Prospectus as Exhibit A.

       The Registrant will agree to indemnify the nonaffiliated Dealers and their controlling persons, and the Dealers will agree to indemnify the Registrant and its controlling persons, against certain liabilities, including liabilities under the Securities Act of 1933. Reference is made to the Dealer-Manager Agreement and the Dealer Agreement filed as Exhibits 1.1 and 1.2, respectively.

       For information regarding the Registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws see Item 28 hereof.

Item 25.  Other Expenses of Issuance and Distribution.

       Other expenses in connection with the registration of the securities hereunder (other than commissions and dealer expenses), which will be paid by the Registrant, will be substantially as follows:

                                               Amount
       Item                            Minimum         Maximum
    SEC fees                          $  11,770       $   11,770
    NASD fees                            10,500           10,500
    Blue sky expenses                     7,000*         110,000*
    Legal                                15,000*         140,000*
    Printing                             10,000*         130,000*
    Accounting                            3,000*          20,000*
    Postage, etc.                         1,000*          80,000*
    Personnel charges                     9,230*       1,357,000*
    Travel expenses                           0          140,000*
    Dealer due diligence reimbursement    7,500          500,000
    Miscellaneous                             0              730*
         Total                        $  75,000       $2,500,000*


*  Estimated.


Item 26.  Recent Sales of Unregistered Securities.

       Not applicable.

Item 27.  Exhibits.

       Exhibit No.              Description

           1.1                  Form of Dealer-Manager Agreement

           1.2                  Form of Dealer Agreement

           3.1                  Certificate of Formation

           3.2                  Form of Operating Agreement
                                included as Exhibit A to Prospectus

           5 Opinion of Dorsey & Whitney LLP as to the legality of the securities being registered, including consent

           8                    Opinion of Dorsey & Whitney LLP as to
                                tax matters, including consent

          10                    Form of Impoundment Agreement with
                                Fidelity Bank, Edina, Minnesota

          23                    Consent of Independent Public Accountants


Item 28.  Undertakings.

       The Registrant undertakes (a) to file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any prospectuses required by
Section 10(a)(3) of the Securities Act of 1933 and to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, (b) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

       The Registrant undertakes to send to each Limited Member at least on an annual basis a detailed statement of any transactions with the Managing Members or their Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Managing Members or their Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

       The Registrant undertakes to provide to the Limited Members the financial statements required by Form 10-K for the first full fiscal year of operations of the Fund.

       The Registrant undertakes to file a sticker supplement pursuant to Rule 424(b)(3) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate such information in a post-effective amendment filed at least once every three months, with the information contained in such supplement or post-effective amendment provided simultaneously to the existing Limited Members. Each sticker supplement shall disclose all compensation and fees received by the Managing Members and their Affiliates in connection with any such acquisition.

       The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Form S-11, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Members at least once each quarter after the distribution period of the offering has ended.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Managing Members of the Registrant pursuant to the Operating Agreement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Managing Member of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a Managing Member in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 TABLE VI

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

    The following table provides information with respect to properties acquired in the three years ended December 31, 2004.

                            AEI REAL ESTATE FUND XV


                                   Garden          Johnny
                                   Ridge          Carino's
                                  Woodlands,       Pharr,
   Name, Location and               Texas          Texas
    Type of Property             Retail Store    Restaurant

Gross Leasable Space               111,632          6,016
Date of Purchase                   8/27/03        9/30/03
Mortgage Financing at
 Date of Purchase                        0              0
Cash Down Payment               $1,721,152(a)  $1,974,125
Contract Purchase
 Price Plus
 Acquisition Fee                         0              0
Other Cash Expenditures
 Expensed                                0              0
Other Cash Expenditures
 Capitalized                        25,218         22,788
Total Acquisition Cost          $1,746,370     $1,996,913



  (a) Represents a partial ownership interest in such property.
      An affiliated entity(s) purchased the remaining interest.
                                II-4




                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                         AEI REAL ESTATE FUND XVII

                         Champps      Johnny        Johnny
                        Americana    Carino's      Carino's       Eckerd      Applebee's
                          Utica,    Mansfield,     Longview,      Cicero,      Ashland
   Name, Location and    Michigan     Texas          Texas       New York        Ohio
    Type of Property    Restaurant  Restaurant     Restaurant  Retail Store   Restaurant
Gross Leasable Space       8,585          6,467         6,104        14,748         3,491
Date of Purchase         2/12/02         9/3/03       11/5/03      11/21/03       4/30/04
Mortgage Financing at
 Date of Purchase              0              0             0             0             0
Cash Down Payment       $954,898(a)  $1,016,375(a) $1,175,000(a) $1,550,000(a) $1,923,432
Contract Purchase
 Price Plus
 Acquisition Fee               0              0             0             0             0
Other Cash Expenditures
 Expensed                      0              0             0             0             0
Other Cash Expenditures
 Capitalized               6,749         12,510         4,878        36,183        35,840
Total Acquisition Cost  $961,647     $1,028,885    $1,179,878    $1,586,183    $1,959,272



  (a) Represents a partial ownership interest in such property.
      An affiliated entity(s) purchased the remaining interest.

                                II-5



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                        AEI REAL ESTATE FUND XVIII

                           Garden        Johnny        Jared
                           Ridge        Carino's      Jewelry   Applebee's     Eckerd
                         Woodlands,     Mansfield,   Lakewood      Stow        Auburn
   Name, Location and      Texas          Texas      Colorado      Ohio       New York
    Type of Property    Retail Store    Restaurant Retail Store Restaurant  Retail Store
Gross Leasable Space       111,632         6,467         6,104         5,066        13,813
Date of Purchase           8/27/03        9/3/03        2/5/04       4/30/04       5/10/04
Mortgage Financing at
 Date of Purchase                0             0             0             0             0
Cash Down Payment       $1,967,030(a) $1,016,375(a) $1,989,981(a) $1,548,942(a) $2,243,950(a)
Contract Purchase
 Price Plus
 Acquisition Fee                 0             0             0             0             0
Other Cash Expenditures
 Expensed                        0             0             0             0             0
Other Cash Expenditures
 Capitalized                28,820        12,511        27,652        26,813        43,183
Total Acquisition Cost  $1,995,850    $1,028,886    $2,017,633    $1,575,755    $2,287,133


  (a) Represents a partial ownership interest in such property.
      An affiliated entity(s) purchased the remaining interest.

                                II-6



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                  AEI NET LEASE INCOME & GROWTH FUND XIX

                           Champps                                Johnny
                          Americana      Biaggi's   Winn-Dixie   Carino's
                            Utica,      Ft. Wayne, Panama City   Longview
   Name, Location and     Michigan      Indiana      Florida      Texas
    Type of Property      Restaurant    Restaurant Retail Store Restaurant
Gross Leasable Space         8,585         9,455        48,514         6,104
Date of Purchase           2/12/02        7/3/03       9/19/03       11/5/03
Mortgage Financing at
Date of Purchase                 0             0             0             0
Cash Down Payment         $954,898(a) $1,355,556(a) $1,683,500(a) $1,175,000(a)
Contract Purchase
Price Plus
Acquisition Fee                  0             0             0             0
Other Cash Expenditures
Expensed                         0             0             0             0
Other Cash Expenditures
Capitalized                  8,976        23,791        29,329         4,878
Total Acquisition Cost    $963,874    $1,379,347    $1,712,829    $1,179,878




(a) Represents a partial ownership interest in such property.
    An affiliated entity(s) purchased the remaining interest.

                                II-7



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

            AEI NET LEASE INCOME & GROWTH FUND XIX  (Continued)


                          Johnny        Jared
                         Carino's      Jewelry    Applebee's    Eckerd
                        Brownsville,  Lakewood      Stow        Auburn
   Name, Location and     Texas       Colorado      Ohio       New York
    Type of Property    Restaurant  Retail Store Restaurant  Retail Store

Gross Leasable Space         6,164      6,104         5,066        13,813
Date of Purchase          12/30/03     2/5/04       4/30/04       5/10/04
Mortgage Financing at
Date of Purchase                 0          0             0             0
Cash Down Payment       $2,259,100 $1,989,981(a) $1,548,942(a) $2,243,950(a)
Contract Purchase
Price Plus
Acquisition Fee                  0          0             0             0
Other Cash Expenditures
Expensed                         0          0             0             0
Other Cash Expenditures
Capitalized                 63,510     27,622        26,813        43,341
Total Acquisition Cost  $2,322,610 $2,017,603    $1,575,755    $2,287,291


  (a) Represents a partial ownership interest in such property.
      An affiliated entity(s) purchased the remaining interest.


                                II-8


                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                   AEI NET LEASE INCOME & GROWTH FUND XX

                           Champps      Children's                   Johnny
                          Americana       World          Biaggi's   Carino's
                           Utica,   Mayfield Heights,  Ft. Wayne,  Alexandria
   Name, Location and     Michigan        Ohio          Indiana    Louisiana
    Type of Property     Restaurant  Child Care Ctr.   Restaurant  Restaurant
Gross Leasable Space         8,585         8,514           9,455         6,069
Date of Purchase           2/12/02       6/14/02          7/3/03      11/13/03
Mortgage Financing at
 Date of Purchase                0             0               0             0
Cash Down Payment       $1,500,554(a) $1,390,500      $1,355,555(a) $2,135,000
Contract Purchase
 Price Plus
 Acquisition Fee                 0             0               0             0
Other Cash Expenditures
 Expensed                        0             0               0             0
Other Cash Expenditures
 Capitalized                10,580        16,558          23,791         9,748
Total Acquisition Cost  $1,511,134    $1,407,058      $1,379,346    $2,144,748


(a)  Represents a partial ownership interest in such property.
     An affiliated entity(s) purchased the remaining interest.

                                II-9


                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

            AEI NET LEASE INCOME & GROWTH FUND XX  (Continued)


                                       Champps        Jared
                          Eckerd      Americana      Jewelry    Applebee's
                          Cicero,    West Chester,   Hanover     Sandusky
   Name, Location and    New York       Ohio         Maryland      Ohio
    Type of Property   Retail Store   Restaurant   Retail Store Restaurant

Gross Leasable Space        14,748         9,935         5,809         4,994
Date of Purchase          11/21/03       1/13/04        2/9/04       4/30/04
Mortgage Financing at
 Date of Purchase                0             0             0             0
Cash Down Payment       $1,550,000(a) $1,565,000(a) $1,963,800(a) $1,254,896(a)
Contract Purchase
 Price Plus                                                                0
Acquisition Fee                  0             0             0
Other Cash Expenditures
 Expensed                        0             0             0             0
Other Cash Expenditures
 Capitalized                36,183         4,884        25,305        22,047
Total Acquisition Cost  $1,586,183    $1,569,884    $1,989,105    $1,276,943


(a) Represents a partial ownership interest in such property.
    An affiliated entity(s) purchased the remaining interest.
                                II-10



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                       AEI INCOME & GROWTH FUND XXI

                         Children's      Children's     Children's       Johnny
                           World           World          World         Carino's
                          Andover,        Ballwin,       Kimberly,     Farmington
   Name, Location and    Minnesota        Missouri       Wisconsin     New Mexico
    Type of Property  Child Care Ctr.  Child Care Ctr. Child Care Ctr. Restaurant
Gross Leasable Space         8,621           8,338         10,336          6,138
Date of Purchase           6/14/02         6/14/02        6/14/02        5/28/03
Mortgage Financing at
 Date of Purchase                0               0              0              0
Cash Down Payment       $1,248,500      $1,501,500     $1,342,500     $2,154,500
Contract Purchase
 Price Plus
 Acquisition Fee                 0               0              0              0
Other Cash Expenditures
 Expensed                        0               0              0              0
Other Cash Expenditures
 Capitalized                15,707          16,278         15,739         28,844
Total Acquisition Cost  $1,264,207      $1,517,778     $1,358,239     $2,183,344


(a) Represents a partial ownership interest in such property.
    An affiliated entity(s) purchased the remaining interest.

                                II-11



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                 AEI INCOME & GROWTH FUND XXI  (Continued)


                                          Johnny       Jared
                           Winn-Dixie     Carino's    Jewelry       Eckerd
                          Panama City,    Laredo,     Hanover       Utica
   Name, Location and       Florida       Texas       Maryland     New York
    Type of Property      Retail Store  Restaurant  Retail Store Retail Store

Gross Leasable Space         48,514          6,968       5,809        14,700
Date of Purchase            9/19/03       12/30/03      2/9/04       9/20/04
Mortgage Financing at
 Date of Purchase                 0              0           0             0
Cash Down Payment        $1,683,500(a)  $2,537,000  $1,963,800(a) $1,818,800(a)
Contract Purchase
 Price Plus
 Acquisition Fee                  0              0           0             0
Other Cash Expenditures
 Expensed                         0              0           0             0
Other Cash Expenditures
 Capitalized                 31,465         68,079      25,335        29,307
Total Acquisition Cost   $1,714,965     $2,605,079  $1,989,135    $1,848,107


(a)  Represents a partial ownership interest in such property.
     An affiliated entity(s) purchased the remaining interest.

                                II-12



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                       AEI INCOME & GROWTH FUND XXII

                           Garden                   Johnny       Champps        Jared
                            Ridge   Tia's Tex-Mex  Carino's     Americana      Jewelry
                          Woodlands,  Killeen,     Longmont,   West Chester,  Sugar Land
   Name, Location and       Texas       Texas      Colorado        Ohio         Texas
    Type of Property    Retail Store  Restaurant  Restaurant    Restaurant   Retail Store
Gross Leasable Space      111,632         4,901         6,478         9,935         6,115
Date of Purchase          8/27/03      12/10/03      12/30/03       1/13/04       7/15/04
Mortgage Financing at
 Date of Purchase               0             0             0             0             0
Cash Down Payment      $2,622,707(a) $1,035,000(a) $1,270,500(a) $1,565,000(a) $1,510,760(a)
Contract Purchase
 Price Plus
 Acquisition Fee                0             0             0             0             0
Other Cash Expenditures
 Expensed                       0             0             0             0             0
Other Cash Expenditures
 Capitalized               38,425         6,935        22,905         4,884        23,206
Total Acquisition Cost $2,661,132    $1,041,935    $1,293,405    $1,569,884    $1,533,966


(a) Represents  a  partial  ownership  interest  in  such  property.   An
    affiliated entity(s) purchased the remaining interest.

                                II-13



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                        AEI INCOME & GROWTH FUND 23


                               Johnny           Jared
                              Carino's         Jewelry
                               Parker,     Madison Heights
   Name, Location and         Colorado        Michigan
     Type  of  Property      Restaurant     Retail Store

Gross Leasable Space            6,582           6,067
Date of Purchase             12/18/03          2/6/04
Mortgage Financing at
 Date of Purchase                   0               0
Cash Down Payment          $2,323,100      $1,920,620(a)
Contract Purchase
 Price Plus
 Acquisition Fee                    0               0
Other Cash Expenditures
 Expensed                           0               0
Other Cash Expenditures
 Capitalized                   23,007          27,418
Total Acquisition Cost     $2,346,107      $1,948,038


(a) Represents a partial ownership interest  in such property.
    An affiliated entity(s) purchased the remaining interest.

                                II-14



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                        AEI INCOME & GROWTH FUND 24

                          Children's      Jared       Champps     Johnny
                            World        Jewelry     Americana    Carino's    Pancho's
                         Tinley Park,   Pittsburgh,    Houston,  Littleton,  Round Rock
   Name, Location and      Illinois     Pennsylvania    Texas     Colorado      Texas
    Type of Property   Child Care Ctr. Retail Store  Restaurant  Restaurant  Restaurant
Gross Leasable Space        9,036           5,780         10,600       6,536       6,567
Date of Purchase          5/22/02        11/07/02       12/18/02     4/10/03      8/8/03
Mortgage Financing at
 Date of Purchase               0               0              0           0           0
Cash Down Payment      $1,883,500      $2,570,400(a)  $3,095,000  $2,200,425  $1,806,750
Contract Purchase
 Price Plus
 Acquisition Fee                0               0              0           0           0
Other Cash Expenditures
 Expensed                       0               0              0           0           0
Other Cash Expenditures
 Capitalized               18,346          50,493          8,671      23,330       2,763
Total Acquisition Cost $1,901,846      $2,620,893     $3,103,671  $2,223,755  $1,809,513


(a)   Represents a partial ownership interest  in such property.
      An affiliated entity(s) purchased the remaining interest.

                                II-15



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                  AEI INCOME & GROWTH FUND 24 (Continued)

                          Garden
                           Ridge       Winn-Dixie   Tia's Tex-Mex  Tia's Tex-Mex  Applebee's
                         Woodlands,   Panama City,      Tampa,      Salisbury,    Sandusky
   Name, Location and      Texas        Florida        Florida       Maryland       Ohio
    Type of Property   Retail Store  Retail Store    Restaurant     Restaurant   Restaurant
Gross Leasable Space       111,632        48,514         5,741          4,690          4,994
Date of Purchase           8/27/03       9/19/03      12/10/03       12/10/03        4/30/04
Mortgage Financing at
 Date of Purchase                0             0             0              0              0
Cash Down Payment       $1,885,071(a) $1,183,000(a) $2,550,000     $2,000,000     $1,533,762(a)
Contract Purchase
 Price Plus
 Acquisition Fee                 0             0             0              0              0
Other Cash Expenditures
 Expensed                        0             0             0              0              0
Other Cash Expenditures
 Capitalized                27,619        20,610        13,839         13,502         27,509
Total Acquisition Cost  $1,912,690    $1,203,610    $2,563,839     $2,013,502     $1,561,271


  (a) Represents a partial ownership interest  in such property.
      An affiliated entity(s) purchased the remaining interest.
                                II-16

                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                  AEI INCOME & GROWTH FUND 25

                          Johnny         Tia's         Jared           Jared
                          Carino's      Tex-Mex       Jewelry         Jewelry
                        Lake Charles,   Brandon,   Madison Heights, Godlettsville,
   Name, Location and    Louisiana      Florida        Michigan       Tennessee
    Type of Property     Restaurant    Restaurant    Retail Store    Retail Store
Gross Leasable Space         6,532         6,893         6,067             5,818
Date of Purchase           12/9/03      12/10/03        2/6/04            2/6/04
Mortgage Financing at
 Date of Purchase                0             0             0                 0
Cash Down Payment       $1,142,500(a) $2,250,000(a)  $ 840,271(a)      $ 972,300(a)
Contract Purchase
 Price Plus
 Acquisition Fee                 0             0             0                 0
Other Cash Expenditures
 Expensed                        0             0             0                 0
Other Cash Expenditures
 Capitalized                 4,033        11,506        12,321            15,954
Total Acquisition Cost  $1,146,533    $2,261,506     $ 852,592         $ 988,254



<a)  Represents a partial ownership interest in such property.  An affiliated entity(s) purchased the remaining interest.
                                II-17


                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                  AEI INCOME & GROWTH FUND 25 (continued)

                                       Mimi's       Johnny
                        Applebee's     Cafe        Carino's
                        Macedonia,  Kansas City,    Pueblo,
   Name, Location and      Ohio      Missouri      Colorado
    Type of Property    Restaurant  Restaurant    Restaurant
Gross Leasable Space         5,400         6,935          (b)
Date of Purchase           4/30/04       6/30/04     11/2/04
Mortgage Financing at
 Date of Purchase                0             0           0
Cash Down Payment       $3,079,652 $1,100,000(a)   $ 622,500
Contract Purchase
 Price Plus
 Acquisition Fee                 0             0           0
Other Cash Expenditures
 Expensed                        0             0           0
Other Cash Expenditures
 Capitalized                55,146        10,561          (c)
Total Acquisition Cost  $3,134,798    $1,110,561   $       0


  (a) Represents a partial ownership interest  in such property.
      An affiliated entity(s) purchased the remaining interest.

  (b) Cash down payment represents purchase of land. Restaurant is under construction as of December 31, 2004.

  (c) A final allocation of capital costs has not been completed.
                                II-18

                             SIGNATURES

       In accordance with the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of St. Paul, State of Minnesota, on May 26, 2005.

                              AEI INCOME & GROWTH FUND 26 LLC

                             By: AEI Fund Management XXI, Inc.
                                 Managing Member


                             By /s/ Robert P. Johnson
                                    Robert P. Johnson, President




  In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

MANAGING MEMBER

AEI Fund Management XXI, Inc.                                  Date


By /s/ Robert P. Johnson     Sole Director and              May 26, 2005
       Robert P. Johnson     President (principal
                             executive officer)


By /s/ Patrick W. Keene      Chief Financial Officer        May 26, 2005
       Patrick W. Keene      and Treasurer (principal
                             financial and accounting
                             officer)


INDIVIDUAL MANAGING MEMBER



By /s/ Robert P. Johnson     Individual Managing Member     May 26, 2005
       Robert P. Johnson




Exhibit No. Description

    1.1     Form of Dealer-Manager Agreement

    1.2     Form of Dealer Agreement

    3.1     Certificate of Formation

    3.2     Form of Operating Agreement included as Exhibit A to
            Prospectus

     5 Opinion of Dorsey & Whitney LLP as to the legality of the securities registered, including consent

     8 Opinion of Dorsey & Whitney LLP as to tax matters, including consent

   10       Form of Impoundment Agreement with Fidelity Bank, Edina,
            Minnesota

   23       Consent of Independent Public Accountants